SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PROXY STATEMENT

PURSUANT TO SCHEDULE 14A
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE 14A

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XFONE, INC.
(Name of small business issuer in its charter)

Nevada	11-3618510
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

C/O Swiftnet Limited
Britannia House, 960 High Road
London N12 9RY, United Kingdom
(Address of principal executive offices) (Zip Code)

011.44.845.1087777
(Registrant's telephone number, including area code)

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XFONE, INC.
C/O Swiftnet Limited
Britannia House, 960 High Road
London N12 9RY, United Kingdom

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on December 28, 2006

To our Stockholders:

NOTICE IS HEREBY GIVEN that an Annual Meeting (the “Meeting”) of the Stockholders of XFONE INC., a Nevada corporation (the “Company”) will be held at 10:30 a.m. on December 28, 2006, at the offices of Gersten Savage, LLP located at 600 Lexington Avenue, 9th Floor, New York, NY 10022, United States, for the following purposes:

(i) To elect eight (8) members Board of Directors to serve until the next Meeting of Stockholders of the Company held for this purpose and until their successors are duly elected and qualified. The Board of Directors recommends that the Shareholders vote “FOR” this Proposal at the Meeting, see Appendix A.

(ii) To approve the appointment of Stark, Winter, Scheinkein & Co., LLP as the Company’s Independent Certified Public Accountants, for the fiscal year ending December 31, 2006, and the first three quarters of the fiscal year ending December 31, 2007. The Board of Directors recommends that the shareholders vote "FOR" this proposal at the Meeting, see Appendix A.

(iii) To consider and approve an amendment to the Company's Articles of Incorporation (the "Articles of Incorporation") whereby the Articles of Incorporation will be amended to provide for an authorized capital of 75,000,000 shares of Common Stock $0.001 par value. In addition, the amendment will eliminate the 50,000,000 authorized shares of Preferred Stock. The Board of Directors recommends that the Shareholders vote “FOR” this Proposal at the Meeting, see Appendix A.

(iv) To approve and/or ratify any and all issuances of warrants to Mr. Wade Spooner, pursuant to Section 3.4 (“Acquisition Bonus”) of that certain Employment Agreement dated March 10, 2005, between the Company’s wholly-owned subsidiary, Xfone USA, Inc. and Mr. Wade Spooner. The Board of Directors recommends that the Shareholders vote “FOR” this Proposal at the Meeting, see Appendix A.

(v) To approve and/or ratify any and all issuances of warrants to Mr. Ted Parsons, pursuant to Section 3.4 (“Acquisition Bonus”) of that certain Employment Agreement dated March 10, 2005, between the Company’s wholly-owned subsidiary, Xfone USA, Inc. and Mr. Ted Parsons. The Board of Directors recommends that the Shareholders vote “FOR” this Proposal at the Meeting, see Appendix A.

By order of the Board of Directors,

Date: December 14, 2006	By:	/s/ Guy Nissenson
Guy Nissenson
President and Chief Executive officer

STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID ENVELOPE.

It is desirable that as many stockholders as possible be represented, in person or by proxy, at the Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy card. You have the power to revoke your proxy card at any time before it is voted, and the giving of a proxy card will not affect your right to vote in person if you attend the Meeting.

XFONE, INC.
C/O Swiftnet Limited
Britannia House, 960 High Road
London N12 9RY, United Kingdom

 PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

To be held on December 28, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Xfone, Inc. (the “Company”) for use at the Company's Annual Meeting of Stockholders to be held on December 28, 2006, and at any postponements or adjournment thereof (the “Meeting”). Further, solicitation of proxies may be made personally, or by telephone, telegraph or E-mail, by regularly employed officers and other employees of the Company, who will receive no additional compensation for such. The cost of soliciting proxies will be borne by the Company which may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations, particularly from their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses.

Only Shareholders of record at the close of business on December 1, 2006 (the “Record Date”) are entitled to vote at the Meeting. As of December 1, 2006, there were issued and outstanding 11,253,817 shares of the Company's common stock (the “Common Stock”). Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting. All properly executed, unrevoked proxies on the enclosed form of proxy card that are received in time will be voted in accordance with the Shareholder's directions and, unless contrary directions are given, will be voted for the proposals described below (the “Proposals”). Anyone giving a proxy card may revoke it at any time before it is exercised by giving the Board of Directors of the Company written notice of the revocation, by submitting a proxy card bearing a later date or by attending the Meeting and voting in person.

The presence in person or by properly executed proxies of holders representing fifty point one percent (50.1%) of the issued and outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting, who will determine whether or not a quorum is present. Shares of Common Stock represented by proxies that are marked “abstain” will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a Proposal. Brokers holding shares of Common Stock for beneficial owners in “street name” must vote those shares according to specific instructions they receive from the owners. However, brokers have discretionary authority to vote on “routine” matters. Absent specific instructions from the beneficial owners in the case of “non-routine” matters, the brokers may not vote the shares. “Broker non-votes” result when brokers are precluded from exercising their discretion on certain types of proposals. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Meeting on those matters as to which instructions to vote are not provided by the owner.

The Board of Directors of the Company has adopted and approved each of the Proposals set forth herein and recommends that the Company's Shareholders vote “FOR” each of the Proposals.

Copies of each of the Annual Reports on Form 10-KSB of the Company for the fiscal year ended December 31, 2005 and the Form 10-QSB for the fiscal quarter ended September 30, 2006, including financial statements, which are incorporated by reference into this Proxy Statement and made a part hereof, are being mailed concurrently herewith to all stockholders of record on the Record Date.

Additional information about the Company is contained in its current and periodic reports filed with the United States Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission's EDGAR archives at http://www.sec.gov/index.htm

The principal executive office of the Company is located at:
 C/O Swiftnet Limited
Britannia House, 960 High Road
London N12 9RY, United Kingdom
Telephone Number:
011.44.845.1087777

This Proxy Statement, the accompanying Notice of Meeting and the proxy card will be first sent to the Shareholders on or about December 15, 2006.

The date of this Proxy Statement is December 14, 2006

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8
PROPOSAL I - APPROVAL OF NOMINEES TO THE BOARD OF DIRECTORS	12
General
Committee of the Board of Directors
Audit Committee Financial Expert
Executives and Directors compensation
Certain relationship and Related Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Legal Proceedings
Shareholder Vote Required
PROPOSAL II - APPROVAL OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	28
Background
Shareholder Vote Required
PROPOSAL III - APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION	29
Current Capitalization
Dividends
Description of Rights and Liabilities of Common Stockholders
Shareholder Vote Required
PROPOSAL IV - APPROVAL AND/OR RATIFICATION OF MR. WADE SPOONER “ACQUISITION BONUS”	31
Background
Shareholder Vote Required
PROPOSAL V - APPROVAL AND/OR RATIFICATION OF MR. TED PARSONS “ACQUISITION BONUS”	32
Background
Shareholder Vote Required
STATEMENT OF ADDITIONAL INFORMATION	33
A. Financial Information
B. Management's discussion and Analysis of Financial Condition and Results Of Operations
Forward-looking statements
Overview
Results of operations
General analysis
Balance sheet
Liquidity and capital resources
Impact of inflation and currency fluctuations
C. Business
Background
Recent Financings
Our Principal Services and their Markets
Our Distribution and Marketing Methods
Our Billing Practices
Carriers and Negotiating Lower Rates
Divisions
Geographic Markets
Competitive Business Conditions
Principal Suppliers
Major Customers
Patents and trademarks
Regulatory Matters
Research and Development Activities
Cost of Compliance with Environmental Laws
Employees
Code of Conduct and Ethics
Reports to Security Holders
D. Pending legal matters
GENERAL AND OTHER MATTERS	63
SOLICITATION OF PROXIES	63
STOCKHOLDER PROPOSALS	63
Appendix A - Minutes of Board of Directors Meetings	A1
Appendix B - Financial Information	B1
Appendix C - March 10, 2005 Employment Agreement between Xfone USA, Inc. and Mr. Wade Spooner	C1
Appendix D - March 10, 2005 Employment Agreement between Xfone USA, Inc. and Mr. Ted Parsons	D1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “may,”“will,”“should,”“expect,”“anticipate,”“estimate,”“believe,”“intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Only stockholders of record at the close of business on December 1, 2006 are entitled to vote at the Meeting. The total number of shares of common stock, par value $.001 per share, of the Company, issued and outstanding as of December 1, 2006, was 11,253,817 shares. Each such share of Common Stock is entitled to one vote upon all matters to be acted upon at the Meeting. There are no cumulative voting rights. The holders of fifty point one percent (50.1%) of the outstanding votes shall constitute a quorum. A quorum is necessary to hold a valid meeting. In accordance with the Company's Certificate of Incorporation and By-laws, and applicable law, the election of directors shall be by a plurality of the votes cast and the remaining Proposals shall be by a majority of the votes cast.

Abstentions and broker non-votes are not counted as votes cast in the election of directors and will have no effect on the election of directors except to the extent that they affect the total votes received by a candidate. On matters other than the election of directors, abstentions will be counted as votes cast, which will have the same effect as a negative vote on the matter. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.

The following tables sets forth, as of December 1, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. We are unaware of any contract or arrangement which could result in a change in control of our company.

The following table assumes, based on our stock records, that there are 11,253,817 shares issued and outstanding as of December 1, 2006.

The following tables set forth the ownership of our Common Stock as of the date of this Information Statement by: shareholder known by us to own beneficially more than 5% of our common stock; executive officer; director or nominee to become a director; and directors and executive officers as a group.

Title of Class	Name, Title & Address of Beneficial Owner	Amount of Beneficial Ownership	Nature of Ownership	Percent of Class
Common	Abraham Keinan*/*** Chairman of the Board 4 Wycombe Gardens London NW11 8AL United Kingdom	5,000,000	Direct	39.20%
Common	Guy Nissenson**/*** Chief Executive Officer/ President/Director 3A Finchley Park London N12 9JS United Kingdom	2,703,500	Direct/Indirect	21.20%
Common	Eyal J. Harish**** Director 3 Moshe Dayan Street, Raanana, Israel	90,000	Direct	0.79%
Common	Shemer S. Schwartz***** Director 5 Israel Galili, Kefar Saba, Israel	75,000	Direct	0.66%
Common	Aviu Ben-Horrin****** Director 40 Jabotinski Street, Tel Aviv, Israel	25,000	Direct	0.22%
Common	MCG Capital Corporation******* 1100 Wilson Boulevard, Suite 3000, Arlington VA, 22209, USA	1,022,591	Direct/Indirect	8.96%
Common	Crestview Capital Master LLC******** 95 Revere Drive, Suite F, Northbrook, Illinois 60062, USA	1,385,219	Direct	11.62%
Common	Mercantile Discount - Provident Funds********* 32 Yavne Street Tel-Aviv 65792, Israel	720,000	Direct	6.26%
Common	Alon Mualem********** 15 Begin Blvd. Yahud, Israel	112,500	Direct	0.99%
Common	Oberon Securities LLC*********** 79 Madison Ave New York NY 10016, USA	615,300	Direct	5.22%
Common	Directors and Executive Officers as a group (6 persons)	8,006,000	Direct	55.06%

* Until June 23, 2004, Abraham Keinan indirectly held 1,302,331 shares of our common stock through Vision Consultants Limited, a Nassau, Bahamas incorporated company that is 100% owned by Mr. Keinan. On June 23, 2004, the shares held by Vision Consultants Limited were transferred to Mr. Keinan as an individual. In addition, certain stockholders provided Mr. Keinan and Mr. Nissenson with irrevocable proxies representing a total of 17.80% of our common stock. On November 24, 2004, our board of directors issued 1,500,000 options to Mr. Keinan on the following terms: Option exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date. Mr. Keinan’s 5,000,000 shares of common stock include 1,500,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

** Guy Nissenson, our Chief Executive Officer/President/Director, has indirect beneficial ownership of 1,203,500 shares of our common stock and direct beneficial ownership of 1,500,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. In addition, certain stockholders provided Mr. Nissenson and Mr. Keinan with irrevocable proxies representing a total of 17.80% of our common stock. To the extent that we issue any shares to Abraham Keinan, Campbeltown Business Ltd. has the right to purchase or acquire such number of our shares on the same terms and conditions so that the relative percentage ownership of Abraham Keinan and Campbeltown Business Ltd. remains the same. On November 24, 2004, our board of directors issued 1,500,000 options to Mr. Nissenson on the following terms: Option exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date.

*** Our Chairman of the Board, Abraham Keinan, and our President/Chief Executive Officer/Director, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd., an entity owned and controlled by Mr. Nissenson and his family. This agreement is for a term of 10 years and provides that: (a) Messrs. Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our common stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

**** Dr. Eyal J. Harish is the brother-in-law of Abraham Keinan, our Chairman of the Board. Dr. Harish holds 15,000 shares of our common stock and 75,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

***** Mr. Shemer S. Schwartz holds 75,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

****** Mr. Aviu Ben-Horrin holds 25,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

******* MCG Capital Corporation owns 868,946 shares of our common stock, 100,474 of which are held by Trustmark National Bank as an Escrow Agent; and 153,645 shares issuable upon the exercise of warrants, exercisable within 60 days from the date of this Proxy Statement, 76,822 of which held by Trustmark National Bank as an Escrow Agent. These shares and warrants were issued in conjunction with the consummation of the acquisition of I-55 Internet Services, Inc.

******** Crestview Capital Master LLC owns 713,300 shares of our common stock and 671,919 shares issuable upon the exercise of warrants, exercisable within 60 days from the date of this Proxy Statement.

********* Mercantile Discount - Provident Funds owns 480,000 shares of our common stock and 240,000 shares issuable upon the exercise of warrants, exercisable within 60 days from the date of this Proxy Statement.

********** On June 8, 2005, Mr. Alon Mualem, our Treasurer, Chief Financial Officer and Principal Accounting Officer, was granted 300,000 options at an exercise price of $3.50. The vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the date of grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years. Mr. Mualem holds 112,500 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

*********** Oberon Securities LLC owns 90,000 shares of our common stock; however, upon the exercise of warrants exercisable within 60 days from the date of this Proxy Statement, issued to Oberon Securities LLC., it would hold an additional 525,300 shares of our common stock.

Our Chairman of the Board, Abraham Keinan, beneficially owns 31.10% of our common stock. Our President and Chief Executive Officer, Guy Nissenson has significant influence over an additional 10.69% of our common stock, which is owned by Campbeltown Business Ltd., an entity owned and controlled by Mr. Nissenson and his family. In addition, certain stockholders provided Mr. Nissenson and Mr. Keinan with irrevocable proxies representing a total of 17.80% of our common stock. Eyal Harish, a director, beneficially owns 0.13% of our common stock. Swiftnet beneficially owns 1.16% of our common stock. Therefore, our management potentially may vote 60.88% of our common stock, without giving effect to the issuance of any shares upon the exercise of outstanding warrants or options. As such, our management controls the outcome of all matters submitted to a vote of the holders of our common stock, including the election of our directors, amendments to our articles of incorporation and approval of significant corporate transactions. Additionally, our management can delay, deter or prevent a change in our control that might be beneficial to our other stockholders.

PROPOSAL I.

APPROVAL OF NOMINEES TO THE BOARD OF DIRECTORS
General

A board of eight (8) directors is to be elected at the Meeting to hold office until the next Meeting of Stockholders of the Company held for such purpose and until their successors are duly elected and qualified. Unless individual Shareholders specify otherwise, each returned proxy card will be voted for the election of the eight nominees who are listed herein. The following schedule sets forth certain information concerning the nominees for election as directors.

The individuals named in the enclosed form of proxy card will vote, if so authorized, FOR the persons named below as directors of the Company. Six of the nominees have served as directors of the Company for the periods so indicated. The other two nominees have not served as directors of the Company previously. Each such person is to be elected to hold office until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified. Management of the Company is not aware of any reason why any of the nominees will not be able to serve. If a nominee should subsequently become unavailable for election, the persons voting the accompanying proxy card may, in their sole discretion, vote FOR such substitute nominee the present Board of Directors may recommend.

Name	Age	Director Since
Abraham Keinan	57	Chairman of the Board of Directors, since our inception

Guy Nissenson	32	Director, since our inception

Eyal J. Harish	54	Director, since December 19, 2002

Shemer S. Schwartz	32	Director, since December 19, 2002, and is an independent director and a member of the Audit Committee

Itzhak Almog	68	Director, since May 18, 2006, and is an independent director and Chairman of the Audit Committee

Aviu Ben-Horrin	58	Director, since November 23, 2004, and is an independent director and a member of the Audit Committee.

Israel Singer	58	New Nominee

Morris Mansour	59	New Nominee

Mr. Abraham Keinan has been our Chairman of the Board of Directors since our inception. Abraham Keinan founded Swiftnet in February 1990. Mr. Keinan has been the Chairman of the Board of Directors of Swiftnet since its inception. From 1991 to October 2003, Mr. Keinan was Swiftnet’s Managing Director. In or about January 2002, Mr. Keinan became a Director of Auracall Limited, our UK based affiliated entity. Mr. Keinan has been a Director of Xfone 018 since its inception in April 2004. In March 2005, Mr. Keinan became the Chairman of the Board of Directors of Xfone 018. Mr. Keinan has been a Director of Xfone USA, since its inception in May 2004. Mr. Keinan has been a Director of Story Telecom since May 2006. In July 2006, Mr. Keinan became a Director of Equitalk.co.uk. In 1975, Mr. Keinan received a Bachelor of Science Degree in Mechanical Engineering from Ben-Gurion University, Beer-Sheeva - Israel.

Mr. Guy Nissenson has been our President, Chief Executive Officer and a Director since our inception. Mr. Nissenson joined Swiftnet in October 1999, became a Director of Swiftnet in May 2000 and its Managing Director in October 2003. In October 2002, Mr. Nissenson became a Director of Story Telecom. In or about January 2002, Mr. Nissenson became a Director of Auracall Limited. Mr. Nissenson has been a Director of Xfone 018 since its inception in April 2004. Mr. Nissenson has been a Director of Xfone USA since its inception in May 2004. In March 2005, Mr. Nissenson became the Chairman of the Board of Directors of Xfone USA. In July 2006, Mr. Nissenson became a Director of Equitalk.co.uk. Mr. Nissenson was a marketing manager of RADA Electronic Industries Ltd. in Israel from May 1997 to October 1998. Mr. Nissenson was an audit and control officer with the rank of Lieutenant of the Israeli Defense Forces - Central Drafting Base and other posts from March 1993 to May 1997. In July 2000, Mr. Nissenson received a Bachelor of Science Degree in Business Management from Kings College - University of London. In September 2001, Mr. Nissenson received a Master of Business Administration in International Business from Royal Holloway at the University of London in London, United Kingdom.

Dr. Eyal J. Harish has been a member of our Board of Directors since December 19, 2002. Dr. Harish has been a Director of Xfone USA since March 2005. From 1980 to present, Dr. Harish has been in his own private practice in Israel as a dentist. Prior to becoming a dentist, from 1974 to 1980, Dr. Harish was an Administration Manager with Consortium Holdings, an Israel based communication company. Dr. Harish is the brother-in-law of Mr. Keinan, our Chairman of the Board.

Mr. Shemer S. Schwartz has been a member of our Board of Directors since December 19, 2002, is an independent director and a member of the Audit Committee. Mr. Schwartz has been a Director of Xfone USA since March 2005. From March 2003 to present, Mr. Schwartz has been the co-founder and research and development expert of XIV Ltd., a data storage start up company located in Tel-Aviv, Israel. From November 2001 to March 2003, Mr. Schwartz has been an Application Team Leader of RF Waves, an Israel based high technology company in the field of wireless communication. From 1996 to 2001, Mr. Schwartz was a Captain in the Research and Development Center of the Israeli Defense Forces Intelligence. In July 1995, Mr. Schwartz received a BS degree in Physics and Mathematics from the Hebrew University in Jerusalem. In September 2003, Mr. Schwartz received an MS degree in Computer science from the Tel-Aviv University in Tel-Aviv, Israel.

Mr. Itzhak Almog has been a member of our Board of Directors since May 18, 2006, and is an independent director and Chairman of the Audit Committee. From 2002 to present, Mr. Almog is an independent business consultant, specializing in international marketing and management. From 1993 to 2002, Mr. Almog was the President and CEO of Comverge Control Systems Ltd., an Israel based start up company, which developed innovative solutions for Electric Utilities. From 1990 to 1993, Mr. Almog was the President of Tasco Electronic Services, Inc., a US based Hi-Tech company, specializing in Automatic Test machines for commercial and military Aviation. Mr. Almog was an officer with the rank of Rear Admiral in the Israel Defense Forces and served in various commanding posts in the Israeli Navy. In 1980 Mr. Almog received a BA in Modern Middle East History and Economics from the Tel Aviv University in Tel Aviv. In 1984 Mr. Almog received a Master of Business Administration from the Tel Aviv University in Tel Aviv.

Mr. Aviu Ben-Horrin has been a member of our Board of Directors since November 23, 2004, and is an independent director and a member of the Audit Committee. From 2001 to present, Mr. Ben-Horrin directs, controls and manages various real estate projects together with Bonei RMAG Ltd. and MPK Ltd. From 1996 to 2001, Mr. Ben-Horrin managed real estate projects for Lear Or Ltd. and was an engineering consultant for Orik Ltd., a construction company. From 1994 to 1996, Mr. Ben-Horrin worked for the Ministry of Construction and Housing of the state of Israel as a manager of various projects. From 1975 to 1992, Mr. Ben-Horrin was an officer with the rank of Colonel in the Israel Defense Forces and served in various engineering and commanding posts. In 1975, Mr. Ben-Horrin received a BS in Mechanical Engineering from the Technion University in Haifa. In 1987, Mr. Ben-Horrin received a BA in Economics from the Bar-Ilan University in Ramat Gan.

Mr. Israel Singer is the managing director of the academic center "Raanana College" in Israel and an elected member of the Ramat Gan City council. During the years 2004-2005 Mr. Singer was a consultant to the Education Committee of the "Israeli Knesset" (the Israeli Parliament). From 1985 to 2003, Mr. Singer was the principal of the "Blich High School" in Ramat Gan. From 1992 to 1998 Mr. Singer was a member of the board of directors of Rada Electronic Industries Ltd. In 1973, Mr. Singer received a B.Sc in Physics from the Tel Aviv University in Tel Aviv, Israel. In 1978, Mr. Singer received an M.Sc in High - Energy Physics from the Tel Aviv University in Tel Aviv, Israel.

Mr. Morris Mansour has been a Director of Superderivatives, Inc., a leading company in developing and marketing options and derivatives pricing systems in forex, interest rates, commodities etc, since 2001. Since 2000 he has been a Director of Soffair Financial Services, a company engaged in investment, property and finance. From 1995 to 1999 Mr. Mansour was a financial advisor for several private companies which invested in hi-tech start-up companies, and property. From 1986 to 1988 and from 1993 to 1994, Mr. Mansour was Director and General Manager of "Le Shark Ltd.", a major clothing brand in the United Kingdom. From 1980 to 1985, Mr. Mansour was the Credit Manager of Bank Hapoalim B.M. in the United Kingdom and a senior member of its Management Committee. In 1972, Mr. Mansour received a B.A. in Economics and International Relations from the Hebrew University in Jerusalem, Israel.

Except as set forth herein, no officer or director of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses) ; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

Committee of the Board of Directors

We have an Audit Committee that was formed in a November 24, 2004 Board of Directors meeting. The Audit Committee is composed of three directors: Messrs. Almog, Ben-Horrin and Schwartz (all 3 are considered independent directors). Mr. Almog who satisfies the “financial sophistication” requirement was appointed as the Chairman of the Audit Committee. The Audit Committee makes decisions regarding compensation, our audit, the appointment of auditors, and the inclusion of financial statements in our periodic reports. Issues regarding our 2004 Stock Option Plan are decided by the entire Board of Directors, including the members of the Audit Committee.

Audit Committee financial expert

Mr. Itzhak Almog who satisfies the “financial sophistication” requirement is the Audit Committee financial expert as defined by Item 401(e)(2) of Regulation S-B of the Securities exchange Act of 1934 and the Chairman of the Audit Committee.

Executives and Directors compensation

The following table sets forth summary information concerning the compensation received for services rendered to the Company during the years ended December 31, 2003, 2004, and 2005 respectively by our Chairman of the Board, Abraham Keinan, our President and Chief Executive Officer, Guy Nissenson, and our Treasurer, Chief Financial Officer and Principle Accounting Officer, Alon Mualem.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
Name & Position	Year	Salary ($)	Bonus ($)	Other ($)	Restricted Stock Awards	Options	L/Tip($)	All Other
Abraham Keinan Chairman of the Board Guy Nissenson Chief Executive Officer and Financial Officer (until June 2005) Alon Mualem Treasurer, Chief Financial Officer and Principal Accounting Officer	2005 2004 2003 2005 2004 2003 2005	$94,175 (£54,594) $116,510 (£60,368) $69,057 (1) (£40,622) $82,800 (£48,000) $116,510 (£60,368) $74,820 (4) (£43,500) $46,138 (£26,240)	$9,650 (£5,000) $112,576 (£63,245) $220,000 (£125,121) ---- $171,302 (5) (£96,237)	$143,865 (£83,400) $196,171 (7) (£101,643) $97,900 (2) (£55,000) $205,965 (£119,400) $196,171 (8) (£101,643) $13,782 (£7,838)		1,500,000 (9) 400,000 (3) 1,500,000 (9) 200,000 (6) 300,000 (10)

(1) On April 15, 2003, our Board of Directors approved a salary increase for our Chairman of the Board from $1,473 to $4,000 per month. Abraham Keinan's total salary of $69,057 for 2003, as reflected above, is composed of: (a) $3,250 per month from January 2003 to March 2003; and (b) $4,000 per month from April 2003 to December 2003. Mr. Keinan does not have a written employment agreement with us. Abraham Keinan receives pension benefits and a company car. On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and our consultant, Campbeltown Business, Ltd. shall receive 1% of the revenues for each month where our revenues reach $485,000, up to a maximum of one million dollars. On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom.

(2) This amount represents a success fee paid to Vision Consultants, which is solely owned and controlled by Mr. Keinan.

(3) On March 1, 2004, our Board of Directors cancelled these options.

(4) On April 15, 2003, our Board of Directors approved a salary increase for our Chief Executive Officer from £2,500 ($4,300) to £4,000 ($6,800) per month. Guy Nissenson’s total salary of $73,950 is composed of: (a) $4,250 per month from January to March 2003; and (b) $6,800 per month from April 2003 to December 2003.

(5) This amount represents consultant fees of £41,237 and a success fee of £55,000, paid to Campbeltown Business Ltd., which is owned and controlled by Guy Nissenson and other members of the Nissenson family.

(6) On March 1, 2004 our Board of Directors canceled these options.

(7) This amount represents a success fee paid to Vision Consultants, which is solely owned and controlled by Mr. Keinan.

(8) This amount represents consultant fees of £44,463 ($85,818) and a success fee of £57,000 ($110,010), paid to Campbeltown Business, Ltd., which is owned and controlled by Guy Nissenson and other members of the Nissenson family.

(9) On November 24, 2004, these options were granted by our Board of Directors under and subject to the Company's 2004 Stock Option Plan.

(10) On June 8, 2005, these options were granted by our Board of Directors under and subject to the Company's 2004 Stock Option Plan.

Options/SAR Grants Table

Name and Principle Position	Number Securities Underlying Options	% of Total Options Granted To Employees in 2003	% of Total Options Granted To Employees in 2004	% of Total Options Granted To Employees in 2005	Exercise Price	Expiration Date
Abraham Keinan Chairman of the Board	(1) 400,000 common stock shares (3) 1,500,000 Common stock shares	66.7%	46.88%		$0.475 $3.50	August 21, 2008 November 24, 2010
Guy Nissenson President and Chief Executive Officer	(2) 200,000 common stock shares (3) 1,500,000 Common stock Shares	33.3%	46.88%		$0.475 $3.50	August 21, 2008 November 24, 2010
Eyal J. Harish Director	(3) 75,000 Common stock Shares		2.34%		$3.50	November 24, 2010
Shemer S. Schwartz Director	(3) 75,000 Common stock shares		2.34%		$3.50	November 24, 2010
Arie Czertok Former Director (until May 2006)	(3) 25,000 Common stock shares		0.78%		$3.50	November 24, 2010
Aviu Ben-Horrin Director	(3) 25,000 Common stock shares		0.78%		$3.50	November 24, 2010
Alon Mualem Treasurer, Chief Financial Officer and Principal Accounting Officer	(4) 300,000 Common stock shares			15.5%	$3.50	December 8, 2010
Total		100%	100%	15.5%

(1) On August 21, 2003, we issued 400,000 options to acquire shares of our restricted common stock to Abraham Keinan. These options were issued to Abraham Keinan for services rendered by Mr. Keinan as the Chairman of our Board of Directors. These options are exercisable at a price of $0.475 per share. Each option is exercisable into one share of common stock. These options are vested immediately and expire 5 years after issuance. On March 1, 2004, our Board of Directors canceled these options.

(2) On August 21, 2003, we issued 200,000 options to acquire shares of our restricted common stock to Guy Nissenson. These options were issued to Guy Nissenson for services rendered by Mr. Nissenson as our President and Chief Executive Officer. These options are exercisable at a price of $0.475 per share. Each option is exercisable into one share of common stock. These options are vested immediately and expire 5 years after issuance. On March 1, 2004, our Board of Directors canceled these options.

(3) On November 24, 2004, our board of directors approved and adopted the principal items forming our 2004 Stock Option Plan (the “2004 SOP Plan”) which is designated for the benefit of employees, officers, directors, consultants and subcontractors of the Company including its subsidiaries. On November 1, 2005, the 2004 SOP Plan was approved by our board of directors, and on March 13, 2006 by our shareholders, at a Special Meeting. The purpose of the 2004 SOP Plan is to enable the Company to attract and retain the best available personnel for positions of substantial responsibility, to provide an incentive to such persons presently engaged with the Company, and to promote the success of our business. The options were issued under the following terms: exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date. At the time of the issuance of options to Mr. Keinan and Mr. Nissenson, directors received the following options under the same terms as Mr. Keinan and Nissenson: Eyal Harish (75,000 options), Shemer Schwartz (75,000 options), Arie Czertok - a former Director (25,000 options) and Aviu Ben-Horrin (25,000 options).

(4) On June 8, 2005, the Company’s board of directors approved a grant to Mr. Alon Mualem, the Company's Treasurer, Chief Financial Officer and Principal Accounting Officer, of 300,000 options under and subject to the 2004 Stock Option Plan of the Company according to the following terms: Option exercise price of $3.50; Vesting Date - the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years; Expiration Date -5.5 years from the grant date.

Aggregated Option/SAR Exercises in 2004 and Fiscal Year End Option/SAR Value Table

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the Money Options/SARs at FY-End ($) Exercisable/Unexercisable
Guy Nissenson	Not Applicable	Not Applicable	500,000 / 0 (1)	$1,200,000 / $0 (2)
Chief Executive	Not Applicable	Not Applicable	0 / 1,500,000 (3)	$0 / Negative Value
Officer, President

Abraham Keinan	Not Applicable	Not Applicable	0 / 1,500,000 (3)	$0 / Negative Value
Chairman of
The Board

Eyal J. Harish	Not Applicable	Not Applicable	0 / 75,000 (4)	$0 / Negative Value
Director

Shemer S. Schwartz	Not Applicable	Not Applicable	0 / 75,000 (5)	$0 / Negative Value
Director

Arie Czertok	Not Applicable	Not Applicable	0 / 25,000 (6)	$0 / Negative Value
Former Director (until May 2006)

Aviu Ben-Horrin	Not Applicable	Not Applicable	0 / 25,000 (7)	$0 / Negative Value
Director

Aggregated Option/SAR Exercises in 2005 and Fiscal Year End Option/SAR Value Table

Name	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the Money Options/SARs at FY-End ($) Exercisable/Unexercisable
Guy Nissenson	500,000	1,175,000 (2)	0 / 0	$0 / $0
Chief Executive	Not Applicable	Not Applicable	1,500,000/0 (3)	Negative Value / $0
Officer, President

Abraham Keinan	Not Applicable	Not Applicable	1,500,000/0 (3)	Negative Value / $0
Chairman of
The Board

Eyal J. Harish	Not Applicable	Not Applicable	75,000 / 0 (4)	Negative Value / $0
Director

Shemer S. Schwartz	Not Applicable	Not Applicable	75,000 / 0 (5)	Negative Value / $0
Director

Arie Czertok	Not Applicable	Not Applicable	25,000 / 0 (6)	Negative Value / $0
Former Director (until May 2006)

Aviu Ben-Horrin	Not Applicable	Not Applicable	25,000 / 0 (7)	Negative Value / $0
Director

Alon Mualem	Not Applicable	Not Applicable	0 / 300,000 (8)	$0 / Negative Value
Treasurer, Chief Financial Officer and Principal Accounting Officer

(1) Campbeltown Business Ltd., a private company incorporated in the British Virgin Islands which is owned and controlled by Guy Nissenson and other members of the Nissenson family, owned options to purchase 500,000 shares of our common stock for $0.40 per share or an aggregate of $200,000. Said options were exercised on December 29, 2005. Guy Nissenson owns 20% of Campbeltown Business Ltd. Options to purchase shares of our common stock are shown in the table above as owned by Guy Nissenson due to Guy Nissenson’s 20% ownership of Campbeltown Business Ltd.

(2) Based on the closing price of $2.80 and $2.75 per share as of December 30, 2004 and December 29, 2005, respectively, and an exercise price of $0.40 per share for options to purchase 500,000 shares.

(3) Based on the closing price of $2.80 and $2.76 per share as of December 30, 2004 and December 30, 2005, respectively, and an exercise price of $3.50 per share.

(4) Based on the closing price of $2.80 and $2.76 per share as of December 30, 2004 and December 30, 2005, respectively, and an exercise price of $3.50 per share.

(5) Based on the closing price of $2.80 and $2.76 per share as of December 30, 2004 and December 30, 2005, respectively, and an exercise price of $3.50 per share.

(6) Based on the closing price of $2.80 and $2.76 per share as of December 30, 2004 and December 30, 2005, respectively, and an exercise price of $3.50 per share.

(7) Based on the closing price of $2.80 and $2.76 per share as of December 30, 2004 and December 30, 2005, respectively, and an exercise price of $3.50 per share.

(8) Based on the December 30, 2005 per share closing price of $2.76, and an exercise price of $3.50 per share.

Employment Arrangements

A March 10, 2005 employment agreement between Xfone, USA, Inc. and Wade Spooner, its President and Chief Executive Officer, provides, that Mr. Spooner will be granted and issued options for 600,000 shares of our restricted common stock, of which: (a) 100,000 are attributable to Employment Year 1; (b) 200,000 are attributable to Employment Year 2; and (c) 300,000 of which are attributable to Employment Year 3. The options will vest as follows: (a) options for 100,000 shares of the our restricted common Stock will vest 3 years from the grant date; (b) options for 200,000 shares of our restricted common stock will vest 4 years from the grant date; and (c) options for 300,000 shares of our common stock will vest 5 years from the grant date. The stock options will provide for a five (5) year term from the vesting date, a strike price that is 10% above the closing price of the Company’s common stock on the date of issue of the options. In addition, under certain circumstances, Mr. Spooner will be entitled to receive additional warrants (See immediately below “Acquisition Bonus”).

A March 10, 2005 employment agreement between Xfone, USA and Ted Parsons, its Executive Vice President and Chief Marketing Officer, provides, that Mr. Parsons will be granted and issued options for 300,000 shares of our restricted common stock, of which: (a) 50,000 are attributable to Employment Year 1; (b) 100,000 are attributable to Employment Year 2; and (c) 150,000 of which are attributable to Employment Year 3. The options will vest as follows: (a) options for 50,000 shares of our restricted common Stock will vest 3 years from the grant date; (b) options for 100,000 shares of our restricted common stock will vest 4 years from the grant date; and (c) options for 150,000 shares of our common stock will vest 5 years from the grant date. The stock options will provide for a five (5) year term from the vesting date, a strike price that is 10% above the closing price of our common stock on the date of issue of the options. In addition, under certain circumstances, Mr. Parsons will be entitled to receive additional warrants (See immediately below “Acquisition Bonus”).

On November 13, 2005, our Board of Directors ratified the grant of 600,000 options to Wade Spooner and 300,000 options to Ted Parsons, under our 2004 Stock Option Plan, pursuant to the terms described in the March 10, 2005 employment agreements.

On July 11, 2006, and in conjunction with the March 10, 2005 employment agreements, we issued 32,390 warrants to Wade Spooner and 16,195 warrants to Ted Parsons, as “Acquisition Bonus”. These warrants do not necessarily constitute the entire Aggregate Transaction Consideration (as defined in the abovementioned employment agreements). We were advised by the American Stock Exchange that the approval of the shareholders of the Company is required in order to allow the issuance and listing of the shares underlying said warrants. Subject to obtaining the required approvals, the warrants are exercisable on a one to one basis into restricted shares of our common stock at an exercise price of $3.285, and have a term of five years. See Proposal IV and Proposal V herein.

Effective June 8, 2005, in accordance with a Board resolution dated June 8, 2005, the Company appointed Mr. Alon Mualem, as Treasurer, Chief Financial Officer and Principal Accounting Officer of the Company. Mr. Mualem also holds the position of Chief Financial Officer of the Company’s majority owned subsidiary in Israel, Xfone 018. For holding the positions of Treasurer, Chief Financial Officer and Principal Accounting Officer of Xfone, Inc. and Chief Financial Officer of Xfone 018, Mr. Mualem receives an annual salary of approximately US$100,000, use of a company car, and manager’s insurance that includes health, pension, disability and an educational training fund. Mr. Mualem was granted on June 8, 2005, under the Company's 2004 Stock Option Plan, 300,000 options to purchase 300,000 common shares of the Company at an exercise price of $3.5. The vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the date of grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years. The agreement with Mr. Mualem is subject to termination by either party giving written notice to the other 30 days prior to the effective date of termination.

On July 11, 2006, and in conjunction with a July 3, 2006 Service Agreement between the Company, Swiftnet Limited and John Mark Burton, the Managing Director of our UK based subsidiaries, Swiftnet Limited and Equitalk.co.uk Limited, and the Chairman of the Board of Story Telecom, the Company’s Board of Directors approved the grant of 300,000 options, under and subject to our 2004 Stock Option Plan, to Mr. Burton. The options are exercisable on a one to one basis into restricted shares of our common stock, at an exercise price of $3.50, and have a term of ten years. The vesting of the options will be over a period of 4 years as follows: 75,000 options are vested on July 3, 2007. Thereafter, 18,750 options are vested every 3 months for the following 3 years.

Recent grants of Options under our 2004 Stock Option Plan

On October 30, 2006, the Company’s Board of Directors approved a grant of 25,000 options to Itzhak Almog under and subject to the Company’s 2004 Stock Option Plan. The options were granted according to the following terms: Date of Grant - October 30, 2006; Option exercise price - $3.50; Vesting Date - 12 months from the Date of Grant; Expiration Date - 5 years from the Vesting Date. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter.

Compensation for Board Services and Reimbursement of Expenses

Pursuant to a Company’s Board of Directors’ resolution dated October 30, 2006, the Company shall compensate all its non-employed Directors for participation at meetings of the Board and Committees of the Board. The compensation for Board services shall be as follows: (a) $200 - for physical participation at each meeting of the Board or Committee of the Board; (b) $50 - for participation via the telephone at each meeting of the Board or Committee of the Board. In addition, the Company shall reimburse its non-employee Directors for expenses incurred in connection with Board services. The expenses shall be reviewed and pre-approved by the President of the Company.

Certain relationship and Related Transactions

SWIFTNET LIMITED

General Contract for Services

A General Contract for Services by and between us and our wholly-owned subsidiary, Swiftnet Limited, provides that as of January 1, 2005, we will provide Swiftnet the following services: Marketing, Finance and Operational Consultancy work related to customers and transactions that are based in and outside the United Kingdom. In return for these services, Swiftnet will pay us the following consideration: 5% of the total turnover of Swiftnet; 5% on money raised from sources outside the United Kingdom; and expenses. The General Contract for Services may be terminated by either party upon 30 days prior written notice to the other party.

XFONE 018 LTD.

August 26, 2004 Investment Agreement

According to an August 26, 2004 Investment Agreement between us, Xfone 018 Ltd. and our 26% minority interest partner in Xfone 018 (respectively, the "Investment Agreement", the "Minority Partner"), the Minority Partner provided in 2004 a bank guarantee of 10,000,000 New Israeli Shekels ("NIS") (£1,234,689) ($2,324,500) to the Ministry of Communications of the State of Israel which replaced an existing bank guarantee given by us in connection with Xfone 018’s license to provide international telecom services in Israel. As part of the Investment Agreement, we agreed to indemnify the Minority Partner for any damage caused to him due to the forfeiture of the bank guarantee with the Ministry of Communications on account of any act and/or omission of Xfone 018, provided that the said act or omission is performed against the opinion of the Minority Partner or without his knowledge. Further, we agreed that if at the end of the first two years of Xfone 018's business activity, its revenues shall be less than $2,000,000 (£1,062,327), or if it shall cease business activity (at any time), we shall secure the return of the bank guarantee to the Minority Partner.

Pursuant to the Investment Agreement, the Minority Partner provided in the fourth quarter of year 2004, a shareholder loan of approximately $400,000 (£212,465) to Xfone 018 (the "Minority Partner Loan"). The Minority Partner Loan is for four years with annual interest of 4% and linkage to the Israeli consumer price index. As of September 30, 2006, we provided Xfone 018 with a shareholder loan in an aggregate amount of $800,000 (£424,931).

The Investment Agreement provides that we shall be entitled to receive from Xfone 018 management fees equivalent to 5% of the operating profit of Xfone 018, in return for the management services provided by us to Xfone 018. As of September 30, 2006, no management fees were due or paid.

Giora Spigel Agreement

Pursuant to a verbal agreement between Mr. Giora Spigel and us, the Board of Directors of Xfone 018 approved on November 24, 2004, subject to the approval of the Ministry of Communications of the State of Israel, that shares held by us, representing 5% ownership of Xfone 018, will be transferred to Margo Sport Ltd., a company owned by Mr. Spigel and his wife. Upon approval of the Ministry of Communications of the State of Israel, such verbal agreement was evidenced by a share transfer deed as required by the Israel Company Law - 1999.

Xfone 018 is currently owned 69% by us, 26% by Newcall Ltd. (a company owned by the Minority Partner), and 5% by Margo Sport Ltd.

October 30, 2006, our Board of Directors Resolution

On October 30, 2006, our Board of Directors directed and authorized the President of the Company to execute a confirmation letter to be furnished to BKR Yarel + Partners (the independent auditors of Xfone 018), declaring that it is the intention of the Company, as the parent company of Xfone 018, to further invest funds which are required to finance the continuing operations of Xfone 018 in the 12 months period ending on November 16, 2007. The confirmation letter was executed and furnished to BKR Yarel + Partners the same day.

AURACALL LIMITED

Our interest in Auracall through Swiftnet

On October 16, 2001, our wholly owned UK based subsidiary, Swiftnet Limited entered into an agreement titled “Formation of Newco” (the “Newco Agreement”). The Newco Agreement provided that Dr. Nissim Levy and Swiftnet will establish a company, Newco (which later became Auracall Limited), for the purpose of developing telecommunication business based on non-geographic numbers. In May 2002, Swiftnet exercised its option pursuant to the Newco Agreement to receive 50% of the shares of Auracall, and both Swiftnet and Dr. Levy agreed to give 5% of Auracall’s shares to Auracall’s Managing Director, Mr. Dan Kirschner. Therefore, the interest in Auracall was as follows: Swiftnet - 47.5%, Dr. Levy - 47.5%, and Mr. Kirschner - 5%. In practice, Dr. Levy and Swiftnet provided a loan to Auracall to the level of about £45,000 and £15,000, respectively. On August 21, 2003, Swiftnet and Mr. Kirschner entered into an agreement (the “August 21, 2003 Agreement”) which provided that Swiftnet will not object if Dr. Levy sells all of his interest in Auracall to Mr. Kirschner once the Newco Agreement provisions concerning the payout of profits to cover debt/investments and other conditions are fulfilled. Swiftnet and Mr. Kirschner further agreed to certain conditions which were affirmed by the Newco Agreement. The August 21, 2003 Agreement further provided that once the Newco Agreement provisions concerning the payout of profits to cover debt/investments are fulfilled, Mr. Kirschner’s salary will be reinstated to £50,000 and Swiftnet will receive £24,000 as management/consultancy fees. The August 21, 2003 Agreement further provided that Auracall will issue to Mr. Kirschner, as a bonus, further shares from treasury to the level that Mr. Kirschner will hold 67.5% of Auracall shares and Swiftnet will hold only 32.5% of Auracall shares. This bonus was subject to certain pre-conditions. The August 21, 2003 Agreement provided that it will take effect only after the arrangement between Dr. Levy and Mr. Kirschner will be finalized. In January 2004, Dr. Levy sold all of his interest in Auracall to Mr. Kirschner. Therefore, Mr. Kirschner owned 52.5% of Auracall shares and Swiftnet owned 47.5% of Auracall shares. On January 1, 2006, Auracall issued to Mr. Kirschner further shares from treasury to the level that Swiftnet was diluted from 47.5% to 32.5% holdings of Auracall. This issuance was a bonus in accordance with the August 21, 2003 Agreement.

September 27, 2006 Shareholders Loan Agreement

On September 27, 2006, a Shareholders Loan Agreement was entered by and between Auracall Limited, an affiliated company, Swiftnet Limited, our wholly owned U.K. subsidiary and the Managing Director of Auracall who holds 67.5% of Auracall. As part of this agreement, Swiftnet agreed to provide a loan of £24,000 to Auracall, free of interest, to be repaid within one year. The loan was funded on October 13, 2006.

CRESTVIEW CAPITAL MASTER, LLC

November 20, 2006 Consultancy Agreement with Crestview Capital Partners

On November 20, 2006, the Company and Crestview Capital Partners, LLP (the “Consultant”) entered into a one-year Consultancy Agreement (the "Consultancy Agreement"). During the term of the Consultancy Agreement, the Company will engage the Consultant as its strategic consultant on United States capital markets for micro-cap public companies. In return for its services pursuant to the Consultancy Agreement, the Consultant was granted 117,676 warrants to purchase restricted shares of the Company’s common stock, registered in the name of Crestview Capital Master, LLC (the "Warrants"). The Warrants will be exercisable pursuant to the following terms: Vesting - 29,419 warrants immediately, 29,419 warrants on February 10, 2007, 29,419 warrants on May 10, 2007, and 29,419 warrants on August 10, 2007; Exercise Price - $3.50; Term - five (5) years. The exercise of the Warrants is currently pending the approval of the American Stock Exchange for listing the shares underlying the Warrants.
Crestview Capital Master, LLC owns 713,300 shares of the Company’s common stock and a total of 760,176 warrants to purchase shares of the Company’s common stock.

Following the recommendation of the Company’s Audit Committee, the Company’s Board of Directors approved the Consultancy Agreement on November 20, 2006.

ABRAHAM KEINAN

Keinan Share Issuance

On September 1, 2000, we issued 1,730,000 shares of our common stock to our founder and Chairman of the Board, Abraham Keinan, for services rendered to us in our corporate formation. Mr. Keinan’s services consisted of the establishment of our business concept and providing us with technical expertise. We valued Mr. Keinan’s services at $247,390.

Keinan Stock Ownership through Vision Consultants

Until June 23, 2004, our Chairman of the Board, Mr. Abraham Keinan indirectly held 1,302,331 shares of our common stock through Vision Consultants Limited, a Nassau, Bahamas incorporated company that is 100% owned by Mr. Keinan. On June 23, 2004, the shares held by Vision Consultants Limited were transferred to Mr. Keinan as an individual.

Redemption of Keinan shares

On December 29, 2005, the Board of Directors of the Company entered into an oral stock purchase agreement with Mr. Keinan pursuant to which it repurchased 100,000 restricted shares of its common stock at a price of $2.50 per share (market price at that day was $2.75 per share). The 100,000 shares were returned to us for cancellation. The Agreement was approved by a majority of the non-interested members of the Board of Directors.

Keinan Employment with Swiftnet

Our Chairman of the Board, Mr. Abraham Keinan, has been employed by our wholly-owned UK based subsidiary, Swiftnet Limited since its inception in 1990. In 2005, Mr. Keinan’s annual salary was £54,594 ($94,175). Mr. Keinan receives in addition to his monthly salary pension benefits and a company car.

Mr. Keinan has no written employment agreement with us.

Keinan Bonus and Success Fee

On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and our consultant, Campbeltown Business, Ltd. will receive 1% of the revenues for each month where our revenues reach $485,000, up to a maximum of $1 million. On April 10, 2003, Mr. Keinan and Campbeltown Business Ltd waived their right to receive 1% of the revenues generated by Story Telecom.

On June 28, 2004, our Board of Directors approved a bonus of £5,000 to Mr. Keinan for his efforts in connection with obtaining the license to become an international telecom service provider in Israel by Xfone 018.

Keinan Loan

Since our inception in September 2000, through December 31, 2000, we along with our subsidiary, Swiftnet loaned Abraham Keinan, our Chairman of the Board. This loan originally was reflected in a September 29, 2000 promissory note payable in ten equal installments ending on January 1, 2011. This note is non-interest bearing. We provided the loan to Mr. Keinan to promote his loyalty and continued service as our Chairman of the Board of Directors. The loan to Mr. Keinan amounted to £123,965 as of December 31, 2005, and £247,931 as of December 31, 2004. On December 29, 2005, Mr. Keinan repaid £123,966 ($217,993) which was due for the fiscal year ended December 2005. Under the terms of the loan the remaining £123,965 ($213,840) will be repaid by December 31, 2006.

Indemnification

Xfone 018 Ltd., Our Israeli subsidiary, has obtained certain credit facilities from Bank Hapoalim B.M. The credit facilities are secured with a personal guarantee by Abraham Keinan and Guy Nissenson, which includes a pledge on 1,000,000 shares of common stock of the Company owned by Mr. Keinan, and an undertaking to provide Bank Hapoalim with an additional financial guarantee of up to $500,000 under certain circumstances. We agreed to indemnify Abraham Keinan and/or Guy Nissenson on account of any damage and/or loss and/or expense (including legal expenses) that they may incur in connection with the stock pledge and/or any other obligation made by them to Bank Hapoalim in connection with the collateral.

GUY NISSENSON

Campbeltown Business Ltd.

On May 11, 2000, Swiftnet Limited, which is now our wholly owned subsidiary, and our Chairman of the Board of Directors, Abraham Keinan, entered into an 18-month renewable consulting agreement with Campbeltown Business Ltd., a private company incorporated in the British Virgin Island which is owned by Guy Nissenson, our Chief Executive Officer/President and Director and four other relatives of Mr. Nissenson. This agreement provides that Swiftnet hires Campbeltown Business, Ltd. as its financial and business development consultant and will pay Campbeltown Business Ltd. £2,000 per month, along with an additional monthly performance bonus based upon Swiftnet attaining the following revenue levels for consulting services in the area of business development and management activities:

TARGET AMOUNT OF REVENUES PER MONTH	ADDITIONAL MONTHLY BONUS
Less than £125,000	£0
Between £125,000 - £150,000	£1,250
(approximately $ 225,000 - $ 270,000 )	(approximately $ 2,250)
Between £150,000 - £175,000	£2,500
(approximately $ 270,000 - $ 315,000 )	(approximately $4,500)
Over £175,000	£2,750
(approximately $ 315,000)	(approximately $ 4,950)

This agreement with Campbeltown Business, Ltd. involving this monthly payment of £2000, along with an additional monthly performance bonus, is separate from a bonus and success fee arrangement that we may pay in accordance with an April 2, 2002 approval by our Board of Directors to pay such a bonus and success fee, as discussed below.

The May 11, 2000 agreement is for 18 months, but the agreement provides that the agreement will be renewed by mutual agreement of Swiftnet and Campbeltown Business Ltd. On November 5, 2001, May 11, 2003, November 10, 2004, and May 11, 2006 we renewed this agreement for additional 18 month periods. Therefore, this agreement is due to expire on November 10, 2007.

On June 19, 2000, Swiftnet Limited entered into a Stock Purchase Agreement with Abraham Keinan and Campbeltown Business Ltd. a company owned and controlled by Guy Nissenson and his family. This agreement provides that:

•
Abraham Keinan confirmed that all his businesses activities and initiatives in the field of telecommunications are conducted through Swiftnet, and would continue for at least 18 months after the conclusion of this transaction.

•	Campbeltown Business declared that it is not involved in any business that competes with Swiftnet and would not be involved in such business at least for 18 months after this transaction is concluded.
•	Campbeltown Business would invest $100,000 in Swiftnet, in exchange for 20% of the total issued shares of Swiftnet;
•
Campbeltown Business would also receive 5% of our issued and outstanding shares following our acquisition with Swiftnet. In June 2000, Campbeltown Business invested the $100,000 in Swiftnet. We acquired Swiftnet and Campbeltown received 720,336 shares of our common stock for its 20% interest in Swiftnet.

•
Swiftnet and Abraham Keinan would guarantee that Campbeltown Business' 20% interest in the outstanding shares of Swiftnet would be exchanged for at least 10% of our outstanding shares and that Campbeltown Business would have in total at least 15% of our total issued shares after our acquisition occurred.

•
Campbeltown Business would have the right to nominate 33% of the members of our board of directors and Swiftnet’s board of directors. When Campbeltown Business ownership in our common stock was less than 7%, Campbeltown Business would have the right to nominate only 20% of our board members but always at least one member. In the case that Campbeltown Business ownership in our common stock was less than 2%, this right would expire.

•
Campbeltown Business would have the right to nominate a vice president in Swiftnet. Mr. Guy Nissenson was nominated as of the time of the June 19, 2000 agreement. If for any reason Guy Nissenson will leave his position, Campbeltown Business and Abraham Keinan will agree on another nominee. The Vice President will be employed with suitable conditions.

•
Campbeltown Business will have the right to participate under the same terms and conditions in any investment or transaction that involve equity rights in Swiftnet or us conducted by Abraham Keinan at the relative ownership portion.

•	Keinan and Campbeltown Business have signed a right of first refusal agreement for the sale of their shares.
•
Until we conduct a public offering or are traded on a stock market, we are not permitted to issue any additional shares or equity rights without a written agreement from Campbeltown Business. This right expires when Campbeltown no longer owns any equity interest or shares in our company or our subsidiary, Swiftnet.

On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and our consultant, Campbeltown Business, Ltd. shall receive 1% of the revenues for each month where our revenues reach $485,000, up to a maximum of one million dollars. On April 10, 2003, Mr. Keinan and Campbeltown Business Ltd waived their right to receive 1% of the revenues generated from Story Telecom. This bonus and success fee is separate from our agreement with Campbeltown Business, Ltd. involving a monthly payment of 2000 United Kingdom Pounds, along with an additional monthly performance bonus.

Nissenson Employment Agreement

On May 11, 2000, Swiftnet Limited and our Chairman of the Board of Directors, Abraham Keinan, entered into an employment agreement with Guy Nissenson, our Chief Executive Officer/ President. This agreement does not expire. Under the terms of the agreement, Swiftnet employed Mr. Nissenson to provide business development and sales and marketing services, at a base rate of 1000 pounds (UK) per month (approximately $1,433 US). When Swiftnet reaches average sales of 175,000 pounds (UK) per month for a consecutive three-month period, Mr. Nissenson’s salary will increase to 2,000 pounds (approximately $2,866 US) per month. In addition, Mr. Nissenson will receive an unspecified number of options to acquire our stock that is limited to 50% of the options that Abraham Keinan receives. As such, the agreement protects Mr. Nissenson’s rights to have at least 50% of the options rights that Mr. Keinan will have. Mr. Nissenson can transfer the right of these options to another company or person at his discretion. Swiftnet may only cancel these options if : (1) Mr. Nissenson no longer works with Swiftnet; or (2) if within twelve months of Mr. Nissenson’s employment with the company, Swiftnet and any other companies that may buy or merge into Swiftnet in the future, do not reach average revenues (over a three consecutive month period) of at least 120,000 pounds (UK). Because the average sales per month have exceeded 120,000 pounds within a twelve-month period of Mr. Nissenson’s employment, Swiftnet cannot cancel the options.

Nissenson Bonus and Success Fee

On December 29, 2005, the Company’s Board of Directors granted a bonus to Mr. Nissenson for an aggregate amount of $220,000 (the "Bonus"). The Company’s Board of Directors with the exception of Mr. Nissenson and Mr. Keinan who abstained from voting, resolved and granted the Bonus to Mr. Nissenson for his exceptional efforts and professional abilities to achieve the Company’s goals and determined that it was in the best interest of the Company, moreover, the Company believes that the Bonus was fair and proportionate to its President and Chief Executive Officer’s commitment and achievements.

Dionysos Investments (1999) Ltd. financial services and business development consulting agreement

This Financial Services Consulting Agreement was entered into on November 18, 2004, between Dionysos Investments (1999) Ltd., an Israeli company (“Dionysos”) and the Company with respect to certain services. Mr. Haim Nissenson, father of Mr. Guy Nissenson, our President and Chief Executive Officer, is the Managing Director of Dionysos Investments. Dionysos Investments is owned and controlled by certain members of the Nissenson family, other than Mr. Guy Nissenson.

Dionysos agrees to assist the Company in connection with services related to financial activities, financial reports, mergers & acquisitions and other business development work (the “Services”). In the event the Company requests additional services, the scope of such additional services shall be as agreed by the parties and shall be governed by this Agreement.

The parties agree that Dionysos will be compensated by the Company for the Services provided to the Company in the amount of Three Thousand British Sterling Pounds (£3,000) per month beginning on the Effective Date of this Agreement (the “Fees”). In addition, the Company reimburses Dionysos, based on prior approval by the Company, for expenses incurred, which expenses include travel, hotel, meals, courier, report reproduction and other administrative costs when and where needed (the “Expenses”). Compensation for any additional services provided by Dionysos for the Company shall be as agreed by the parties.

The Effective Date of this Agreement is January 1, 2005 (the “Effective Date”). The term of this Agreement shall be two (2) years (the “Term”). The Term will be automatically renewed for successive two-year periods, unless either party provides written notice at least ninety (90) days prior to the end of the Term that such party does not wish to renew this Agreement.

VOTING AGREEMENT

Our Chairman of the Board, Abraham Keinan, and our President/Chief Executive Officer/Director, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd, an entity owned and controlled by Mr. Nissenson and his family. This agreement, which is for a term of 10 years, provides that: (a) Messrs. Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our common stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

Section 801 of the AMEX Company Guide provides that a listed company in which over 50% of the voting power is held by an individual, a group or another company (a "Controlled Company") is not required to comply with Sections 802(a), 804 or 805 of the AMEX Company Guide, and that a Controlled Company that chooses to take advantage of any or all of these exceptions must disclose that it is a Controlled Company and the basis for that determination. In light of the abovementioned September 28, 2004 Voting Agreement the Company should be considered as a Controlled Company.

IDDO KEINAN

Mr. Iddo Keinan, son of Mr. Abraham Keinan, our Chairman of the Board, has been employed by our wholly-owned UK based subsidiary, Swiftnet limited since 1998. In 2004 and 2005 Mr. Iddo Keinan served as the Commercial Director of Swiftnet, and his annual salary was £33,750 ($65,138), and £29,989 ($51,731), respectively.

WADE SPOONER

In connection with the acquisition of WS Telecom, Inc. we issued a promissory note to Wade Spooner, who was President, Chief Executive Officer and shareholder of WS Telecom; the promissory note replaced a $200,000 note issued by WS Telecom in favor of Mr. Spooner. This note was amended to provide for quarterly payment beginning in October 2004, provided that such payment shall not exceed 50% of the net profits of Xfone USA, Inc. Mr. Spooner is the President and Chief Executive Officer of our wholly owned subsidiary, Xfone USA, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding ten percent or more of our common stock must report on their ownership of the common stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established. During the fiscal year ended December 31, 2005, we believe that all reports required to be filed by Section 16(a) were filed on a timely basis.

Legal Proceedings

The Company is not engaged in, nor is it aware of any pending or threatened, litigation in which any of its directors or executive officers is a party.

Shareholder Vote Required

Approval of the proposal to elect the eight director nominees will, pursuant to the Nevada Revised Status, require a plurality of the votes cast by the stockholders at the Meeting.

PROPOSAL II

APPROVAL OF THE APPOINTMENT OF THE COMPANY’S
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Background

On January 18, 2006, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), in accordance with its rotation of independent auditors policy, has replaced Chaifetz & Schreiber, P.C. as independent auditors and appointed Stark, Winter, Scheinkein & Co., LLP (“SWS”), an independent member of BKR International Limited, as independent auditors of the Company. There were no reportable events, disagreements or dissatisfaction with Chaifetz & Schreiber to report as defined in Regulation S-B Item 304(a)(2). Chaifetz & Schreiber P.C. were replaced as part of the Company policy of rotating its lead and reviewing audit partners after five consecutive years. On January 31, 2006, we filed with the Commission an amended 8-K disclosing the appointment of SWS as our new auditors.

At the Meeting a vote will be taken on a proposal to approve the appointment of the company’s Independent Certified Public Accountants

On November 20, 2006, the Audit Committee approved the appointment of SWS as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2006, and the first three quarters of the fiscal year ending December 31, 2007.

The Charter of the Audit Committee provides that although the Audit Committee has the sole authority to appoint the Independent Auditors, the Audit Committee shall recommend that the Board ask the Company’s stockholders at their Annual Meeting to approve the Audit Committee’s selection of Independent Auditors. Therefore, a vote will be taken at the Meeting on a Proposal to approve the appointment of SWS as the Company’s Independent Certified Public Accountants for the ensuing year.

Shareholder Vote Required

Approval of the proposal to approve the appointment of SWS as the Company’s Independent Certified Public Accountants for the ensuing year requires the affirmative vote of the holders of a majority of the Common Shares present in person or represented by proxy at the Meeting.

The Board of Directors recommends a vote FOR the approval of the appointment of SWS.

PROPOSAL III

APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION

Current Capitalization

Common Stock:

Authorized - 25,000,000 (par value $0.001)
Issued and outstanding as of December 1, 2006 - 11,253,817

Preferred Stock:

Authorized - 50,000,000 (par value $0.001)
Issued and outstanding as of December 1, 2006 - None

Pursuant to a resolution of the Board of Directors of the Company dated July 11, 2006, in connection with the listing of the shares of the Company on the TASE,  the Company agreed that as long as its shares are listed for trading on the TASE,  the Company shall not create, issue or allot shares of a class other than the class listed for trading on the TASE, other than allotments or issuances that comply with the requirements of  Section 46B(A)(1) of the  Israel  Securities Law, 1968.

Treasury Stock:

Issued and outstanding as of December 1, 2006 - None

Warrants:

Issued and outstanding as of December 1, 2006 - 4,622,219
Each issued and outstanding warrant is exercisable into one share of common stock at an exercise price range of $2.86 - $6.80 per share.

Options under the 2004 Stock Options Plan:

Authorized - 5,500,000
Granted as of December 1, 2006 - 5,455,000, 4,555,000 of which are exercisable into one share of common stock at an exercise price of $3.50 per share, and 900,000 of which are exercisable into one share of common stock at an exercise price which is 10% above the closing price of the common stock on the closing date of the merger of WS Telecom, Inc. with and into Xfone USA, Inc.

Convertible Notes:

On September 27, 2005, a Securities Purchase Agreement (the "Securities Purchase Agreement") was entered for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which took the form of a Convertible Term Note secured by the Company's United States assets, has a 3 year term and bears interest at a rate equal to prime plus 1.5% per annum. The Term Note is convertible, under certain conditions, into shares of the Company's common stock at an initial conversion price equal to $3.48 per share. In conjunction with this financial transaction, we issued to Laurus Master Fund 157,500 warrants which are exercisable at $3.80 per share for a period of five years. The closing of the financial transaction was on September 28, 2005. In conjunction with the Secured Convertible Term Note, and pursuant to a Registration Statement on Form SB-2 which was declared effective by the Commission on February 10, 2006, the Company registered 574,713 shares of common stock (the maximum amount of shares that could have been issued upon conversion).

Dividends

No cash dividend was declared in 2004 and 2005.

The Securities Purchase Agreement (as defined immediately above) provides, among others, that for so long as twenty five percent (25%) of the principal amount of the Secured Convertible Term Note is outstanding, the Company, without the prior written consent of Laurus Master Fund, LLC, shall not, and shall not permit any of the Subsidiaries (as defined in the Securities Purchase Agreement) to directly or indirectly declare or pay any dividends, other than dividends paid to the Company or any of its wholly-owned Subsidiaries.

Description of Rights and Liabilities of Common Stockholders

Dividend Rights - The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the board of directors of the Company may from time to time determine.

Voting Rights - Each holder of the Company's common stock is entitled to one vote for each share held on record on all matters submitted to the vote of stockholders, including the election of directors. All voting is non-cumulative, which means that the holder of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors. The board of directors may issue shares for consideration of previously authorized but un-issued common stock without future stockholder action.

Liquidation Rights - Upon liquidation, the holders of the common stock are entitled to receive pro rata all of the assets of the Company available for distribution to such holders.

Preemptive Rights - Holders of common stock are not entitled to preemptive rights.

Redemption rights - No redemption rights exist for shares of common stock.

Sinking Fund Provisions - No sinking fund provisions exist.

Further Liability for Calls - No shares of common stock are subject to further call or assessment by the Company.

Potential Liabilities of Common Stockholders to State and Local Authorities
No material potential liabilities are anticipated to be imposed on stockholders under state statues. Certain Nevada regulations, however, require regulation of beneficial owners of more than 5% of the voting securities. Stockholders that fall into this category, therefore, may be subject to fines in circumstances where non-compliance with these regulations is established.

At the Meeting a vote will be taken on a proposal to approve an amendment to the Company's Articles of Incorporation

On November 26, 2006 the Board of Directors approved an amendment to the Company's Articles of Incorporation (the "Articles of Incorporation") whereby the Articles of Incorporation will be amended to provide for an authorized capital of 75,000,000 shares of Common Stock $0.001 par value. In addition, the amendment will eliminate the 50,000,000 approved shares of Preferred Stock. At the Meeting a vote will be taken on a proposal to approve the abovementioned amendment to the Company's Articles of Incorporation.

Shareholder Vote Required

Approval of the proposal to approve the amendment to the Company's Articles of Incorporation will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Meeting.

The Board of Directors recommends a vote FOR the approval of the amendment to the Company's Articles of Incorporation.

PROPOSAL IV

APPROVAL AND/OR RATIFICATION OF MR. WADE SPOONER “ACQUISITION BONUS”

Background

On May 28, 2004, we entered into an agreement and Plan of Merger to acquire WS Telecom, Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom with and into our wholly owned subsidiary Xfone USA, Inc. The merger was consummated on March 10, 2005.

In conjunction with the consummation of the merger, on March 10, 2005, an Employment Agreement was entered between Xfone USA, Inc. and Wade Spooner, its President and Chief Executive Officer (“Spooner Employment Agreement”). A copy of the Spooner Employment Agreement is attached hereto as Appendix C.

Section 3.4 of the Spooner Employment Agreement provides that for any acquisition of an existing business made by Xfone USA during the Employment Period (as defined therein), then Mr. Spooner shall receive upon closing of the acquisition warrants for the Company’s restricted shares of common stock with a value equal to 1.333% of the Aggregate Transaction Consideration (as defined therein) of the acquisition. The value of the warrants shall be calculated one day prior to the closing of the acquisition assuming a 90% volatility of the underlying shares of common stock pursuant to the Black Scholes option - pricing model and shall vest six months from the date of issue. The warrants shall be exercisable on a one-to-one basis into common stock with a term of five years, a strike price that is 10% above the closing price of the Company’s shares of common stock one day prior to the closing date of the acquisition (the “Spooner Acquisition Bonus”).

On July 11, 2006, and in conjunction with Section 3.4 of the Spooner Employment Agreement the Company issued to Mr. Spooner an “Acquisition Bonus” of 32,390 warrants (the “32,390 Warrants”). The 32, 390 Warrants were issued in connection with the acquisitions of I-55 Internet Services, Inc., I-55 Telecommunications, LLC, and the assets of Canufly.net, Inc. (See “Statement of Additional Information” below for details on these acquisitions). The Company was advised by AMEX that approval of shareholders is required in order to allow the issuance and listing of the shares of common stock underlying the 32,390 Warrants. Subject to obtaining the required approvals, the 32,390 Warrants are exercisable on a one to one basis into restricted shares of our common stock at an exercise price of $3.285, and have a term of five years. The 32,390 Warrants do not necessarily constitute the entire Aggregate Transaction Consideration (as defined in the Spooner Employment Agreement).

At the meeting a vote will be taken on a proposal to approve and/or ratify any and all issuances of warrants to Mr. Wade Spooner, pursuant to the Spooner Acquisition Bonus, including the approval of the issuance of the 32,390 Warrants.

Shareholder Vote Required

Approval of the proposal to approve and/or ratify any and all issuances of warrants to Mr. Wade Spooner, pursuant to the Spooner Acquisition Bonus will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Meeting.

The Board of Directors recommends a vote for the approval and/or ratification of any and all issuances of warrants to Mr. Wade Spooner, pursuant to the Spooner Acquisition Bonus.

PROPOSAL V

APPROVAL AND/OR RATIFICATION OF MR. TED PARSONS “ACQUISITION BONUS”

Background

On May 28, 2004, we entered into an agreement and Plan of Merger to acquire WS Telecom, Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom with and into our wholly owned subsidiary Xfone USA, Inc. The merger was consummated on March 10, 2005.

In conjunction with the consummation of the merger, on March 10, 2005, an Employment Agreement was entered between Xfone USA, Inc. and Ted Parsons, its Vice President and Chief Marketing Officer (“Parsons Employment Agreement”). A copy of the Parsons Employment Agreement is attached hereto as Appendix D.

Section 3.4 of the Parsons Employment Agreement provides that for any acquisition of an existing business made by Xfone USA during the Employment Period (as defined therein), then Mr. Parsons shall receive upon closing of the acquisition warrants for the Company’s restricted shares of common stock with a value equal to 0.666% of the Aggregate Transaction Consideration (as defined therein) of the acquisition. The value of the warrants shall be calculated one day prior to the closing of the acquisition assuming a 90% volatility of the underlying shares of common stock pursuant to the Black Scholes option - pricing model and shall vest six months from the date of issue. The warrants shall be exercisable on a one-to-one basis into common stock with a term of five years, a strike price that is 10% above the closing price of the Company’s shares of common stock one day prior to the closing date of the acquisition (the “Parsons Acquisition Bonus”).

On July 11, 2006, and in conjunction with Section 3.4 of the Parsons Employment Agreement the Company issued to Mr. Parsons an “Acquisition Bonus” of 16,195 warrants (the “16,195 Warrants”). The 16, 195 Warrants were issued in connection with the acquisitions of I-55 Internet Services, Inc., I-55 Telecommunications, LLC, and the assets of Canufly.net, Inc. (See “Statement of Additional Information” below for details on these acquisitions). The Company was advised by AMEX that approval of shareholders is required in order to allow the issuance and listing of the shares of common stock underlying the 16,195 Warrants. Subject to obtaining the required approvals, the 16,195 Warrants are exercisable on a one to one basis into restricted shares of our common stock at an exercise price of $3.285, and have a term of five years. The 16,195 Warrants do not necessarily constitute the entire Aggregate Transaction Consideration (as defined in the Parsons Employment Agreement).

At the meeting a vote will be taken on a proposal to approve and/or ratify any and all issuances of warrants to Mr. Ted Parsons, pursuant to the Parsons Acquisition Bonus, including the approval of the issuance of the 16,195 Warrants.

Shareholder Vote Required

Approval of the proposal to approve and/or ratify any and all issuances of warrants to Mr. Ted Parsons, pursuant to the Parsons Acquisition Bonus will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Meeting.

The Board of Directors recommends a vote for the approval and/or ratification of any and all issuances of warrants to Mr. Ted Parsons, pursuant to the Parsons Acquisition Bonus.

STATEMENT OF ADDITIONAL INFORMATION

A. FINANCIAL INFORMATION

See Appendix B.

B. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

The information set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among others (i) expected changes in the Company's revenues and profitability, (ii) prospective business opportunities and (iii) the Company's strategy for financing its business. Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements may be identified by use of terms such as "believes", "anticipates", "intends" or "expects". These forward-looking statements relate to the plans, objectives and expectations of the Company for future operations. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, in light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this Proxy Statement should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

You should read the following discussion and analysis in conjunction with the Financial Statements and Notes attached hereto as Appendix B, and the other financial data appearing elsewhere in this Proxy Statement.

The Company's revenues and results of operations could differ materially from those projected in the forward-looking statements as a result of numerous factors, including, but not limited to, the following: the risk of significant natural disaster, the inability of the Company to insure against certain risks, inflationary and deflationary conditions and cycles, currency exchange rates, changing government regulations domestically and internationally affecting our products and businesses.

OVERVIEW

Xfone, Inc. was incorporated in Nevada, U.S.A. in September 2000. We are a holding company providing international voice, video and data communications services with operations in the United Kingdom, the United States and Israel that offer a wide range of services, which include: local, long distance and international telephony services; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities. We serve customers across Europe, Asia, North America, South America, Australia and Africa.

On October 4, 2000, we acquired Swiftnet Limited which had a business plan to provide comprehensive telecommunication services and products by integrating new and old products, services and ideas through one website. Swiftnet was incorporated in 1990 under the laws of the United Kingdom. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During 2000, Swiftnet shifted its business focus and its focus has remained on telephony voice services offering comprehensive support packages to resellers and new services. Utilizing automation and proprietary software packages, Swiftnet's strategy is to grow without the need for heavy investments and with lower expenses for operations and registration of new customers.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system. Xfone 018 provides residential and business customers with high quality international carrier services.

Acquisitions and Financings

On May 28, 2004, we entered into an agreement and Plan of Merger to acquire WS Telecom, Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned subsidiary Xfone USA, Inc. On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations would be assigned and transferred to Xfone USA. The term of the management agreement commenced on July 1, 2004, and continued until the consummation of the merger on March 10, 2005.  Headquartered in Jackson, Mississippi, Xfone USA, Inc. is a telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system. Xfone USA provides residential and business customers with high quality local and long distance services, as well as cable television and high speed Internet services to planned communities in Mississippi. Xfone USA is licensed to provide telecommunications services in Alabama, Florida, Georgia, Louisiana and Mississippi. Xfone USA utilizes integrated multi-media offerings - combining digital voice, data and video services over broadband technologies - all on one single itemized bill.

On August 18, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Internet Services, Inc., a Louisiana corporation (the “I-55 Internet Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Internet Merger Agreement. On October 10, 2005, we entered into a First Amendment to the Merger Agreement, by and among I-55 Internet Services, us, Xfone USA, Inc., our wholly-owned United States subsidiary and Hunter McAllister and Brian Acosta, key employees of I-55 Internet Services, in order to induce us and Xfone USA not to terminate the I-55 Internet Merger Agreement due to the material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet Services. As part of the amendment and since, at that time, the merger of I-55 Internet Services with and into Xfone USA had not been consummated yet, in the interim, the parties agreed and entered into on October 11, 2005 a Management Agreement (the "I-55 Internet Management Agreement") that provided that I-55 Internet Services hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Internet Services business operations, including among other things personnel, accounting, contracts, policies and budget. In consideration of the management services provided under the I-55 Internet Management Agreement, I-55 Internet Services assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Internet Management Agreement. The term of the I-55 Internet Management Agreement commenced on October 11, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Internet Services, we issued a total of 789,863 shares of our common stock valued at $2,380,178 and 603,939 warrants exercisable into shares of our common stock, with an exercise price of $3.31, valued based on the Black Scholes option-pricing model.

In conjunction with that certain Letter Agreement dated October 10, 2005 with MCG Capital Corporation (the "Letter Agreement"), a major creditor of I-55 Internet Services, and upon the consummation of the merger on March 31, 2006, we issued to MCG Capital 667,998 shares of our common stock, valued at fair value of $2,010,006, in return for retiring its loan with I-55 Internet Services.

I-55 Internet Services provided Internet access and related services, such as installation of various networking equipment, website design and other Internet access installation services, throughout the Southeastern United States to individuals and businesses located predominantly in rural markets in Louisiana and Mississippi. As a result of the merger with and into Xfone USA, these services are now available in expanded markets throughout Louisiana and Mississippi. The Internet service offerings include dial-up, DSL, high speed dedicated Internet access, web services, email, the World Wide Web, Internet relay chat, file transfer protocol and Usenet news access to both residential and business customers. The I-55 Internet Services offerings provided various prices and packages that allowed I-55 Internet Services subscribers to customize their subscription with services that met customers’ particular requirements. Xfone USA now provides bundled services of voice and data (Internet) to customers throughout its service areas.

On August 26, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC, a Louisiana corporation (the “I-55 Telecom Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Telecom Merger Agreement. In order to demonstrate their intention to continue on with the transaction contemplated by the I-55 Telecom Merger Agreement, the parties entered into on October 12, 2005 a Management Agreement (the “I-55 Telecom Management Agreement”) that provided that I-55 Telecommunications hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Telecommunications’ business operations. In consideration of the management services provided under the I-55 Telecom Management Agreement, I-55 Telecommunications assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Telecom Management Agreement. The term of the I-55 Telecom Management Agreement commenced on October 12, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Telecommunications, we issued a total of 223,702 shares of our common stock valued at $671,687 and 79,029 warrants exercisable into shares of our common stock, with an exercise price of $3.38, valued based on the Black Scholes option-pricing model.

In conjunction with certain Agreements to Purchase Promissory Notes dated October 31, 2005 / February 3, 2006 with Randall Wade James Tricou; Rene Tricou - Tricou Construction; Rene Tricou - Bon Aire Estates; Rene Tricou - Bon Aire Utility; and Danny Acosta, creditors of I-55 Telecommunications (the "Creditors"), and upon the consummation of the merger on March 31, 2006, we issued to the Creditors an aggregate of 163,933 restricted shares of common stock and an aggregate of 81,968 warrants, exercisable at $3.38 per share, at a total value of $492,220, in return for retiring their individual loans with I-55 Telecommunications.

I-55 Telecommunications provided voice, data and related services throughout the Louisiana and Mississippi area to both individuals and businesses. Prior to the merger with and into Xfone USA, I-55 Telecommunications was a licensed facility based CLEC in Louisiana and Mississippi with a next generation class 5 switching solution. I-55 Telecommunications provided a complete packages of local and long distance services to residential and business customers across both states. As a result of the merger, Xfone USA has expanded its On-Net (facilities) service area, through I-55 Telecommunications, into New Orleans, Louisiana and surrounding areas, including Hammond, Louisiana. Xfone USA is expanding its sales offices to include New Orleans, in an effort to continue revenue growth and increase market share. Regulations affecting the telecommunications industry began in March 2006; conversions of all circuits affected were completed in April 2006. The competition in secondary markets, such as Jackson, Mississippi, New Orleans and Baton Rouge, Louisiana, as opposed to Tier 1 markets such as Atlanta, Georgia, is also rapidly declining due to the removal of UNE-P and the decline in the competitive local exchange providers that had been dependent on UNE-P as their only source for providing competitive local telephone services in those markets. This provides for a unique opportunity for Xfone USA to gain market share, by utilizing its existing network and to expand its facilities into these areas becoming a primary alternative to the monopoly Incumbent Local Exchange Company.

On September 27, 2005, a Securities Purchase Agreement was entered for a $2,000,000 financial transaction by and among us, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment took the form of a convertible term note secured by our United States assets. The Term Note has a 3 year term, bears interest at a rate equal to prime plus 1.5% per annum, and is convertible, under certain conditions, into shares of our common stock at an initial conversion price equal to $3.48 per share. In conjunction with the financial transaction, we issued to Laurus Master Fund 157,500 warrants which are exercisable at $3.80 per share for a period of five years. The closing of the financial transaction was on September 28, 2005. The conversion of the Term Note will result in dilution in the percentage of common stock owned by the company's existing shareholders, although the conversion price was in excess of the net tangible book value per share and accordingly was not economically dilutive.

On September 28, 2005, a Securities Purchase Agreement was entered for a $2,212,500 financial transaction by and among us, Crestview Capital Master, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount - Provident Funds. Upon the closing of the financial transaction on October 31, 2005, we issued to the investors an aggregate of 885,000 shares of common stock at a purchase price of $2.50 per share together with, 221,250 warrants exercisable at $3.00 per share and 221,250 warrants exercisable at $3.25 per share. The financial transaction resulted in dilution in the percentage of common stock owned by the Company's existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive.

On November 23, 2005, a Securities Purchase Agreement was entered for a $810,000 financial transaction by and among us, Mercantile Discount-Provident Funds, Hadar Insurance Company Ltd., the Israeli Phoenix Assurance Company Ltd., and Gaon Gemel Ltd. In conjunction with the financial transaction, we issued an aggregate of 324,000 shares of common stock at a purchase price of $2.50 per share together with 81,000 warrants exercisable at $3.00 per share for a period of five years and 81,000 warrants exercisable at $3.25 per share for a period of five years. The financial transaction was closed on April 6, 2006. The net proceeds of the financing are being used for general working capital and/or investment in equipment and/or acquisitions and/or business development. The financial transaction resulted in dilution in the percentage of common stock owned by the Company's existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive.

On January 1, 2006, Xfone USA, Inc., our wholly owned subsidiary, entered into an Agreement with EBI Comm, Inc. (“EBI”), a privately held Internet Service Provider, to purchase the assets of EBI. EBI provided a full range of Internet access options for both commercial and residential customers in north Mississippi. Based in Columbus, Mississippi, EBI’s services included Dial-up, DSL, T1 Dedicated Access and Web Hosting. The customer base, numbering approximately 1,500 Internet users, is largely concentrated in the Golden Triangle area, which includes Columbus, West Point and Starkville, Mississippi. The acquisition was structured as an asset purchase, providing for Xfone USA to pay EBI total consideration equal to 50% of the monthly collected revenue from the customer base during the first 12 months, beginning January 2006. Acquired assets include the customer base and customer lists, trademarks and all related intellectual property, fixed assets and all account receivables. The acquisition was not significant from an accounting perspective.

On January 10, 2006 (effective as of January 1, 2006), Xfone USA, Inc., our wholly owned subsidiary, entered into an Asset Purchase Agreement with Canufly.net, Inc. (“Canufly.net”), an Internet Service Provider based in Vicksburg, Mississippi, and its principal shareholder, Mr. Michael Nassour. Canufly.net provided residential and business customers with high-speed Internet services and utilized the facilities-based network of Xfone USA, as an alternative to BellSouth, to provide Internet connectivity to its customers. Canufly.net also provided Internet services through wireless applications. The transaction was closed on January 24, 2006. We agreed to pay a total purchase price of up to $710,633, payable as follows: (i) $185,000 in cash payable in twelve equal monthly payments, the first installment was paid at closing, and as of September 30, 2006, we paid an amount of approximately $123,000; (ii) $255,633 in cash, paid at closing, to pay off the loan with the B&K Bank; (iii) 33,768 shares of common stock and 24,053 warrants exercisable at $2.98 per share for a period of five years were issued to the shareholders of Canufly.net during May 2006. The acquisition was not significant from an accounting perspective.

On May 10, 2006, we, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited, a company controlled by Mr. Davison, entered into the Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement, we increased our ownership interest in Story Telecom from 39.2% to 69.6% in a cash transaction valued at $1,200,000. $900,000 of the total consideration was applied to payables owed by Story Telecom to us and our subsidiary Swiftnet Limited for back-end telecommunications services. The balance of $300,000 was paid to Story Telecom, and is being used as working capital. Story Telecom, Inc., a telecommunication service provider, operates in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited. Story Telecom operates as a division of our operations in the United Kingdom. Founder and CEO of Story Telecom, Nir Davison, remained as Managing Director of the division. The stock purchase pursuant to the Stock Purchase Agreement was completed on May 16, 2006. The transaction contemplated by the Stock Purchase Agreement was not significant from an accounting perspective.

On May 25, 2006, we and the shareholders of Equitalk.co.uk Limited, a privately held telephone company based in the United Kingdom ("Equitalk") entered into an Agreement relating to the sale and purchase of Equitalk (the "Equitalk Agreement"). The Equitalk Agreement provides that we will acquire Equitalk in a restricted common stock and warrant transaction valued at $1,650,000. The acquisition was completed on July 3, 2006, and on that date Equitalk became our wholly owned subsidiary. In conjunction with the completion of the acquisition and in exchange for all of the capital stock of Equitalk, we issued a total of 402,192 restricted shares of our common stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. Founded in December 1999, Equitalk, a VC-financed company, was the first fully automated e-telco in the United Kingdom. Equitalk provides both residential and business customers with low-cost IDA and CPS voice services, broadband and teleconferencing.

On June 19, 2006, we entered into a Securities Purchase Agreement to sell to Central Fund for the Payment of Severance Pay of the First International Bank of Israel Ltd.; Meiron Provident Fund for Self Employed Persons of the First International Bank of Israel Ltd.; Atidoth Provident and Compensation Fund of the First International Bank of Israel Ltd.; Tohelet Provident and Compensation Fund of the first International Bank of Israel Ltd.; Mishtalem Funds for Continuing Education of the First International Bank of Israel Ltd.; Keren Hashefa Provident and Compensation Fund of the First International Bank of Israel Ltd.; Hamelacha Provident and Compensation Fund of the First International Bank of Israel Ltd.; Teuza Provident and Compensation Fund of the First International Bank of Israel Ltd.; Kidma Provident Funds Management Company Ltd. for Menifa Provident Fund for Bank of Israel Employees; and Security Pension Fund for Artisans Industrialists and Self Employed Persons Ltd. an aggregate of 344,825 restricted shares of common stock, at a purchase price of $2.90 per share, together with an aggregate of 172,415 warrants to purchase shares of common stock, at an exercise price of $3.40 per share and with a term of five years. The financial transaction was closed on September 28, 2006. The net proceeds of the financial transaction are expected to be used for general working capital and/or investment in equipment and/or acquisition and/or business development. The financial transaction resulted in dilution in the percentage of common stock owned by the Company's existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive.

Financial Information - Percentage of Revenues
	Nine months ended September 30,
	2006	2005
Revenues	100%	100%
Cost of Revenues	-61%	-67%
Gross Profit	39%	33%
Operating Expenses:
Research and Development	0%	0%
Marketing and Selling	-10%	-10%
General and Administrative	-26%	-21%
Total Operating Expenses	-36%	-31%
Income before Taxes	2%	0%
Net Income	2%	0%

RESULTS OF OPERATIONS

COMPARISON OF THE PERIOD ENDED SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2005

Revenues.  Revenues increased 43% to £14,154,530 ($26,648,167) for the nine months ended September 30, 2006 compared to £9,912,515 ($17,431,158) for the nine months ended September 30, 2005. Revenues were geographically generated as follows: United Kingdom subsidiaries contributed £6,134,420 ($11,549,027); United States subsidiary contributed £5,950,394 ($11,202,569); and Israeli subsidiary contributed £2,069,716 ($3,896,572). The increase in revenues is primarily attributable to our United States subsidiary, Xfone USA, Inc. which revenues for the nine months ended September 30, 2006 increased 127% to £5,950,394 ($11,202,569) from £2,625,530 ($4,616,995) for the nine months ended September 30, 2005. This increase is mainly due to the acquisitions of I-55 Internet Services, Inc. and I-55 Telecommunications, LLC.

Revenues in the United Kingdom decreased 3% to £6,134,420 ($11,549,027) for the nine months ended September 30, 2006 compared to £6,304,092 ($11,085,747) for the nine months ended September 30, 2005. This decrease is mainly due to lower sales of Story Telecom in the nine months ended September 30, 2006, offset by the acquisition of Equitalk.co.uk Limited that was consummated on July 3, 2006 and generated £237,298 ($446,751) during the third quarter of 2006.

Revenues in the United States increased 127% to £5,950,394 ($11,202,569) for the nine months ended September 30, 2006 compared to £2,625,530 ($4,616,995) for the nine months ended September 30, 2005. This increase is mainly due to the acquisitions of I-55 Internet Services and I-55 Telecommunications.

Revenues in Israel increased 111% to £2,069,716 ($3,896,572) for the nine months ended September 30, 2006 compared to £982,893 ($1,728,417) for the nine months ended September 30, 2005. This is mainly due to the growth of our share in the Israeli market.

Our primary geographic markets are the United Kingdom, the United States and Israel.  However, we serve customers across Europe, Asia, North America, South America, Australia and Africa.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues increased 30% to £8,683,975 ($16,348,972) for the nine months ended September 30, 2006, from £6,662,272 ($11,715,605) for the nine months ended September 30, 2005, representing 61% and 67% of the total revenues for the nine months ended September 30, 2006 and September 30, 2005 respectively. This decrease in the percentage of revenues is due to a decrease in revenues derived from our affiliated entity, Story Telecom, primarily related to calling cards services which generate a higher cost of revenues, due to the increase in credit provision in relation to amounts paid on account and wrongly attributed to over-billed invoices and due to the increase in our revenues in the USA that generate lower cost of revenues.

Research and Development. Research and development expenses were £16,875 ($31,770) and £15,625 ($27,477) for the nine months ended September 30, 2006 and 2005, respectively. Research and development expenses consist of labor costs of our research and development manager and other related costs.

Marketing and Selling Expenses. Marketing and selling expenses increased 43% to £1,413,778 ($2,661,663) for the nine months ended September 30, 2006 from £991,802 ($1,744,084) for the nine months ended September 30, 2005. Marketing and selling expenses as a percentage of revenues were 10% for the nine months ended September 30, 2006 and 2005. This increase in marketing and selling expenses is mainly a result of our marketing efforts in the Israeli market and marketing and selling expenses related to the operations of I-55 Internet Services and I-55 Telecommunications which were merged with and into Xfone USA. Marketing expenses consist of salaries of related personnel, commissions related activities and advertising.

General and Administrative Expenses. General and administrative expenses increased 72% to £3,613,186 ($6,802,401) for the nine months ended September 30, 2006 from £2,098,173 ($3,689,637) for the nine months ended September 30, 2005. As a percentage of revenues, general and administrative increased to 26% for the nine months ended September 30, 2006, as compared to 21% for the nine months ended September 30, 2005. The increase in our general and administrative expenses is mainly attributable to expenses incurred in the U.S., mainly attributable to the acquisitions of I-55 Internet Services and I-55 Telecommunications that increased significantly our overhead in Xfone USA.

Financing Expenses. Financing expenses, net, increased to £179,918 ($338,724) for the nine months ended September 30, 2006 from £68,203 ($119,935) for the nine months ended September 30, 2005. The increase in our financing expenses is mainly due to interest expenses related to a secured convertible term note issued by the Company in September 2005.

Equity Loss of Affiliated Company. Equity loss from Auracall Limited amounted to £5,942 ($11,187) reflecting our 32.5% interest in our U.K. based affiliated company Auracall Limited.

Loss from a change of holding of affiliated company. On January 1, 2006 Auracall Limited, an affiliated company, issued to the Managing Director of Auracall further shares from treasury to the level that Swiftnet Limited was diluted from 47.5% to 32.5% of the holdings of Auracall. The dilution from 47.5% to 32.5% of the holdings of Auracall result is a loss of £29,848 ($56,194) recognized during the first quarter of this year.

Income before Taxes. Income before taxes for the nine months ended September 30, 2006 amounted to £287,542 ($541,344) or 2% of the revenues, as compared with £16,265 ($28,602) or 0.2% of the revenues, for the nine months ended September 30, 2005. The increase of our income before taxes is attributable primarily to higher growth in revenues than operating expenses in the nine months ended September 30, 2006 compared to the same period last year.

Tax Benefit (Taxes on Income) Tax benefit for the nine months ended September 30, 2006 amounted to £12,342 ($23,236) or 4% of the income before taxes as compared with taxes on income in the amount of £31,734 ($55,804) for the same period in the year 2005. United Kingdom companies are usually subject to income tax at the corporate rate of 20%-30%. The decrease in taxes on income is due to tax losses of our Israeli subsidiary, of which the Company recorded only partial future tax benefit.

Net Income. Net income for the nine months ended September 30, 2006 was £299,884 ($564,580) as compared to a loss of £15,469 ($27,202) for the same period in the year 2005. The increase of our net income is attributable primarily to higher growth in revenues than operating expenses in the nine months ended June 30, 2006 compared to the same period last year and a one-time loss of £181,055 resulting from damages caused by Hurricane Katrina to the Company's equipment and operations during the third quarter of 2005.

Earning Per Share. The earning per share of common stock for the nine months ended September 30, 2006 was £0.03 ($0.06) for basic 9,615,690 weighted average shares and £0.03 ($0.06) for diluted 10,075,460 shares. The earning per share of common stock for the nine months ended September 30, 2005 was -£0.002 (-$0.004) for basic and diluted 6,720,971 weighted average shares.

	9 Months Ended September 30, 2006,
	Weighted Average
	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amounts
Net Income	£299,884
Basic EPS:
Income available to common stockholders	£299,884	9,615,690	£0.03
Effect of dilutive securities:
Options, warrants and convertible note		459,770
Diluted EPS:
Income available to common stockholders	£299,884	10,075,460	£0.03

COMPARAISON OF THE BALANCE SHEET OF THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND THE YEAR ENDED DECEMBER 31, 2005

Current Assets. . Current assets amounted to £5,507,295 ($10,368,364) as of September 30, 2006 as compared with £6,895,592 ($11,894,897) as of December 31, 2005. This decrease in our current assets is mainly attributable to a decrease of £1,599,177 ($3,010,705) in our cash positions mainly due to investing activities in our U.S. and Israeli subsidiaries.

Loan to Shareholder. Short term loan to the shareholder, Mr. Abraham Keinan, our Chairman of the Board of Directors, amounted to £123,965 ($233,384) as of September 30, 2006 and December 31, 2005. The total amount of £123,965 ($233,384) is classified as current assets as Mr. Keinan agreed with the Company to repay this amount during 2006.

Fixed Assets. Fixed assets after accumulated depreciation increased to £2,419,085 ($4,554,315) as of September 30, 2006, as compared with £2,051,315 ($3,538,518) as of December 31, 2005. The growth in fixed assets is mainly attributable to the acquisitions of I-55 Internet Services and I-55 Telecommunications in our September 30, 2006, balance sheet, as well as investment in fixed assets of our Israeli subsidiary in the process of expanding its operations.

Current Liabilities. As of September 30, 2006, current liabilities increased to £5,966,613 ($11,233,103) as compared with £5,423,951 ($9,356,315) as of December 31, 2005. This increase in our current liabilities is mainly attributable to the consolidation of our new acquired companies in the U.S. and the U.K.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005

UK Operations - 2005

Our UK subsidiary, Swiftnet Limited traditionally had a business plan to provide comprehensive telecommunication services and products by integrating new and old services, products and ideas through one website. Utilizing automation and proprietary software packages, Swiftnet's strategy is to grow without the need of heavy investments and with lower expenses for operations and registration of new customers.

In 2005 we had only approximately 0.11% of the market share of the United Kingdom telecommunication market (not including mobiles revenues), based on our revenues of $14,044,546 (approximately 8,141,766 United Kingdom pounds) during 2005, compared with approximately 12.4 billion US dollars telecommunication market (not including mobiles revenues) in the United Kingdom (approximately 7.2 billion United Kingdom pounds).

We had four major types of customers in the UK: Residential, Commercial, Governmental agencies and Resellers. During 2005, there were two UK customers that accounted for 5% or more of our revenues: (a) Story Telecom (an affiliated entity in 2005, and a majority-owned subsidiary as of May 2006), represented approximately 23% of our total revenues; and (b) British Telecom represented approximately 19% of our total revenues. Our largest non affiliated reseller was WorldNet Global Communications Ltd. ("WorldNet") that generated approximately 3.7% of our revenues during 2005. We provide WorldNet with the billing system. We anticipate that WorldNet will continue to contribute approximately the same amount of UKP to our revenues in year 2006. However, should our agreements involving Story Telecom, WorldNet or British Telecom be cancelled, our revenues will be negatively affected.

As of December 31, 2005, approximately 58% of our revenues were derived from our operations in the United Kingdom.

US Operations - 2005

Our US subsidiary, Xfone USA, Inc. provides voice, data and related services throughout the Louisiana and Mississippi area to both individuals and businesses. Xfone USA is a licensed facility based CLEC in Louisiana and Mississippi with a next generation class 5-carrier switch. Xfone USA offers a complete package of local and long distance services to residential and business customers across both states.

In 2005 we had approximately 12,000 End-User Switched Access telephone lines in the Alabama, Louisiana and Mississippi market through the combination of Xfone USA and I-55 Telecommunications, LLC or 0.2% of market share. This total market size in 2005 represented 5,965,767 telephone lines, with BellSouth telecommunications maintaining its monopoly market share with 5,186,156 telephone lines or 86.9% of the market. All CLECs combined made up the remaining 779,611 telephone lines or 13% of the 3 states market, according to the 2005 FCC Report - Trends in Telephone Competition.

As of December 31, 2005, approximately 32% of our revenues were derived from our operations in the United States.

With continued cross selling to Xfone USA Customers as well as projected expansion into specific targeted wire centers, we expect to continue revenue growth and increase market share. Regulations affecting the telecommunications industry began in March 2006; conversions of all circuits affected were completed in April 2006. The competition in rural markets is also rapidly declining due to the removal of UNE-P and the decline in the competitive local exchange providers that had been dependent on UNE-P as their only source for providing competitive local telephone services in those communities. Management believes that this provides for a unique opportunity for Xfone USA to gain market share, by utilizing its existing network and to expand it facilities into these areas becoming a primary alternative to the monopoly Incumbent Local Exchange Company.

The overall trend for 2006 shows improving wireline margins in the Business markets and slightly improving margins in the Residential (Consumer) markets for facilities based providers. Mergers and acquisitions will heat up in 2006 and will become a major component for offsetting the line loss expectations due to the regulatory changes involving UNE-P. The industry has seen four mega mergers in the past two (2) years that have changed the landscape in the telecommunications industry. Analysts believe there will be more consolidation opportunity over the next two years in both wireline and wireless markets, which may also include Bell mergers.

As a result of regulatory changes, the competitive landscape has changed, creating additional opportunity for facilities based competitive carriers to gain a larger market share in a shorter period of time, due to the departure of non-faculties based providers through either termination of their business or through acquisitions.

Demands in the market show the increase of interest in providing Telco TV, VOIP products and rapid growth in the Broadband market, heating up competition with the Regional Bell Carriers and cable providers. DSL services should continue to grow due to aggressive pricing with higher speeds becoming the norm delivering download speeds of 6 Meg in certain areas.

Xfone USA’s business plan includes expansion of market share in both Business and Residential markets in its specific geographic service areas primarily in Mississippi and Louisiana, and will focus in those markets where the Company has deployed its own network and Central Offices (CO’s), which are the highest margin areas. The Business markets will be expanded through Direct Sales and Independent sales efforts, while the Residential markets will be expanded through mass marketing efforts including telesales, direct mail, email marketing and other advertising and message delivery opportunities.

Xfone USA’s business plan also includes growth through small acquisitions, primarily in Mississippi and Louisiana.

Xfone USA is also planning for the future and emergence of the “Third Network” and has scale and availability to implement VoIP, Telco TV, WiFi and WiMax network architecture, as they become more viable into the future. However, these deployments are currently under much scrutiny and are being implemented in larger metropolitan areas such as New York City, Philadelphia, and San Francisco.

Israeli Operations - 2005

Since the opening of the international telephony market in Israel to competition in 1996, and until 2004, only three companies have provided international telephony services in Israel. The market, estimated to be two billion minutes per year, was more or less equally divided between the three companies. On July 4, 2004, the Ministry of Communications of the State of Israel granted our subsidiary, Xfone 018 Ltd. a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. In 2004, two other new providers of international telephony services lunched their services. The international telephony market is highly competitive and all six providers had to offer low prices in order to attract or retain subscribers and call minutes. We estimate our market share as of December 31, 2005, as approximately 4% of the Israeli market.

We have two major types of customers in Israel: Residential and Commercial. During 2005, there was one Israeli customer that accounted for 5% of our total revenues - Bezeq The Israel Telecommunication Corp.

As of December 31, 2005, approximately 10% of our revenues were derived from our operations in Israel.

Xfone 018 is operating with significantly lower overhead than its five competitors in the Israeli market by utilizing and building on our previous business models and therefore we believe that Xfone 018 will increase its market share in the international communication market. At present, Xfone 018 is increasing the performance for billable minutes in each quarter and we believe that Xfone 018 will generate a greater part of our revenues and will have a major contribution to our expected growth.

Our primary geographic markets are the United Kingdom, the United States and Israel.  However, we serve customers across Europe, Asia, North America, South America, Australia and Africa.

COMPARISON OF THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Comparison Financial Information Years ended December 31, 2005, 2004, 2003, 2002 and 2001 - Percentage of Revenues:

	2005	2004	2003	2002	2001
Revenues	100.0%	100.0%	100.00%	100.00%	100.00%
Cost of Revenues	-65.57%	-70.53%	-61.36%	-58.66%	-61.29%
Gross Profit	34.43%	29.47%	38.64%	41.34%	38.71%
Operating Expenses:
Research and Development	-0.05%	-0.23%	-0.61%	-0.86%	-1.16%
Marketing and Selling	-8.94%	-14.35%	-14.98%	-8.56%	-8.24%
General and Administrative	-25.76%	-13.89%	-13.89%	-23.48%	-20.46%
Total Operating Expenses	-34.75%	-28.47%	-29.49%	-32.90%	-29.86%
Income before Taxes	-0.32% %	0.63%	8.76%	8.39%	7.72%
Net Income	0.18%	0.35%	5.79%	6.44%	5.48%

Years ended December 31, 2005 and 2004:

Revenues. Revenues for the year ended December 31, 2005 increased 25% to £14,113,748 ($24,346,215) from £11,330,116 ($21,867,124) for the same period in 2004. The increase in our Revenues is primarily attributable to the USA, Xfone USA’s revenues that increased from £1,598,344 ($3,084,804) for the year ended December 31, 2004 to £4,516,472 ($7,790,914) for the same period in 2004. The increase in our revenues derived from Internet revenues of £814,267 ($1,404,611) and the rest derived from Telephone and messaging services.

All traffic generated by the Story Telecom calling cards is delivered through our systems.

The breakdown of our revenues for the year ended December 31, 2005 and 2004 is reflected in the table below:

Amounts in UK sterling

	2005	2004
Telephone and messaging services	£9,425,451	£5,930,541
Mobile phones	£437,573	£480,451
Internet	£814,267
Calling Cards	£3,436,457	£4,919,124
Total	£14,113,748	£11,330,116

Amounts in US dollar

	2005	2004
Telephone and messaging services	$16,256,903	$11,445,944
Mobile phones	$754,813	$927,270
Internet	$1,406,611
Calling Cards	$5,927,888	$9,493,910
Total	$24,346,215	$21,867,124

Because both have similar economic characteristics, such as prices that we charge and the nature of the services, we have combined residential and commercial customers as one segment.

The following table reflects a breakdown of our Revenues according to cost of revenues characteristics and major resellers:

Amounts in UK sterling

	2005	2004
Regular telephony voice service
and other related services:	£9,575,731	£5,852,720
Internet	£814,267
Story Telecom	£3,203,663	£4,778,564
WorldNet	£520,087	£698,832
Total Revenues	£14,113,748	£11,330,116

Amounts in US dollar

	2005	2004
Regular telephony voice service
and other related services:	$16,516,135	$11,295,750
Internet	$1,406,611
Story Telecom	$5,526,319	$9,222,629
WorldNet	$897,150	$1,348,745
Total Revenues	$24,346,215	$21,867,124

Story telecom contributed 23% of our revenues for the year ended December 31, 2005 as compared with 42% for the same period of 2004. Regular telephony voice services contributed 68% of our revenues for the year ended December 31, 2005 as compared with 52% for the same period of 2004. The growth in the regular telephony services of £3,723,011 ($5,220,385) or 64% is mainly attributable to a growth of £2,103,861 ($3,629,160) in the revenues that were generated in the US market in 2005 and to a growth of 1,446,267 ($2,492,914) in the revenues that were generated in the Israeli market during 2005.

We believe that during 2006 our new subsidiaries in Israel and the US will generate a greater part of our revenues and will have a major contribution to our expected growth.

We expect that during 2006 Swiftnet will continue to operate at the same type of services and will continue to generate a significant portion of our Revenues. We will offer some new services and billing alternatives to stronger the connection with our registered customers and to enable easy usage of our services to non registered users. Our agreement with resellers can be terminated within a relatively short notice of 7-60 days. Our largest non affiliated reseller is Worldnet that generated approximately 4% of our Revenues in 2005. Worldnet can terminate the agreement with a 7 days notice, which would adversely affect our Revenues. We anticipate that in 2006 Worldnet will continue to contribute approximately the same amount of UK Pounds to our Revenues.

Cost of Revenues

Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues increased 16% to £9,254,597 ($15,964,180) for the year ended December 31, 2005, from £7,991,375 ($15,423,353) for the year ended December 31, 2004, representing 65.6% and 70.5% of the total revenues for the year ended December 31, 2005 and December 31, 2004, respectively. The decrease in the cost of revenues as a percentage of revenues is attributable to the decrease of our revenues that derive from Story Telecom that focuses on Calling Cards services. Story Telecom accounts for approximately 23% of our revenues in the year ended December 31, 2005 compared to 42% in the year ended December 31, 2004. Our cost of revenues as a percentage of revenues related to Worldnet is 76% and 55% for the years ended December 31, 2005 and 2004, respectively. Our cost of revenues as a percentage of revenues related to Story Telecom is approximately 94% for the years ended December 31, 2005 and 2004, while the cost of revenues as a percentage of the rest of our revenues was 56% for the year ended December 31, 2005 and 52% for the year ended December 31, 2004. This decrease of the cost of revenues as a percentage of revenues for non Story Telecom related revenues is mainly attributable to the 47% cost of revenues in the US market in 2005.

Cost of revenues breakdown:

Amounts in UK sterling

	2005	2004
Regular Telephony Services and others	£5,835,915	£3,098,938
Story Telecom	£3,022,324	£4,508,079
Worldnet	£396,358	£384,358
Total	£9,254,597	£7,991,375

Amounts in US dollar

	2005	2004
Regular Telephony Services and others	$10,066,953	$5,980,950
Story Telecom	$5,213,509	$8,700,592
Worldnet	$683,718	$741,811
Total	$15,964,180	$15,423,353

If market conditions, such as lower prices proposed by competitors in the market, force us to lower the prices that we charge our customers, our cost of revenues as percentage of revenues will increase.

GENERAL ANALYSIS

Research and Development. Research and development expenses were £6,896 ($11,896) and £25,945 ($50,074) for the years ended December 31, 2005 and 2004, respectively, a decrease of £19,049 ($38,178). The decrease was mainly due to lower expenses related to the upgrade of software for our telephone platforms and billing systems. Research and development expenses consist of labor costs of our research and development manager and other related costs.

Marketing and Selling Expenses. Marketing and selling expenses decreased to £1,262,182 ($2,177,264) from £1,626,288 ($3,138,736) for the year ended December 31, 2005 and 2004. This decrease was, mainly, a result of a decrease of £741,969 ($1,279,897) in our commission expenses in the United Kingdom, mainly commissions paid to VSAT and our affiliated company Auracall. Commissions we paid to our affiliated company Auracall, decreased in £350,188 ($604,074) from £496,822 ($958,866) for the year ended December 31, 2004 to £146,634 ($252,944) for the year ended December 31, 2005. Marketing and selling expenses as percentage of revenues were 9% and 14% for the year ended December 31, 2005 and 2004, respectively. Marketing expenses consist of salaries of related personnel, commissions related activities, including commissions for agents that promote, through our customer British Telecom, the usage of non geographical numbers similar to 1-800 or 1-900 with no specific geographical place and advertising. The marketing and selling expenses for the year ended December 31, 2005, include £446,856 ($770,827) that were incurred by our Israeli subsidiary that started operation in mid-December 2004.

General and Administrative Expenses. General and administrative expenses increased to £3,635,819 ($6,271,788) for the year ended December 31, 2005 from £1,573,726 ($3,037,291) for the year ended December 31, 2004. The increase in our general and administrative expenses is mainly attributable to: (a) Salaries and benefits increased in £800,778 ($1,381,342) mainly due to £148,884 ($256,825) incurred by our Israeli subsidiary, a bonus of £125,121 ($220,000) which was granted to our CEO, and the fact that in 2005 our US subsidiary was consolidated a full year. and (b) Marketing expenses in the amount of £236,156 ($407,369) incurred by our Israeli subsidiary in the process of initiating its operations, and (c) expenses related to companies under management agreement incurred by the US subsidiary in the amount of £466,059 ($803,952).

Financing Expenses. Financing expenses, net, increased to £122,338 ($211,033) for the year ended December 31, 2005 from £ 83,403 ($160,968) for the year ended December 31, 2004 mainly due to the were incurred by our Israeli subsidiary that started operation in mid-December 2004.

Equity in Income of Affiliated Company. Equity income from Auracall increased to £76,800 ($132,480) from £20,885 ($40,308) reflecting our 47.5% portion in our affiliated company Auracall.

Loss from Hurricane Katrina. The Company incurred a one-time loss of £38,703 ($66,763) resulting from damages caused by the Hurricane Katrina to the Company's equipment and operations.

Income before Taxes. Income before taxes for the year ended December 31, 2005 increased by 24% to £88,619 ($152,866) from £71,392 ($137,788) for the year ended December 31, 2004. The increase of the income before taxes is attributable primarily to the increase in our gross profit margin from 29.5% to 34.5%, partially offset by the increase in our general and administrative mentioned above.

Taxes on Income. United Kingdom companies are usually subject to income tax at the corporate rate of 20%-30%. Taxes on income for the year ended December 31, 2005, amounted to £62,541 ($107,883) which represents 71% of the income before taxes as compared with £31,518 ($60,830) for the year ended December 31, 2004 that represents 44% of the income before taxes. The increase in the percentage of taxes on such income before taxes is attributable primarily to the income that derived from our United Kingdom activities and due to tax losses of our Israeli subsidiary, of which the company recorded only partial future tax benefit.

Net Income. Net Income for the year ended December 31, 2005 was £26,078 ($76,958) as compared to £39,874 ($76,958) for the year ended December 31, 2004. The decrease in net income is attributable primarily to increase in our general and administrative expenses, as mentioned above.

Earning Per Share. The earning per share of common stock for the year ended December 31, 2005 was £0.004 ($0.007) for basic 6,868,471 weighted average shares and £0.003 ($0.006) for diluted 7,943,184 shares. Earning per share for the year ended December 31, 2004 was £0.007 ($0.013) for basic 5,998,252 weighted average shares and £0.005 ($0.009) for diluted 8,632,950 shares.

BALANCE SHEET

Comparison of the balance sheet as of December 31, 2005 and December 31, 2004

Current Assets. Current assets amounted to £6,895,592 ($11,894,897) as of December 31, 2005, as compared with £3,886,034 ($6,833,591) as of December 31, 2004. This increase in our current assets is mainly attributable to the growth of £1,262,382 ($2,177,609) in the account receivables due to the consolidation of our US subsidiary. Our cash positions for December 31, 2005 were £2,494,923 ($4,303,742) compared with £797,097 ($1,401,695) as of December 31, 2004. This increase in our current assets is mainly attributable to the sale of a convertible secured term note in the aggregate amount of $2,000,000. As of December 31, 2005, approximately 37% of our account receivables relate to Story Telecom, as compared with 48% for December 31, 2004. This decrease is a result of a decrease in the revenues generated by Story Telecom to 23% of total revenues for the year ended December 31, 2005, from 42% of total revenues for year ended December 31, 2004.

Loan to Shareholder. Loan to the shareholder, Mr. Abraham Keinan, our Chairman of the Board of Directors, amounted to £123,965 ($213,840) as of December 31, 2005, compared to £247,931 ($478,506) as of December 31, 2004. The total amount of £123,695 ($213,840) is classified as current assets as Mr. Keinan agreed with the Company to repay this amount during fiscal year 2006.

Fixed Assets. Fixed assets after accumulated depreciation increased to £2,051,315 ($3,538,518) as of December 31, 2005, as compared with £1,255,293 ($2,207,433) as of December 31, 2004. Growth in fixed assets reflects mainly the consolidation of our US subsidiary in our December 31, 2005, balance sheet, as well as investment in fixed assets of our Israeli subsidiary in the process of initiating its operations.

Current Liabilities. As of December 31, 2005, current liabilities increased to £5,423,951($9,356,315) as compared with £2,479,429 ($4,360,076) as of December 31, 2004. The increase in our current liabilities results mainly from an increase of £1,230,710 ($2,212,975) in our trade payables and an increase of £1,064,053 ($1,835,491) in our other liabilities and accrued expenses mainly relates to our new United States subsidiary and our Israeli subsidiary in the process of initiating its operations.

Long-term liabilities. As of December 31, 2005, long-term liabilities increased to £1,471,211 ($2,537,839) as compared with £651,863 ($1,258,096) as of December 31, 2004. The increase in our long-term liabilities results mainly from a Securities Purchase Agreement in amount of £860,373 ($1,484,143). This Securities Purchase Agreement was entered on September 27, 2005 for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which takes the form of a convertible note secured by the Company’s United States assets, has a 3 year term and bears interest at a rate equal to prime plus 1.5% per annum. The Note is convertible, under certain conditions, into shares of the Company’s common stock at an initial price equal to $3.48 per share. In addition to the convertible note our long-term liabilities also consist of bank facility and other liabilities. The Company had no default on financial covenants in the past and we believe that we have the ability to satisfy our repayment obligations in the future.

LIQUIDITY AND CAPITAL RESOURCES

Cash as of September 30, 2006, amounted to £895,746 ($1,686,385) as compared with £2,494,923 ($4,697,090) as of December 31, 2005, a decrease of £1,599,177 ($3,010,705). Net cash used in operating activities for the nine months ended September 30, 2006, was £453,108 ($853,047). Investing activities in our U.S. acquisitions and purchase of other assets and equipment used was £1,107,546 ($2,085,132). Net cash used in financing activities for the nine months ended September 30, 2006, was £38,523 ($72,526), mainly attributable to repayments of long term loans from banks and others, partially offset by proceeds from issuance of shares.

Our capital investments are primarily for the purchase of equipment and software for services that we provide or intend to provide.

Capital lease obligations: We are the lessee of switching and other telecom equipment under capital leases expiring in various dates through the year 2007; during 2006 we repaid £52,665 ($99,150) of our capital lease obligations.

The minimum future lease payments are:
Date	U.K. Pound	U.S. Dollar
2006	£66,574	$125,336
2007	£60,839	$114,539

In 2006 and 2007, we may procure and or develop additional equipment and software to enhance our capacity in the United Kingdom, United States and Israel for the amount of approximately £796,745 ($1,500,000). In case that we manage to establish or acquire operations in a new country, we anticipate that an investment of approximately £531,163 ($1,000,000) in equipment, infrastructure and software would be required to become operational in each new country.

We shall continue to finance our operations and fund the current commitments for capital expenditures mainly from the cash provided from operating activities and from private and/or public placements.

On April 18, 2002, Swiftnet Limited received a First Party Charge over credit balances by way of security in the sum of £50,000 plus interest and charges held to the credit of the account due or to become due from Swiftnet to Bank Leumi (UK) plc on any account whatsoever.

On February 5, 2005, our U.K. based subsidiary, Swiftnet Limited, has received credit facilities from Barclays Asset Financing in the form of a Confidential Invoice Discounting Agreement whereby Barclays would purchase Trade Debtors from Swiftnet in advance of customer payments up to a maximum of £750,000. As part of the Agreement a Debenture charge was raised on all the assets of Swiftnet. This Agreement was subsequently terminated and this Debenture charge may now be cancelled.

As of April 10, 2003, Equitalk.co.uk Limited, our U.K. based subsidiary since July 2006, has received loan facilities from Barclays Bank plc in the form of a Government Small Firms Loan Guarantee Scheme Loan Agreement whereby Barclays would lend Equitalk £150,000. The loan plus interest is repaid monthly and payments are up to date. . As part of the agreement a Debenture charge was raised on all the assets of Equitalk. The balance as of September 30, 2006 due is £66,666 ($125,509).

Our U.S. subsidiary, Xfone USA, Inc. has certain loan facilities with certain liens on our fixed assets in the form of installment loan agreements. The total aggregate amount of these loans as of September 30, 2006 is $282,446.

Upon the assignment of the Interconnection Agreement between WS Telecom, Inc. and BellSouth Telecommunications, Inc. to Xfone USA, Inc., and consummation of the merger on March 10, 2005, we, the ultimate parent company and our subsidiaries Swiftnet Limited and Xfone 018 Ltd., individually and/or jointly, agreed to guarantee all undisputed debts owing to BellSouth Telecommunications by Xfone USA in accordance with the assigned Interconnection Agreement. The guarantee was given on December 16, 2004, and became effective upon the consummation of the merger on March 10, 2005.

Our Israel based subsidiary, Xfone 018 has received credit facilities from Bank Hapoalim B.M. in Israel in order to finance its start-up activities. As of September 30, 2006, the credit facilities include a revolving credit line of 500,000 NIS, a short-term credit line of 2,250,000 NIS, and long-term credit line of 790,000 NIS. In addition, the bank made available to Xfone 018 a long-term facility of 3,150,000 NIS to procure equipment. The credit facilities are secured with: (a) a floating charge on Xfone 018 assets; (b) a fixed charge on its telecommunication equipment (including switches); (c) subordination of a Term Note of $800,000. This Term Note was executed in July 2004 by Xfone 018 in favor of the Company; (d) assignment of rights by way of pledge on the Partner Communications Company Ltd. contract, the Cellcom Israel Ltd. contract, the Pelephone Communications Ltd. contract, and the credit companies contracts with Xfone 018; (e) personal collateral by Abraham Keinan and Guy Nissenson, which includes a pledge on 1,000,000 shares of common stock of the Company owned by Mr. Keinan, and an undertaking to provide Bank Hapoalim with an additional financial guarantee of up to $500,000 under certain circumstances. We agreed to indemnify Abraham Keinan and/or Guy Nissenson on account of any damage and/or loss and/or expense (including legal expenses) that they may incur in connection with the stock pledge and/or any other obligation made by them to Bank Hapoalim in connection with the collateral; (f) We and Swiftnet Limited issued a Letter of Guarantee, unlimited in amount, in favor of the bank, guaranteeing all debt and indebtedness of Xfone 018 towards the bank. As of September 30, 2006, we have a balance due of $1,179,698 under the credit facility.

According to an agreement between us, Xfone 018 Ltd. and our 26% minority interest partner in Xfone 018 (the "Minority Partner"), the Minority Partner provided in 2004 a bank guarantee of 10,000,000 New Israeli Shekels ("NIS") (£1,234,689) ($2,324,500) to the Ministry of Communications of the State of Israel which replaced an existing bank guarantee given by the Company in connection with Xfone 018’s license to provide international telecom services in Israel. As part of the agreement, the Company agreed to indemnify the Minority Partner for any damage caused to him due to the forfeiture of the bank guarantee with the Ministry of Communications on account of any act and/or omission of Xfone 018, provided that the said act or omission is performed against the opinion of the Minority Partner or without his knowledge. Further, the Company agreed that if at the end of the first two years of Xfone 018 business activity, its revenues shall be less than $2,000,000 (£1,062,327), or if it shall cease business activity (at any time), the Company shall secure the return of the bank guarantee to the Minority Partner.

According to above-mentioned agreement with the Minority Partner, the Minority Partner provided in the fourth quarter of year 2004, a shareholder loan of approximately $400,000 (£212,465) to Xfone 018 (the "Minority Partner Loan"). The Minority Partner Loan is for four years with annual interest of 4% and linkage to the Israeli consumer price index. As of September 30, 2006, the Company provided to Xfone 018 a shareholder loan in an aggregate amount of $800,000 (£424,931).

As of September 30, 2006, our Israeli subsidiary activities were financed by the shareholders loans and by using £626,612 ($1,179,698) of the credit facility from Bank Hapoalim.

On September 27, 2005, a Securities Purchase Agreement was entered for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which took the form of a convertible term note secured by the Company’s United States assets, has a 3 year term and bears interest at a rate equal to prime plus 1.5% per annum. The Term Note is convertible, under certain conditions, into shares of the Company’s common stock at an initial conversion price equal to $3.48 per share. In conjunction with the financial transaction, we issued to Laurus Master Fund 157,500 warrants which are exercisable at $3.80 per share for a period of five years. The closing of the financing was on September 28, 2005. Net proceeds from the financing are mainly being used for procurement of capital equipment and general working capital purposes for the Company and Xfone USA, eXpeTel Communications and Gulf Coast Utilities, Inc. The conversion of the Term Note will result in dilution in the percentage of common stock owned by the Company’s existing shareholders, although the conversion price was in excess of the net tangible book value per share and accordingly was not economically dilutive. The potential or actual resale of the shares underlying the note could have an adverse effect on the price of our common stock. The balance as of September 30, 2006 due to Laurus Master Fund is £816,327 ($1,600,000).

On September 28, 2005, a Securities Purchase Agreement was entered for a $2,212,500 financial transaction by and among the Company, Crestview Capital Master, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount - Provident Funds. Upon the closing of the financial transaction on October 31, 2005, the Company issued to the investors an aggregate of 885,000 shares of common stock at a purchase price of $2.50 per share together with 221,250 warrants at $3.00 per share for a period of five years and 221,250 warrants at $3.25 per share for a period of five years. The net proceeds of the financing are being used for general working capital and/or investment in equipment and/or acquisitions and/or business development. The financial transaction resulted in dilution in the percentage of common stock owned by the Company’s existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive. The potential or actual resale of the shares could have an adverse effect on the price of our common stock.

On November 23, 2005, a Securities Purchase Agreement was entered for a $810,000 financial transaction by and among the Company, Mercantile Discount-Provident Funds, Hadar Insurance Company Ltd., the Israeli Phoenix Assurance Company Ltd., and Gaon Gemel Ltd. In conjunction with the financial transaction, the Company issued an aggregate of 324,000 shares of common stock at a purchase price of $2.50 per share together with 81,000 warrants at $3.00 per share for a period of five years and 81,000 warrants at $3.25 per share for a period of five years. The financial transaction was closed on April 6, 2006. The net proceeds of the financing are being used for general working capital and/or investment in equipment and/or acquisitions and/or business development. The financial transaction resulted in dilution in the percentage of common stock owned by the Company's existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive. The potential or actual resale of the shares could have an adverse effect on the price of our common stock.

On January 1, 2006, Xfone USA, Inc., our wholly owned subsidiary, entered into an Agreement with EBI Comm, Inc. (“EBI”), a privately held Internet Service Provider, to purchase the assets of EBI. EBI provided a full range of Internet access options for both commercial and residential customers in north Mississippi. Based in Columbus, Mississippi, EBI’s services included Dial-up, DSL, T1 Dedicated Access and Web Hosting. The customer base, numbering approximately 1,500 Internet users, is largely concentrated in the Golden Triangle area, which includes Columbus, West Point and Starkville, Mississippi. The acquisition was structured as an asset purchase, providing for Xfone USA to pay EBI total consideration equal to 50% of the monthly collected revenue from the customer base during the first 12 months, beginning January 2006. Acquired assets include the customer base and customer lists, trademarks and all related intellectual property, fixed assets and all account receivables. The acquisition was not significant from an accounting perspective.

On January 10, 2006 (effective as of January 1, 2006), Xfone USA, Inc., our wholly owned subsidiary, entered into an Asset Purchase Agreement with Canufly.net, Inc. (“Canufly.net”), an Internet Service Provider based in Vicksburg, Mississippi, and its principal shareholder, Mr. Michael Nassour. Canufly.net provided residential and business customers with high-speed Internet services and utilized the facilities-based network of Xfone USA, as an alternative to BellSouth, to provide Internet connectivity to its customers. Canufly.net also provided Internet services through wireless applications. The transaction was closed on January 24, 2006. We agreed to pay a total purchase price of up to $710,633, payable as follows: (i) $185,000 in cash payable in twelve equal monthly payments, the first installment was paid at closing, and as of September 30, 2006, we paid an amount of approximately $123,000; (ii) $255,633 in cash, paid at closing, to pay off the loan with the B&K Bank; (iii) 33,768 shares of common stock and 24,053 warrants exercisable at $2.98 per share for a period of five years were issued to the shareholders of Canufly.net during May 2006. The acquisition was not significant from an accounting perspective.

On May 10, 2006, the Company, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited, a company controlled by Mr. Davison, entered into a Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement, the Company increased its ownership interest in Story Telecom from 39.2% to 69.6% in a cash transaction valued at $1,200,000. $900,000 of the total consideration was applied to payables owed by Story Telecom to the Company and its subsidiary Swiftnet Limited for back-end telecommunications services. The balance of $300,000 was paid to Story Telecom, and will be used as working capital. Story Telecom, Inc., a telecommunication service provider, operates in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited. Story Telecom operates as a division of the Company’s operations in the United Kingdom. Founder and CEO of Story Telecom, Nir Davison, remained as Managing Director of the division. The stock purchase pursuant to the Stock Purchase Agreement was completed on May 16, 2006. The transaction contemplated by the Stock Purchase Agreement was not significant from an accounting perspective.

Pursuant to the above-mentioned Stock Purchase Agreement, at certain dates and provided Story Telecom meets certain business and financial covenants, Nir Davison and Trecastle Holdings Limited shall have the option to sell to the Company all of their shares in Story Telecom for U.S. $450,000 in cash, or equivalent in the Company's common stock (to be decided by the Company). In addition, at certain dates and provided Story Telecom meets certain business and financial covenants, the Company shall have the option to buy from Nir Davison and Trecastle Holdings Limited all of their shares in Story Telecom for U.S. $900,000 in cash, or equivalent in the Company's common stock (to be decided by the Company). The Stock Purchase Agreement further provides that upon request from Story Telecom, and provided certain conditions are met, the Company shall provide all consents necessary to make Story Telecom a publicly traded company through a distribution of its shares as a dividend to the shareholders of the Company, or a similar transaction. If the Company will fail to provide all necessary consents it shall have to buy from Nir Davison and Trecastle Holdings Limited all their shares of Story Telecom for $1,000,000, paid 70% in the Company’s shares, valued at market price on an average of 30 trading days, and 30% in cash.

On May 25, 2006, the Company and the shareholders of Equitalk.co.uk Limited, a privately held telephone company based in the United Kingdom ("Equitalk") entered into an Agreement relating to the sale and purchase of Equitalk (the "Equitalk Agreement"). The Equitalk Agreement provides that we will acquire Equitalk in a restricted common stock and warrant transaction valued at $1,650,000. The acquisition was completed on July 3, 2006, and on that date Equitalk become our wholly owned subsidiary. In conjunction with the completion of the acquisition and in exchange for all of the capital stock of Equitalk, the Company issued a total of 402,192 restricted shares of our common stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. Founded in December 1999, Equitalk, a VC-financed company, was the first fully automated e-telco in the United Kingdom. Equitalk provides both residential and business customers with low-cost IDA and CPS voice services, broadband and teleconferencing.

On June 19, 2006, the Company entered into a Securities Purchase Agreement to sell to Central Fund for the Payment of Severance Pay of the First International Bank of Israel Ltd; Meiron Provident Fund for Self Employed Persons of the First International Bank of Israel Ltd; Atidoth Provident and Compensation Fund of the First International Bank of Israel Ltd; Tohelet Provident and Compensation Fund of the first International Bank of Israel Ltd.; Mishtalem Funds for Continuing Education of the First International Bank of Israel Ltd; Keren Hashefa Provident and Compensation Fund of the First International Bank of Israel Ltd; Hamelacha Provident and Compensation Fund of the First International Bank of Israel Ltd; Teuza Provident and Compensation Fund of the First International Bank of Israel Ltd; Kidma Provident Funds Management Company Ltd, for Menifa Provident Fund for Bank of Israel Employees; and Security Pension Fund for Artisans Industrialists and Self Employed Persons Ltd. an aggregate of 344,825 restricted shares of its common stock, at a purchase price of $2.90 per share, together with an aggregate of 172,415 warrants to purchase shares of its common stock, at an exercise price of $3.40 per share and with a term of five years. The financial transaction was closed on September 28, 2006. The net proceeds of the financial transaction are expected to be used for general working capital and/or investment in equipment and/or acquisition and/or business development. The financial transaction resulted in dilution in the percentage of common stock owned by the Company's existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive. The potential or actual resale of the shares could have an adverse effect on the price of our common stock.

As a result of the September 27, 2005, September 28, 2005, November 23, 2005, and June 19, 2006 financial transactions described above (the "Financial Transactions"), the Company increased the amount of shares outstanding resulting in a dilution in the percentage of common stock owned by the Company’s existing stockholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive. In addition, as a result of the issuance and registration of shares pursuant to the Financial Transactions, a substantial number of our shares of common stock become available for immediate resale, which could have an adverse effect on the price of our common stock. In the event that the sale of such shares results in a decline in our stock price it may cause other shareholders to sell their shares or even engage in short sales of the Company's common stock which could cause the price to further decline. Any such decreases in the price of our common stock may cause stockholders to lose some or all of their investment. To the extent any of the investors in the Financial Transactions exercise any of their warrants, and then resell the shares of common stock issued to them upon such exercise, the price of our common stock may decrease even further due to the additional shares of common stock in the market. The exercise of the warrants and the conversion of the secured convertible note into common stock will substantially dilute the percentage of common stock owned by existing stockholders and will likely have a negative affect on the market price of our common stock. We lack control over the timing of any exercise or the number of shares offered or sold.

The above-mentioned November 23, 2005 financial transaction was approved at a Special Meeting of the shareholders of the Company, held on March 13, 2006. The shareholders approval was required by the American Stock Exchange rules because the financial transaction coupled with the Company’s earlier financings described herein would constitute more than 20% of the Company’s outstanding common stock. The issuance and listing of the related shares of common stock of the Company were approved by the American Stock Exchange on March 27, 2006.

On September 27, 2006, a Shareholders Loan Agreement was entered by and between Auracall Limited, an affiliated company, Swiftnet Limited, a wholly owned U.K. subsidiary and the Managing Director of Auracall who holds 67.5% of Auracall. As part of this agreement, Swiftnet agreed to provide a loan of £24,000 to Auracall, free of interest, to be repaid within one year. The loan was funded on October 13, 2006.

On August 24, 2006, the Company announced by Press Release that it has filed with the Israel Securities Authority (“ISA”) and the Tel Aviv Stock Exchange (“TASE”) a preliminary draft prospectus for a public offering of convertible debentures to be listed and traded on the TASE. The total amount proposed to be raised in the public offering is approximately $12 million. The public offering is subject to the approval of the ISA and the TASE, as well as the execution of an underwriting agreement and final pricing. On November 9, 2006 the Company was informed that the TASE decided to seek a No-Action Letter from the Commission and that until such No-Action Letter is granted to the TASE the Company’s public offering is delayed. There can be no assurance that the public offering will be consummated

We will consider raising additional capital through private and/or public placements to fund possible acquisitions and business development activities and for working capital.

IMPACT OF INFLATION AND CURRENCY FLUCTUATIONS

As of September 30, 2006, our main functional currency remains the UKP as a significant portion of our revenues is derived from our United Kingdom based subsidiary Swiftnet. Following the acquisition of our United States subsidiary in March 10, 2005, a large potion of our business is in U.S. Dollars. In addition, we started to do business in Israel with the Israeli currency (NIS) as of mid December 2004. 15% of our revenues were derived from our Israeli subsidiary. Approximately 40% of the direct traffic costs in Israel are in UKP and the rest in NIS. We believe that the U.S. and Israeli portions of our revenues will increase during 2006 and 2007. Most of our revenues, current assets and long-term loans to a shareholder are in UKP and U.S. Dollars.

Our costs of revenues are mainly in UKP and U.S. Dollars.

Most of our liabilities, operating and financing expenses are in UKP and U.S. Dollars. The remainder of the assets, liabilities, revenues and expenditures are in NIS. We anticipate that by the end of 2006, the portion of U.S. Dollars will be greater and will probably turn to our main functional currency although the portion of UKP will stay significant.

A devaluation of the UKP or the NIS in relation to the U.S. Dollar will have the effect of decreasing the U.S. Dollar value of all assets or liabilities that are in UKP or NIS.

Conversely, any increase in the value of the UKP in relation to the U.S. Dollar has the effect of increasing the U.S. Dollar value of all UKP assets and the U.S. Dollar amounts of any UKP liabilities and expenses.

Inflation in any of the countries where we operate would affect our operational results if we shall not be able to match our revenues with growing expenses caused by inflation.

If the rate of inflation causes a rise in salaries or other expenses and the market conditions don’t allow us to raise prices proportionally, it will have a negative effect on the value of our assets and on our potential profitability.

C. BUSINESS

Background

Xfone, Inc. was incorporated in Nevada, U.S.A. in September 2000. We are a holding company providing international voice, video and data communications services with operations in the United Kingdom, the United States and Israel that offer a wide range of services, which include: local, long distance and international telephony services; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities. We serve customers across Europe, Asia, North America, South America, Australia and Africa.

On October 4, 2000, we acquired Swiftnet Limited which had a business plan to provide comprehensive telecommunication services and products by integrating new and old products, services and ideas through one website. Swiftnet was incorporated in 1990 under the laws of the United Kingdom. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During 2000, Swiftnet shifted its business focus and its focus has remained on telephony voice services offering comprehensive support packages to resellers and new services. Utilizing automation and proprietary software packages, Swiftnet's strategy is to grow without the need for heavy investments and with lower expenses for operations and registration of new customers.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system. Xfone 018 provides residential and business customers with high quality international carrier services.

On May 28, 2004, we entered into an agreement and Plan of Merger to acquire WS Telecom, Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned subsidiary Xfone USA, Inc. On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations would be assigned and transferred to Xfone USA. The term of the management agreement commenced on July 1, 2004, and continued until the consummation of the merger on March 10, 2005.  Headquartered in Jackson, Mississippi, Xfone USA, Inc. is a telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system. Xfone USA provides residential and business customers with high quality local and long distance services, as well as cable television and high speed Internet services to planned communities in Mississippi. Xfone USA is licensed to provide telecommunications services in Alabama, Florida, Georgia, Louisiana and Mississippi. Xfone USA utilizes integrated multi-media offerings - combining digital voice, data and video services over broadband technologies - all on one single itemized bill.

On August 18, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Internet Services, Inc., a Louisiana corporation (the “I-55 Internet Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Internet Merger Agreement. On October 10, 2005, we entered into a First Amendment to the Merger Agreement, by and among I-55 Internet Services, us, Xfone USA, Inc., our wholly-owned United States subsidiary and Hunter McAllister and Brian Acosta, key employees of I-55 Internet Services, in order to induce us and Xfone USA not to terminate the I-55 Internet Merger Agreement due to the material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet Services. As part of the amendment and since, at that time, the merger of I-55 Internet Services with and into Xfone USA had not been consummated yet, in the interim, the parties agreed and entered into on October 11, 2005 a Management Agreement (the "I-55 Internet Management Agreement") that provided that I-55 Internet Services hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Internet Services business operations, including among other things personnel, accounting, contracts, policies and budget. In consideration of the management services provided under the I-55 Internet Management Agreement, I-55 Internet Services assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Internet Management Agreement. The term of the I-55 Internet Management Agreement commenced on October 11, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Internet Services, we issued a total of 789,863 shares of our common stock valued at $2,380,178 and 603,939 warrants exercisable into shares of our common stock, with an exercise price of $3.31, valued based on the Black Scholes option-pricing model.

In conjunction with that certain Letter Agreement dated October 10, 2005 with MCG Capital Corporation (the "Letter Agreement"), a major creditor of I-55 Internet Services, and upon the consummation of the merger on March 31, 2006, we issued to MCG Capital 667,998 shares of our common stock, valued at fair value of $2,010,006, in return for retiring its loan with I-55 Internet Services.

I-55 Internet Services provided Internet access and related services, such as installation of various networking equipment, website design and other Internet access installation services, throughout the Southeastern United States to individuals and businesses located predominantly in rural markets in Louisiana and Mississippi. As a result of the merger with and into Xfone USA, these services are now available in expanded markets throughout Louisiana and Mississippi. The Internet service offerings include dial-up, DSL, high speed dedicated Internet access, web services, email, the World Wide Web, Internet relay chat, file transfer protocol and Usenet news access to both residential and business customers. The I-55 Internet Services offerings provided various prices and packages that allowed I-55 Internet Services subscribers to customize their subscription with services that met customers’ particular requirements. Xfone USA now provides bundled services of voice and data (Internet) to customers throughout its service areas.

On August 26, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC, a Louisiana corporation (the “I-55 Telecom Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Telecom Merger Agreement. In order to demonstrate their intention to continue on with the transaction contemplated by the I-55 Telecom Merger Agreement, the parties entered into on October 12, 2005 a Management Agreement (the “I-55 Telecom Management Agreement”) that provided that I-55 Telecommunications hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Telecommunications’ business operations. In consideration of the management services provided under the I-55 Telecom Management Agreement, I-55 Telecommunications assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Telecom Management Agreement. The term of the I-55 Telecom Management Agreement commenced on October 12, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Telecommunications, we issued a total of 223,702 shares of our common stock valued at $671,687 and 79,029 warrants exercisable into shares of our common stock, with an exercise price of $3.38, valued based on the Black Scholes option-pricing model.

In conjunction with certain Agreements to Purchase Promissory Notes dated October 31, 2005 / February 3, 2006 with Randall Wade James Tricou; Rene Tricou - Tricou Construction; Rene Tricou - Bon Aire Estates; Rene Tricou - Bon Aire Utility; and Danny Acosta, creditors of I-55 Telecommunications (the "Creditors"), and upon the consummation of the merger on March 31, 2006, we issued to the Creditors an aggregate of 163,933 restricted shares of common stock and an aggregate of 81,968 warrants, exercisable at $3.38 per share, at a total value of $492,220, in return for retiring their individual loans with I-55 Telecommunications.

I-55 Telecommunications provided voice, data and related services throughout the Louisiana and Mississippi area to both individuals and businesses. Prior to the merger with and into Xfone USA, I-55 Telecommunications was a licensed facility based CLEC in Louisiana and Mississippi with a next generation class 5 switching solution. I-55 Telecommunications provided a complete packages of local and long distance services to residential and business customers across both states. As a result of the merger, Xfone USA has expanded its On-Net (facilities) service area, through I-55 Telecommunications, into New Orleans, Louisiana and surrounding areas, including Hammond, Louisiana. Xfone USA is expanding its sales offices to include New Orleans, continuing revenue growth and increase market share. Regulations affecting the telecommunications industry began in March 2006; conversions of all circuits affected were completed in April 2006. The competition in secondary markets, such as Jackson, Mississippi, New Orleans and Baton Rouge, Louisiana, as opposed to Tier 1 markets such as Atlanta, Georgia, is also rapidly declining due to the removal of UNE-P and the decline in the competitive local exchange providers that had been dependent on UNE-P as their only source for providing competitive local telephone services in those markets. This provides for a unique opportunity for Xfone USA to gain market share, by utilizing its existing network and to expand its facilities into these areas becoming a primary alternative to the monopoly Incumbent Local Exchange Company.

On January 1, 2006, Xfone USA, Inc., our wholly owned subsidiary, entered into an Agreement with EBI Comm, Inc. (“EBI”), a privately held Internet Service Provider, to purchase the assets of EBI. EBI provided a full range of Internet access options for both commercial and residential customers in north Mississippi. Based in Columbus, Mississippi, EBI’s services included Dial-up, DSL, T1 Dedicated Access and Web Hosting. The customer base, numbering approximately 1,500 Internet users, is largely concentrated in the Golden Triangle area, which includes Columbus, West Point and Starkville, Mississippi. The acquisition was structured as an asset purchase, providing for Xfone USA to pay EBI total consideration equal to 50% of the monthly collected revenue from the customer base during the first 12 months, beginning January 2006. Acquired assets include the customer base and customer lists, trademarks and all related intellectual property, fixed assets and all account receivables. The acquisition was not significant from an accounting perspective.

On January 10, 2006 (effective as of January 1, 2006), Xfone USA, Inc., our wholly owned subsidiary, entered into an Asset Purchase Agreement with Canufly.net, Inc. (“Canufly.net”), an Internet Service Provider based in Vicksburg, Mississippi, and its principal shareholder, Mr. Michael Nassour. Canufly.net provided residential and business customers with high-speed Internet services and utilized the facilities-based network of Xfone USA, as an alternative to BellSouth, to provide Internet connectivity to its customers. Canufly.net also provided Internet services through wireless applications. The transaction was closed on January 24, 2006. We agreed to pay a total purchase price of up to $710,633, payable as follows: (i) $185,000 in cash payable in twelve equal monthly payments, the first installment was paid at closing, and as of September 30, 2006, we paid an amount of approximately $123,000; (ii) $255,633 in cash, paid at closing, to pay off the loan with the B&K Bank; (iii) 33,768 shares of common stock and 24,053 warrants exercisable at $2.98 per share for a period of five years were issued to the shareholders of Canufly.net during May 2006. The acquisition was not significant from an accounting perspective.

On May 10, 2006, we, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited, a company controlled by Mr. Davison, entered into the Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement, we increased our ownership interest in Story Telecom from 39.2% to 69.6% in a cash transaction valued at $1,200,000. $900,000 of the total consideration was applied to payables owed by Story Telecom to us and our subsidiary Swiftnet Limited for back-end telecommunications services. The balance of $300,000 was paid to Story Telecom, and is being used as working capital. Story Telecom, Inc., a telecommunication service provider, operates in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited. Story Telecom operates as a division of our operations in the United Kingdom. Founder and CEO of Story Telecom, Nir Davison, remained as Managing Director of the division. The stock purchase pursuant to the Stock Purchase Agreement was completed on May 16, 2006. The transaction contemplated by the Stock Purchase Agreement was not significant from an accounting perspective.

On May 25, 2006, we and the shareholders of Equitalk.co.uk Limited, a privately held telephone company based in the United Kingdom ("Equitalk") entered into an Agreement relating to the sale and purchase of Equitalk (the "Equitalk Agreement"). The Equitalk Agreement provides that we will acquire Equitalk in a restricted common stock and warrant transaction valued at $1,650,000. The acquisition was completed on July 3, 2006, and on that date Equitalk became our wholly owned subsidiary. In conjunction with the completion of the acquisition and in exchange for all of the capital stock of Equitalk, we issued a total of 402,192 restricted shares of our common stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. Founded in December 1999, Equitalk, a VC-financed company, was the first fully automated e-telco in the United Kingdom. Equitalk provides both residential and business customers with low-cost IDA and CPS voice services, broadband and teleconferencing.

Recent Financings

On June 19, 2006, we entered into a Securities Purchase Agreement to sell to Central Fund for the Payment of Severance Pay of the First International Bank of Israel Ltd.; Meiron Provident Fund for Self Employed Persons of the First International Bank of Israel Ltd.; Atidoth Provident and Compensation Fund of the First International Bank of Israel Ltd.; Tohelet Provident and Compensation Fund of the first International Bank of Israel Ltd.; Mishtalem Funds for Continuing Education of the First International Bank of Israel Ltd.; Keren Hashefa Provident and Compensation Fund of the First International Bank of Israel Ltd.; Hamelacha Provident and Compensation Fund of the First International Bank of Israel Ltd.; Teuza Provident and Compensation Fund of the First International Bank of Israel Ltd.; Kidma Provident Funds Management Company Ltd. for Menifa Provident Fund for Bank of Israel Employees; and Security Pension Fund for Artisans Industrialists and Self Employed Persons Ltd. an aggregate of 344,825 restricted shares of common stock, at a purchase price of $2.90 per share, together with an aggregate of 172,415 warrants to purchase shares of common stock, at an exercise price of $3.40 per share and with a term of five years. The financial transaction was closed on September 28, 2006. The net proceeds of the financial transaction are expected to be used for general working capital and/or investment in equipment and/or acquisition and/or business development. The financial transaction resulted in dilution in the percentage of common stock owned by the Company's existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive.

Our Principal Services and their Markets

We provide through our United Kingdom operations the following telecommunication products / services:

Services provided by Swiftnet

Telephony services

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Carrier Pre Select (CPS): CPS is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route all their outgoing calls over our network. This gives them access to competitive call rates and a wide range of services. Customers using CPS only pay line rental to their service operator, while we bill them for all call charges. CPS is available nationally provided the customer is connected to a BT local exchange

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Indirect Access: This is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route a specific outgoing call over our network by using the prefix code "1689".

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Calling Cards: This service is available to all our subscribers. The Calling Card works by using an access number and a PIN code, and offers a convenient and easy way to make calls virtually anywhere in the UK, as well as from 27 other destinations worldwide.

Messaging services

•	Email2Fax: Allows users to send fax messages directly from their email or web software.

•	Cyber-Number: Allows users to receive fax messages directly to their email software via a personal number.

•	Email/Fax Broadcast: This service allows the user to send multiplied personalized faxes and emails to thousands of users in minutes.

Internet Based Customer Service and Billing Interface

•	Our Internet based customer service and billing interface (found at www.xfone.com) includes on-line registration, full account control, and payment and billing functions and information retrieval.

Our UK based subsidiary, Swiftnet Limited owns and operates its own facilities-based telecommunications switching system.

Services provided by Equitalk

Telephony services

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Carrier Pre Select (CPS): CPS is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route all their outgoing calls over our network. This gives them access to competitive call rates and a wide range of services. Customers using CPS only pay line rental to their service operator, while we bill them for all call charges. CPS is available nationally provided the customer is connected to a BT local exchange.

•
Indirect Access: This is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route a specific outgoing call over our network by using the prefix code "1664".

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Internet/Data Service: We provide high-speed Internet access to residential customers utilizing the digital data network of Griffin Internet. Our ADSL service provides up to 8 Mbps of streaming speed combined with Static IP addresses, as well as multiple mailboxes. Our Internet/Data services are bundled with our voice services for residential and business customers.

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Conference Service: We provide web-managed low cost teleconferencing services through our partnership with 360 Conferencing. Up to 10 people can call in to a conference circuit and be joined together by dialing the same PIN. There is no need to reserve a conference call in advance and each caller pays for their own call.

Internet Based Customer Service and Billing Interface

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Our Internet based customer service and billing interface (found at www.equitalk.co.uk) includes on-line registration, full account control, and payment and billing functions and information retrieval.

Services provided by Story Telecom

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Prepaid Calling Cards: Story Telecom initiates, markets and distributes Prepaid Calling Cards that are served by our switch and systems. Story Telecom supplies the Prepaid Calling Cards to retail stores through its network of dealers. The Calling Card enables the holder to call anywhere in the world by dialing either a toll free number or a local access number from any telephone that routes the holder’s call to our Interactive Voice Response System that automatically asks for the holder’s private PIN code, validates the code dialed by the customer, and tells the credit balance of the card. The holder is then instructed to dial to his or her desired destination, at which time our Interactive Voice Response System tells the holder how long he or she can speak according to the balance on the card and what the cost per minute is. The holder of the card can use the card repeatedly until the balance is zero.

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Story Direct and Story Mobile: These services allow any individual with either a BT line or a mobile phone to make international calls at a lower cost and without prepayment for setting up an account with another carrier. These services can be accessed by any business or residential user through Story Telecom website, found at www.storytelecom.com. When customers need to make an international or national call they can dial the appropriate designed number for that country and save on calling rates over the current BT published rates or their network operator’s rates by gaining access to our switch and providing savings on a per minute basis.

Services provided by Auracall Limited, our affiliated entity

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The Auracall service allows any individual with a BT line to make international calls at a lower cost and without prepayment for setting up an account with another carrier. The Auracall service can be accessed by any business or residential user through our website at www.auracall.com. When customers need to make an international or national call they can dial the appropriate designed number for that country and save on calling rates over the current BT published rates by gaining access to our switch and providing savings on a per minute basis.

We provide through our United States operations the following telecommunication products / services:

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Local Telephone Service: Using our own network in concentrated local areas throughout Mississippi and Louisiana and the underlying network of BellSouth Telecommunications, Inc., outside of our local areas, we provide local dial tone and calling features, such as hunting, call forwarding and call waiting to both business and residential customers throughout Alabama, Florida, Georgia, Louisiana and Mississippi, including T-1 and PRI local telephone services to business customers.

•
Long Distance Service: We use QWEST, a nationwide long distance carrier, as our underlying long distance network provider. In conjunction with Local Telephone Services, we provide Long Distance Services to our residential and business customers. We provide two different categories of long distance services - Switched Services to both residential and small business customers, which include 1+ Outbound Service, Toll Free Inbound Service and Calling Card Service. For larger business customers we also provide Dedicated Services such as T-1 and PRI Services. Our long distance services are only available to customers who use our local telephone services.

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Internet/Data Service: We provide high-speed Internet access to residential and business customers utilizing our own integrated digital data network and the broadband gateway network of BellSouth Telecommunications. Our DSL service provides up to 3 Mbps of streaming speed combined with Dynamic IP addresses, as well as multiple mailboxes and Web space. Our DSL services also include spam filter, instant messaging, pop-up blocking, web mail access, and parental controls. We also provide dial-up Internet access service for quick and dependable connection to the web. Our Internet/Data services are stand-alone products or are bundled with our voice services for residential and business customers.

•
Customer Service: Customer Service is paramount at Xfone USA and is one of our major differentiating characteristics, thus tantamount to being one of our product offerings. Customers have been conditioned to accept poor customer service because they have never had any real choice in service providers, especially in the residential market. Our attentive customer service department is an additional "product offering" which sells - as well as retains - customers. The full scope of communications service entails network service, customer service, and repair service.

Our US based subsidiary, Xfone USA, Inc. owns and operates its own facilities-based telecommunications switching system.

We provide through our Israeli operations the following telecommunication products / services:

•
International Telephony Services: We provide international telephony services with the prefix code of "018". We provide these services both to our subscribers and to subscribers of other Israeli carriers. The service is offered to both residential and business customers.

•
XFONECARD: We provide an international toll free calling card service, available from Australia, Austria, Belgium, Canada, Chile, Columbia, Denmark, Finland, France, Germany, Greece, Hong Kong, Hungary, Ireland, Israel, Italy, Japan, Jordan, Netherlands, New Zealand, Norway, Poland, Slovakia, Sweden, Switzerland, Thailand, Ukraine, the United Kingdom and United States. XFONECARD has a unique feature which allows its user to receive messages to a personal message box.

•
SIMPLE: The SIMPLE is a pre programmed, rechargeable, mobile SIM card which can be used with any unlocked GSM (Global System for Mobiles) mobile phone virtually anywhere in the world. SIMPLE allows us to deliver call savings, by diverting the customer dialing command away from the local mobile operator that the phone is connected to, and instead, it sends the call to one of the UK's largest mobile operators with whom we hold a special agreement. We offer for sale or rent two types of SIM Cards - a local SIM Card which may be used only from a specific country, and a global SIM Card which may be used from over 90 countries around the globe.

Our Israel based subsidiary Xfone 018 owns and operates its own facilities-based telecommunications switching system.

Our Distribution and Marketing Methods

We use the following distribution methods to market our services:

•
We actively recruit independent contractor agents and resellers who purchase telephone traffic directly from us at a discount, and who then resell this telephone traffic to their customers at a mark-up according to their own price lists;

•	We use direct marketing, including by newspaper and radio advertisements;
•	We use third party direct sales organizations (telesales and door-to-door) to register new customers.
•	We utilize agents that sell our services directly to customers at our established prices; these agents receive a commission of approximately 5%-10% of the total sale amount less any bad debts;
•	We cooperate with major companies and worker's councils.
•	We attend telecommunications trade shows to promote our services;
•	We utilize the Internet as an additional distribution channel for our services. We utilize Xfone.com as our brand name for our new e-commerce telecommunications operations.

Our Billing Practices

We charge our customers based on a monthly fixed amount or on actual usage by full or partial minutes. Our rates vary with distance, duration, time, and type of call, but are not dependent upon the facilities selected for the call transmission. The standard terms for our regular telephone customers require that payments are due 30 days from the date of the invoice, or 90 days when the invoice is issued by the local operator. Our supplier's standard terms are payment within 30 to 90 days from invoice date; however, some new suppliers ask for shorter payment terms.

Carriers and Negotiating Lower Rates

Our increased sales in 2004 and 2005 have enabled us to negotiate significantly lower rates with the carriers we use to carry our international call traffic, which gives us the opportunity to increase our margins or offer significant reductions to secure deals with major clients. If our sales increase, we anticipate that we will continue to negotiate for lower rates. There can be no assurance that we will be successful in negotiating lower rates.

Divisions

We operate the following divisions:

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Partner Division - Our Partner Division operates as a separate profit center by attempting to recruit new resellers and agents to market our products and services and to provide support and guidance to resellers and agents.

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Customer Service Division - In the United Kingdom and the United States we operate a live customer service center that operates 24 hours a day, 7 days a week. In Israel our customer service center operates only 6 days a week

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Operations Division - Our Operations Division provides the following operational functions to our business: (a) 24 hour/7 day a week technical support; (b) inter-company network; (c) hardware and software installations; and (d) operating switch and other platforms.

•	Administration Division - Our Administration Division provides the billing, collection, credit control, and customer support aspects of our business.
•	Research and Development - The function of our Research and Development Division is to develop and improve our billing system, switch and telephony platforms, websites and special projects.
•	Retail - Our Retail Division is responsible for our marketing and selling campaigns that target potential and existing retail customers.

Geographic Markets

Our primary geographic markets are the United States, the United Kingdom and Israel.  However, we serve customers across Europe, Asia, North America, South America, Australia and Africa.

Competitive Business Conditions

The UK Market

The communications and information services industry is highly competitive and varied. In 2005, we had only approximately 0.11% of the market share of the United Kingdom telecommunication market (not including mobiles revenues), based on our revenues of $14,044,546 (approximately ₤8,141,766) during 2005, compared with the approximately $12.4 billion telecommunication market (not including mobiles revenues) in the United Kingdom (approximately ₤7.2 billion), according to the United Kingdom regulatory oversight of these companies, the Office of Communications - United Kingdom, otherwise known as Ofcom, the website of which may be accessed at  www.ofcom.org.uk.

The US Market

In 2005, we had approximately 12,000 End-User Switched Access telephone lines in the Alabama, Louisiana and Mississippi market through the combination of our wholly-owned subsidiary, Xfone USA and I-55 Telecommunications, LLC or 0.2% of market share. This total market size in 2005 represented 5,965,767 telephone lines, with BellSouth Telecommunications maintaining its monopoly market share with 5,186,156 telephone lines or 86.9% of the market. All CLECs combined made up the remaining 779,611 telephone lines or 13% of the three states market, according to the 2005 FCC Report - Trends in Telephone Competition. With the reduction of CLEC competition in the U.S. since the TRRO ruling by the FCC in March 2005, the Company believes that market share expansion will continue to improve for Xfone USA by bundling voice and data services, and introducing price points on similar bundled services well below the competition. Marketing concentration will focus in the central office serving areas where Xfone USA operates its own network and facilities.

The Israeli Market

Since the opening of the international telephony market in Israel to competition in 1996, and until 2004, only three companies have provided international telephony services in Israel. The market, estimated at that time to be 2 billion minutes per year, was more or less equally divided between the three companies. On July 4, 2004, the Ministry of Communications of the State of Israel granted our subsidiary, Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. In 2004, two other new providers of international telephony services launched their services. The international telephony market is highly competitive and all six providers had to offer low prices in order to attract or retain subscribers and call minutes. In 2005, the international telephony market was estimated to be 2.5 billion minutes. We estimate our market share as of December 31, 2005, as approximately 4% of the Israeli market.

Principal Suppliers

In 2005, our principal suppliers of telephone routing and switching services according to the percentage of the costs of revenues were:

•	BellSouth Telecommunications - 32%
•	Teleglobe International -16%
•	British Telecommunications - 13%
•	MCI (WorldCom) - 11%
•	ITXC Corporation - 6%
•	Bezeq The Israel Telecommunication Corp - 5%

We are dependent on several of our suppliers. However, these suppliers are required to provide us with services according to the relevant regulations and their licenses to operate as a telecommunications provider in the relevant jurisdictions.

Major Customers

We have six major types of customers:

•	Residential - including customers who must dial a special code to access our switch or acquire a box that dials automatically.
•
Commercial - Smaller business are treated the same as residential customers. Larger businesses’ PBX (Telephony system) units are programmed to dial the special code automatically or connect directly through a T1 (24 telephone channels / lines).

•	Governmental agencies - Including the United Nations World Economic Forum, the Argentine Embassy, the Spanish Embassy and the Israeli Embassy.
•	Resellers - We provide them with our telephone and messaging services for a wholesale price.
•
Telecommunications companies - We provide our services through these telecommunication (such as British Telecom and Bezeq The Israel Telecommunication Corp) companies who collect the fees relating to such services and forward them to us.

•
Mobile Users - including customers who can access our switch utilizing their free cross-network minutes and thereafter able to make low-cost international calls; customers who purchase, via a reversed billed SMS, pre-paid credit for international calls and those using our international roaming SIM cards.

During 2005, there were three customers that accounted for 5% or more of our revenues: (a) Story Telecom (an affiliated entity in 2005, and a majority-owned subsidiary as of May 2006), represented approximately 23% of our total revenues; (b) British Telecom represented approximately 19% of our total revenues; and (c) Bezeq The Israel Telecommunication Corp represented approximately 5% of our total revenues. British Telecom and Bezeq provide us with collection services with respect to the services we provide to our end-user customers which subscribe to these companies' local telephone services. The revenues set forth above with respect to British Telecom and Bezeq represent revenues collected by these companies on our behalf.

Our largest non affiliated reseller is WorldNet Global Communications Ltd. which generated approximately 3.7% of our revenues during the year 2005. We provide WorldNet Global Communications with the billing system. We anticipate that WorldNet will continue to contribute approximately the same amount of UKP to our revenues in year 2006.

Collectively, in 2005 the United Kingdom accounts for approximately 58% of our revenues, the United States accounts for approximately 32% of our revenues and Israel accounts for approximately 10% of our revenues.
Our integrated revenue approach led to revenue from each source as described above and is partially driven by the activities of other revenue sources. Our revenues are dependent upon the following factors:

•	Price competition in telephone rates;
•	Demand for our services;
•	Individual economic conditions in our markets; and
•	Our ability to market our services.

Patents and trademarks

On September 14, 2000, Equitalk received notification from the Trademarks Registry Office of Great Britain that its trademark, “Equitalk”, was registered by that government agency.

On January 9, 2004, we received notification from the Trademarks Registry Office of Great Britain that as of August 8, 2003, our trademark, “Xfone”, was registered by that government agency.

On April 22, 2005, Xfone USA received notification from the United States Patent and Trademark Office that as of April 12, 2005, its Mark, “eXpeTel”, was registered by that government agency.

On November 14, 2006, Xfone 018 received notification from the Trademarks Registry Office of Israel that its trademark, “Xfone 018”, was registered by that government agency.

We do not have any other patents or trademarks.

Regulatory Matters

In 1996, our subsidiary, Swiftnet Limited was granted a license to operate a telecommunications system from the Secretary of State for Trade and Industry of the United Kingdom. On July 25 2003 the regulatory situation within the United Kingdom changed dramatically with the ending of the licensing regime and the withdrawal and revocation of the Telecommunication Act.

The licensing regime has been replaced by a general authorization regime with the introduction of the General Conditions of Entitlement.

We are now affected by regulations introduced by the Office of Communications ("Ofcom"). Ofcom is the regulator for the UK communications industries, with responsibilities across television, radio, telecommunications and wireless communications services. We do not believe that any regulations introduced by Ofcom will interfere with or substantially impair our business.

On April 15, 2004, we established Xfone Communication Ltd. and renamed it to Xfone 018 Ltd in March 2005. On July 4, 2004 the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. The license may be revoked by this agency in the occurrence of certain events such as breach of telecommunication laws and regulations or breach of certain provisions of the license.

On May 31, 2006, Xfone 018 was granted permission by the Ministry of Communications of the State of Israel to commence experimental deployment of Voice over Broadband (VoB) services.

On August 21, 2006, the Ministry of Communications of the State of Israel granted Xfone 018 a license to operate in Israel as an ISP, thus enabling Xfone 018 to provide Internet access, Email and EDI (electronic data interchange) services.

Xfone USA is licensed as a CLEC and an Inter-exchange Carrier to provide local telephone and long distance services in the states of Alabama, Florida, Georgia, Louisiana and Mississippi. Internet and data services provided by Xfone USA are not regulated services.

As of March 10, 2005, and upon consummation of the merger of WS Telecom, with and into Xfone USA, Inc., we became subject to applicable US state and federal telecommunications laws and regulations. Compliance with such laws involved higher costs than we had in Europe during 2004.

On March 9, 2005, the Mississippi Public Service Commission (“Commission”) issued an Order opening a Generic Change of Law Proceeding (“Commission Proceeding”) to consider amendments to existing Interconnection Agreements between BellSouth Telecommunications, Inc. and all (CLECs) in Mississippi.  As an interested party and as a CLEC, Xfone USA petitioned and was granted permission to intervene in the Commission Proceeding for regulatory purposes. On October 26, 2005, the Commission held its hearing on the Commission Proceeding and the Commission is taking the results of the Proceeding under advisement and has not issued a ruling. The issues presented in the Commission Proceeding are regulatory in nature and do not involve monetary damages.

From time to time Xfone USA may be required to seek regulatory approval before applicable state public utility commissions of certain transactions, including business combinations with other telecommunications providers. During 2005, upon request of Xfone USA, the Mississippi Public Service Commission and the Louisiana Public Service Commission granted regulatory approval of the sale and transfer of the assets and the customer base of I-55 Telecommunications to Xfone USA. This transaction was closed on March 31, 2006.

We provide our services in many countries, all of which have different regulations, standards and controls related to licensing, telecommunications, import/export, currency and trade. We believe that we are in substantial compliance with these laws and regulations.

Research and Development Activities

During fiscal year 2004, we spent ₤25,945 ($50,074) on research and development activities. During fiscal year 2005, we spent ₤6,896 ($11,896) on research and development activities. Other than developing and expanding our telecommunications applications and our websites, we do not intend to undertake any significant research and development activities in 2006.

Cost of Compliance with Environmental Laws

We currently have no costs associated with compliance with environmental regulations. We do not anticipate any future costs associated with environmental compliance; however, there can be no assurance that we will not incur such costs in the future.

Employees

We currently have 21 employees in the United Kingdom, 81 employees in the United States, and 40 employees in Israel.

Code of Conduct and Ethics

The Audit Committee of the Board of Directors of the Company has adopted and approved a Code of Conduct and Ethics (the “Code”) to apply to all the directors, officers and employees of the Company. The Code which was ratified by the Board of Directors of the Company is intended to promote ethical conduct and compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing and to ensure fair and accurate financial reporting. The Code became effective on August 15, 2006.

Reports to Security Holders

We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and other reports and information with the Commission. You may read and copy these reports in Washington, D.C. Our filings are also available to the public from commercial document retrieval services and the Internet world wide website maintained by the Commission at www.sec.gov.

D. PENDING LEGAL MATTERS

I. MG Telecom Ltd.

In August 2002, Swiftnet Limited, the Company’s wholly-owned U.K. based subsidiary, filed a summary procedure lawsuit in the Magistrate Court of Tel - Aviv, Israel against MG Telecom Ltd. and its Chief Executive Officer, Mr. Avner Shur. In this lawsuit, we allege an unpaid debt due to us in the amount of $50,000 from MG Telecom for services rendered by us to MG Telecom. The debt arose from an agreement between us and MG Telecom, a provider of calling card services, in which traffic originating from MG Telecom calling cards was delivered through our system in London, England. Mr. Shur signed a personal guarantee agreement to secure MG Telecom’s obligations under the agreement. On August 16, 2005, the court rendered a judgment in this matter, rejecting our claims. On October 16, 2005, Swiftnet filed an appeal with the District Court of Tel - Aviv. A hearing is scheduled for December 28, 2006. Swiftnet believes that it has a meritous ground supporting its claim.

II. MCI WorldCom Limited

Swiftnet Limited , the Company’s wholly-owned U.K. based subsidiary, was served with a claim on October 11, 2005 that was filed by MCI WorldCom Limited (“MCI”) in an English court for the sum of £1,640,439.71 ($3,088,391) plus interest accruing at a daily rate of £400.80 ($755) which at the date of claim had amounted to £92,317.03 ($173,802). MCI’s claim is for telecommunication services MCI claims it provided to Swiftnet. Swiftnet has been in dispute with MCI regarding amounts due to MCI for telecommunications services provided by MCI to Swiftnet. Swiftnet alleges that the disputed charges were improperly billed by MCI to its account for a long time and therefore MCI should credit Swiftnet for a certain amount of the claim.  Swiftnet has defended the claim by stating that in relation to the invoices that MCI is claiming remain unpaid, £307,094 ($578,154) is not justified according to the rates agreed at various meetings and equates to an over-billing by such amount, although Swiftnet does not have written evidence for many of the agreed rates. Swiftnet has also submitted a counterclaim stating that it is owed a further £671,111 ($1,263,474) in credits in relation to amounts paid on account and wrongly attributed by MCI to over-billed invoices. In addition, MCI continues to send traffic to Swiftnet for termination via Xfone 018's network. Swiftnet is claiming that the amounts owed by MCI to Swiftnet in this regard should be set off against any amounts being claimed by MCI in the dispute.  There is a further counterclaim for additional accounting costs and loss of management time incurred by Swiftnet due to the incorrect billing. Our financial statements have for some time carried the full amount due to MCI based on the invoices issued by MCI, as well as an appropriate provision for the credit the Company is claiming.

III. Famous Telecommunications

In August 2006, Story Telecom Limited, the Company's majority-owned U.K. based subsidiary, filed a lawsuit in the Barnet County Court, London, United Kingdom, against “Famous Telecommunications”, a reseller of calling cards, and its owner, Mr. Tanvir Babar. In this lawsuit, Story Telecom alleged an unpaid debt in the amount of £52,000 from Famous Telecommunications and/or Mr. Baber for services rendered by it. The debt arose from an agreement between Story Telecom and famous Telecommunications and/or Mr. Baber, in which Story Telecom supplied Famous Telecommunications and/or Mr. Baber with calling cards which they in turn distributed in the market. In September 2006, the court rendered a Judgment in Default in favor of Story Telecom. According to the judgment Famous Telecommunications and/or Mr. Baber must pay the debt plus interest forthwith, approximately £54,000. Famous Telecommunications and/or Mr. Baber failed to comply with the court's order and as a result thereof Story Telecom applied for a Third Party Debt Order, requesting the court to order Mr. Baber’s bank, Halifax plc, to make available to Story Telecom any monies currently available within Mr. Baber's account. In October 2006, the court made an Interim Order ordering Halifax to hold any amounts available within Mr. Baber’s account (up to the amount of the judgment being £54,000) in favor of Story Telecom until full hearing takes place. The hearing is scheduled for January 18, 2007.

GENERAL AND OTHER MATTERS

Management knows of no matters other than the matters described above that will be presented to the Meeting. However, if any other matters properly come before the Meeting, or any of its postponements or adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters.

SOLICITATION OF PROXIES

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company’s common stock.

STOCKHOLDER PROPOSALS

The Board of Directors has not yet determined the date on which the next Annual Meeting of Stockholders of the Company will be held. Any proposal by a Stockholder intended to be presented at the Company’s next Annual Meeting of Stockholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to Stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

While you have the matter in mind, please complete, sign and return the enclosed proxy card.

By order of the Board of Directors,

Date: December 14, 2006	By:	/s/ Guy Nissenson
Guy Nissenson
President and Chief Executive officer

Appendix A

XFONE, INC.
Extract of Minutes of the Board of Directors Meeting
November 20, 2006

The Directors of XFONE, INC. (the “Company”) held, via telephone conference, a meeting on November 20, 2006.

The following Directors participated and constituted a quorum pursuant to the Bylaws of the Company: Abraham Keinan, Eyal J. Harish, Shemer S. Schwartz, Aviu Ben-Horrin, and Itzhak Almog.

Guy Nissenson was absent and waived his right to attend and to take any action with respect to anything brought on during this meeting.

The following participated by invitation: Alon Reisser, the Company's in-house Legal Adviser and Secretary and Alon Mualem the Company's CFO.

Abraham Keinan presided as Chairman of the meeting and Alon Reisser acted as Secretary.

RESOLUTIONS

After discussion and upon motion duly made, seconded and carried, it was resolved that:

(i)
The Board of Directors calls for an Annual Meeting of shareholders to be held at 10:30 am on December 28, 2006, at the offices of Gersten Savage, LLP located at 600 Lexington Avenue, 9th Floor, New York, NY 10022, United States (the "Annual Meeting"). Only shareholders of record at the close of business on December 1, 2006, shall be entitled to vote at the Annual Meeting.

(ii)
Earlier today, the Audit Committee approved the appointment of Stark, Winter, Scheinkein & Co., LLP (“SWS”) as the Company’s Independent Certified Public Accountants, pursuant to that certain Engagement Letter dated November 20, 2006, between the Company and SWS (attached hereto as Exhibit A). The Board of Directors recommends that shareholders vote "FOR" the approval of the appointment of SWS as the Company’s Independent Certified Public Accountants for the ensuing year at the Annual Meeting.

(iii)
Reference was made to those certain employment agreements dated March 10, 2005, between the Company’s wholly-owned subsidiary, Xfone USA, Inc. and Messrs Wade Spooner and Ted Parsons (respectively, the “Executives”, the “Employment Agreements”) (attached hereto as Exhibits B and C). The Board of Directors recommends that shareholders vote "FOR" the ratification and/or approval of any issuance of warrants to the Executives, pursuant to section 3.4 (“Acquisition Bonus”) of the Agreement, at the Annual Meeting.

ADJOURNMENT

There being no further business and the Directors agreed to adjourn the meeting.

Respectfully Submitted,

/s/ Abraham Keinan
___________________
Abraham Keinan
Chairman

/s/ Alon Reisser
___________________
Alon Reisser
Secretary

Appendix A1

XFONE, INC.

Minutes of the Board of Directors Meeting

November 26, 2006

The Directors of XFONE, INC. (the “Company”) held, via telephone conference, a meeting on November 26, 2006.

The following Directors participated and constituted a quorum pursuant to the Bylaws of the Company: Abraham Keinan, Guy Nissenson, Eyal J. Harish, Shemer S. Schwartz, Aviu Ben-Horrin, and Itzhak Almog. Also participate by invitation Alon Reisser, the Company's in-house Legal Adviser and Secretary.

Abraham Keinan presided as Chairman of the meeting and Alon Reisser acted as Secretary.

RESOLUTION

After discussion and upon motion duly made, seconded and carried, it was resolved that:

(iv)
The Board of Directors approves an amendment to the Company's Articles of Incorporation (the "Articles of Incorporation") whereby the Articles of Incorporation will be amended to provide for an authorized capital of 75,000,000 shares of Common Stock $0.001 par value. In addition, the amendment will eliminate the 50,000,000 approved shares of preferred stock. The Board of Directors recommends that shareholders vote "FOR" the amendment to the Articles of Incorporation at the Company's forthcoming Annual Meeting.

(v)	The Company’s Secretary, Alon Reisser, is directed and authorized to execute for and on behalf of the Company any and all documents in connection with the abovementioned amendment.

ADJOURNMENT

There being no further business and the Directors agreed to adjourn the meeting.

Respectfully Submitted,

/s/ Abraham Keinan
___________________
Abraham Keinan
Chairman

/s/ Alon Reisser
___________________
Alon Reisser
Secretary

Appendix A2

XFONE, INC.

Minutes of the Board of Directors Meeting

December 4, 2006

The Directors of XFONE, INC. (the “Company”) held, via telephone conference, a meeting on December 4, 2006.

The following Directors participated and constituted a quorum pursuant to the Bylaws of the Company: Abraham Keinan, Guy Nissenson, Eyal J. Harish, Aviu Ben-Horrin, Shemer S. Schwartz (by proxy to Guy Nissenson), and Itzhak Almog (by proxy to Abraham Keinan). Also participate by invitation Alon Reisser, the Company's General Counsel and Secretary.

Abraham Keinan presided as Chairman of the meeting and Alon Reisser acted as Secretary.

RESOLUTION

After discussion and upon motion duly made, seconded and carried, it was resolved that the Board of Directors will recommend to the shareholders of the Company to vote at the Company's forthcoming Annual Meeting "FOR" the election of two new director nominees, Messrs. Israel Singer and Morris Mansour.

ADJOURNMENT

There being no further business and the Directors agreed to adjourn the meeting.

Respectfully Submitted,

/s/ Abraham Keinan
___________________
Abraham Keinan
Chairman

/s/ Alon Reisser
___________________
Alon Reisser
Secretary

Appendix A3

Appendix B
FINANCIAL STATEMENTS

Xfone, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS

As Of December 31, 2005

CONTENTS

Xfone, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEET

	December 31,	December 31,
	2005	2005
		U.S.$
Current assets

Cash	£2,494,923	$4,303,742

Accounts receivable, net	3,533,830	6,095,857

Prepaid expenses and other receivables	742,874	1,281,458

Loan to shareholder	123,965	213,840

Total Current Assets	6,895,592	11,894,897

Fixed assets

Cost	2,535,989	4,374,581

Less - accumulated depreciation	(484,674)	(836,063)

Total fixed assets	2,051,315	3,538,518

Investments	97,685	168,507

Minority Interest	113,960	196,581

Long Term Receivables	283,229	488,570

Other Assets	2,465,333	4,252,699

Total assets	£11,907,114	$20,539,772

The accompanying notes are an integral part of these consolidated financial statements

Appendix B1

Xfone, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEET (Continued)

	December 31,	December 31,
	2005	2005
		U.S.$
Current liabilities
Notes payable - current portion	£769,356	$1,327,139
Trade payables	3,266,078	5,633,985
Other liabilities and accrued expenses	1,288,085	2,221,946
Obligations under capital leases - current portion	100,432	173,245

Total current liabilities	5,423,951	9,356,315

Deferred taxes	82,131	141,676
Notes payable	1,370,240	2,363,664
Severance pay	18,840	32,499

Total liabilities	6,895,162	11,894,154

Guarantees, Commitments & Liens

Shareholders' equity
Preferred stock - 50,000,000 shares authorised, none issued
Common stock:
25,000,000 shares authorised, £.0006896 ($0.001) par value;
8,172,671 issued and outstanding	5,448	9,398
Foreign currency translation adjustment	(116,408)	(200,804)
Contributions in excess of shares	4,406,064	7,600,461
Treasury stock, at cost	(142,166)	(245,236)
Retained earnings	859,014	1,481,799

Total shareholders' equity	5,011,952	8,645,618

Total liabilities and shareholders' equity	£11,907,114	$20,539,772

The accompanying notes are an integral part of these consolidated financial statements

Appendix B2

Xfone, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended		Year Ended
	December 31		December 31
	2005	2004	2005
			U.S.$
Revenues	£14,113,748	£11,330,116	$24,346,215
Cost of revenues	(9,254,597)	(7,991,375)	(15,964,180)

Gross profit	4,859,151	3,338,741	8,382,035

Operating expenses:
Research and development	(6,896)	(25,945)	(11,896)
Marketing and selling	(1,262,182)	(1,626,288)	(2,177,264)
General and administrative	(3,635,819)	(1,573,726)	(6,271,788)

Total operating expenses	(4,904,897)	(3,225,959)	(8,460,948)

Operating profit (loss)	(45,746)	112,782	(78,913)
Financing expenses - net	(122,338)	(83,403)	(211,033)
Equity in income of affiliated company	76,800	20,885	132,480
Loss from hurricane Katrina	(38,703)	-	(66,763)
Other income	104,646	21,128	180,514

Income before minority interest and taxes	(25,341)	71,392	(43,715)

Minority Interest	113,960	-	196,581

Income before taxes	88,619	71,392	152,866

Taxes on income	(62,541)	(31,518)	(107,883)

Net income	£26,078	£39,874	$44,983

Earnings Per Share:
Basic	£0.004	£0.007	$0.007

Diluted	£0.003	£0.005	$0.006

The accompanying notes are an integral part of these consolidated financial statements

Appendix B3

Xfone, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
Year Ended December 31, 2004 and 2005

	Number of Ordinary Shares	Share Capital	Contributions in excess of Par Value	Foreign currency translation adjustments	Treasury Stock	Retained Earnings	Total Shareholders' Equity
Balance at January 1, 2004	5,117,684	£3,530	£193,514	£-	£-	£793,062	£990,106
Issuance of shares	1,103,187	760	1,180,042	-	-	-	1,180,802
Currency Translation	-	-	-	1,210	-	-	1,210
Net income	-	-	-	-	-	39,874	39,874

Balance at December 31, 2004	6,220,871	4,290	1,373,556	1,210	-	832,936	2,211,992

Purchase of treasury stock	(100,000)	-	-	-	(142,166)	-	(142,166)
Stock issued during the
period, net of issuance expenses:
For acquisition transaction	663,650	370	1,188,204	-	-	-	1,188,574
For services	3,150	2	(2)	-	-	-	-
For cash	885,000	496	832,665	-	-	-	833,161
Exercise of share options	500,000	290	115,129	-	-	-	115,419
Warrants issued during the
period	-	-	756,322	-	-	-	756,322
Beneficial conversion feature	-	-	-	-	-	-	-
relating to convertible note	-	-	140,190	-	-	-	140,190
Currency translation	-	-	-	(117,618)	-	-	(117,618)
Net income						26,078	26,078

Balance at December 31, 2005	8,172,671	£5,448	£4,406,064	£(116,408)	£(142,166)	£859,014	£5,011,952

Convenience translation into U.S.$:
Balance at January 1, 2005	6,220,871	$7,400	$2,369,386	$2,087	$-	$1,436,814	$3,815,687

Purchase of treasury stock	(100,000)	-	-	-	(245,236)	-	(245,236)
Stock issued during the
period, net of issuance expenses:
For acquisition transaction	663,650	638	2,049,652	-	-	-	2,050,290
For services	3,150	3	(3)	-	-	-	-
For cash	885,000	857	1,436,347	-	-	-	1,437,204
Exercise of share options	500,000	500	198,598	-	-	-	199,098
Warrants issued during the
period	-	-	1,304,655	-	-	-	1,304,655
Beneficial conversion feature
relating to convertible note	-	-	241,828	-	-	-	241,828
Currency translation				(202,891)			(202,891)
Net income	-	-	-	-	-	44,983	44,983

Balance at December 31, 2005	8,172,671	$9,398	$7,600,463	($200,804)	($245,236)	$1,481,797	$8,645,618

Appendix B4

Xfone, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended		Year Ended
	December 31 ,		December 31 ,
	2005	2004	2005
			U.S.$
Cash flow from operating activities
Net income	£26,078	£39,874	$44,983
Adjustments required to reconcile net income
to net cash provided by (used in)
operating activities:
Depreciation and amortization	246,443	124,200	425,114
Stock issued for professional services	24,377	-	42,050
Minority Interest	(113,960)	-	(196,581)
Currency differences on convertible notes	97,572	-	168,312
Capital (loss) from the sale of fix assets	(5,398)	-	(9,312)
(Increase) in trade receivables	(1,013,747)	(1,007,624)	(1,748,713)
Increase in Severance pay	(4,565)	-	(7,875)
Increase in other receivables	(11,361)	(352,580)	(19,598)
Decrease in shareholder loans	123,966	38,805	213,841
Equity in earnings of investments	(76,800)	(20,885)	(132,480)
Increase in trade payables	957,861	397,938	1,652,310
Increase (decrease) in other payables	521,970	(155,777)	900,398
(Decrease) increase in deferred taxes	82,079	(36,057)	141,586

Net cash provided by (used in) operating activities	854,515	(972,106)	1,474,035

Cash flow from investing activities
Purchase of other assets	(117,348)	(57,816)	(202,425)
Purchase of equipment	(388,580)	(635,905)	(670,301)
change in long-term receivables	(87,000)	-	(150,075)
Proceeds from sale of fixed assets	57,971	-	100,000
Repayment of capital lease obligation	(229,358)	-	(395,643)
Net cash acquired through purchase of WS Telecom	76,594	-	132,125
Acquisition of WS Telecom	(244,208)	-	(421,258)

Net cash (used in) investing activities	(931,929)	(693,721)	(1,607,577)

Cash flow from financing activities
Proceed (Repayment) of long term loans from banks and others	(72,773)	578,741	(125,533)
Repayment of capital lease obligation	-	(187,357)	-
Purchase of Treasury stock	(142,166)	-	(245,236)
Dividend paid	-	(86,270)	-
Proceeds from issuance of convertible notes, net	842,889	-	1,453,984
Proceeds from issuance of common stock	1,147,289	1,180,802	1,979,074

Net cash provided by financing activities	1,775,239	1,485,916	3,062,289

Net Increase (Decrease) in cash	1,697,826	(179,911)	2,928,747

Cash, beginning of year	797,097	977,008	1,374,995

Cash at end of year	£2,494,923	£797,097	$4,303,742

Appendix B5

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
For the year ended December 31, 2005
	Year		Year
	December 31,		December 31,
	2005	2004	2005
			U.S.$
Acquiring equipment under capital lease obligation	£-	£319,953	$-
Acquisition of WS Telecom	1,862,000		$3,211,950
Acquisition of communication license	61,256	-	105,667

Issuance of shares of common stock for	-	-	-
Compensation for professional services	-	60,120	-

Interest paid	£92,023	£30,347	$158,739
Tax paid	£23,490	£261,896	$40,520
The accompanying notes are an integral part of these consolidated financial statements

Appendix B6

 Note 1 - Organization and Nature of Business

A.
Xfone, Inc. ("Xfone") was incorporated in Nevada, U.S.A. in September, 2000 and is a provider of voice and data telecommunications services, with operations in the United Kingdom, the United States and Israel.

Xfone’s holdings in subsidiaries are as follows:

-	Swiftnet Limited ("Swiftnet") - wholly owned U.K subsidiary.

-	Xfone USA, Inc. ("Xfone USA") located in Mississippi- wholly owned subsidiary.

-	Xfone 018 Ltd, an Israeli company ("Xfone 018") - in which Xfone holds a 69% ownership share.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system

In May 2004 Xfone entered into an agreement to acquire WS Telecom Inc. a Mississippi corporation, which provides telecommunication services in the southeastern United States. From July 2004 Xfone USA managed WS Telecom Inc. under a management agreement until the consummation of the acquisition on March 10, 2005 (See note 19).

The financial statements consolidate the operations of Xfone, Swiftnet, Xfone 018 and Xfone USA - (collectively the "Company").

B.
The financial statements of the company have been prepared in Sterling ("£") since this is the currency of the prime economic environment, the U.K., in which the majority of the operations of the Company are conducted.

C.
The financial statements have been translated into U.S. dollars using the rate of exchange of the U.S. dollar at December 31, 2005. The translation was made solely for the convenience of the readers. It should be noted that the £ figures do not necessarily represent the current cost amounts of the various elements presented and that the translated U.S. dollars figures should not be construed as a representation that the £ currency amounts actually represented, or could be converted into, U.S. dollars. The representative rate of exchange of the £ at December 31, 2005 was £1 = 1.725 US$.

Note 2 - Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.	Principles of Consolidation and Basis of Financial Statement Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. A minority interest in the loss of a subsidiary will be recorded according to the respective equity interest of the minority and up to its exposure and/or legal obligation to cover the subsidiary losses in case of equity reduced to zero or below.

B.	Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts.

Appendix B7

The Company uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, estimate of uncollectible customer balances is made using factors such as the credit quality of the customer and the economic conditions in the market. Accounts are considered past due once the unpaid balance is 90 days or more outstanding, unless payment terms are extended. When an account balance is past due and attempts have been made to collect the receivable through legal or other means the amount is considered uncollectible and is written off against the allowance balance.

As of December 31, 2005 the accounts receivable are presented net of an allowance for doubtful accounts of £402,957.

C.	Investments

Investments in affiliates over which we have a significant influence, but not a controlling interest, are accounted for using the equity method of accounting. All equity investments are periodically reviewed to determine if declines in fair value below cost basis are other than temporary. If the decline in fair value is determined to be other than temporary, an impairment loss is recorded and the investment is written down to a new carrying value. In case of losses the equity of such investments is reduced to zero.

D.	Equipment

Equipment is stated at cost. Depreciation is calculated by the declining balance method over the estimated useful lives of the assets. Annual rates of depreciation are as follows:

	Methods	Useful Life
Switching equipment	straight line	10 years
Machinery and equipment	straight line	3-4 years
Furniture and fixtures	straight line	4-14 years
Motor vehicles	straight line	4 years

E.	Other intangible assets

Other intangible assets with determinable lives consist of license for communication services and are amortized over the 20 year term of the license.

F.	Long-Lived Assets

The Company periodically evaluate the recoverability of the carrying amount of long-lived assets (including property, plant and equipment, and intangible assets with determinable lives) whenever event or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. We evaluate events or changes in circumstances based on a number of factors including operating results, business plans and forecasts, general and industry trends and, economic projections and anticipated cash flows. Impairment, if any, is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in earnings. The Company also continually evaluates the estimated useful lives of all long-lived assets and periodically revises such estimates based on current events.

G.	Revenue Recognition

The Company’s source of revenues results from charges to customers for the call minutes they use while on the Company’s telecommunications system. Such revenues are recognized at the time this service is rendered. Amounts prepaid by customers are deferred and recorded as a liability and then recorded as revenue when the customer utilizes the service. Messaging services customers are being charged on a per minute basis, per fax page or email. Commissions to agents are accounted as marketing costs for the Company.

Appendix B8

H.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

I.	Earnings Per Share

Basic earning per share (EPS) is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

J.	Income Taxes

Deferred tax liabilities or assets reflect temporarily differences between amounts of assets and liabilities for financial and tax reporting and are adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the temporary differences reverse.

K.	Stock-Based Compensation

The Company accounts for equity-based compensation arrangements in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, and complies with the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” All equity-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123. Under APB No. 25, compensation expense is based upon the difference, if any, on the date of grant, between the fair value of the Company’s stock and the exercise price. Pro forma information (see Note 14) regarding the Company’s net income and net earnings per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123.

L.	Foreign Currency Translation

Assets and liabilities of subsidiaries operating outside United Kingdom with a functional currency other than Pound are translated into Pounds using year end exchange rates, costs and expenses are translated at the average exchange rate effective during the year. Foreign currency translation gains and losses are included in the shareholders equity section.

M.	Goodwill and Indefinite-Lived Purchased Intangible Assets

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill acquired in business combination is assigned to reporting units that are expected to benefit from the synergies of the combination as of the acquisition date. The company assesses goodwill and indefinite-lived intangible assets for impairment annually at the end of each year and more frequently if events and circumstances indicate impairment may have occurred in accordance with SFAS No. 142. SFAS 142 also requires that the fair value of indefinite-lived purchased intangible assets be estimated and compared to the carrying value. The company recognizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than the carrying value.

Appendix B9

N.	Recent Accounting Pronouncements

1) FAS 123(R)

In December 2004, the FASB issued Statement No. 123 (Revised 2004), "Share-Based Payment" ("Statement 123(R)"). Statement 123(R) supersedes APB 25 and requires the recognition of the cost of employee services received in exchange for stock options and awards of equity instruments based on the grant-date fair value of such options and awards, over the period they vest. Statement 123(R) will be effective beginning January 1, 2006. Beginning January 1, 2006, the Company will recognize the unvested portion of employee compensation from stock options and awards equal to the unamortized grant-date fair value over the remaining vesting period.

2) FAS 151

In November 2004, the FASB issued FAS 151, “Inventory Costs—an amendment of Accounting Research Bulletin, ARB 43, Chapter 4”. This statement amends current guidance to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. This statement requires that those items be recognized as current-period charges. In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The Company does not expect this statement to have a material effect on the Company’s financial statements or its results of operations.

3) FAS 154

In June 2005, the FASB issued FAS 154, “Accounting Changes and Error Corrections—a replacement of APB No. 20 “Accounting Changes” and FAS No. 3 “Reporting Changes in Interim Financial Statements”. This statement provides guidance on the accounting and reporting of accounting changes and error corrections, and guidance in the determination of retrospective application of changes in accounting principals. As applicable to Xfone, the provisions of FAS 154 are effective as for year beginning January 1, 2006.

Note 3 - Prepaid Expenses, Other Receivables and Deposits
	December 31,	December 31,
	2005	2005
		US$
Deferred taxes	£20,590	$35,518
Prepaid acquisition costs	27,930	48,179
Due from Swiftglobal, Ltd. (non-affiliated entity)	10,846	18,709
Other prepaid expenses	180,510	311,380
Due from Story Ltd. (affiliated entity)	15,960	27,531
Tax authorities	52,084	89,845
Income receivable	318,833	549,987
Other receivables	116,121	200,309

	£742,874	$1,281,458

Note 4 - Loan to the Chairman of the Board and Shareholder

The Company has a non-interest bearing loan of £123,965 ($213,840) due from a shareholder which has been classified as current and is to be repaid in 2006.

Appendix B10

Note 5 - Fixed Assets
	December 31,	December 31,
	2005	2005
		US$
Fixed Assets

Cost
Equipment held under capital lease	£529,950	$914,164
Office furniture and equipment	197,317	340,372
Development costs	143,079	246,811
Computer equipment	1,665,643	2,873,234

	£2,535,989	$4,374,581
Accumulated Depreciation
Equipment held under capital lease	£135,131	$199,769
Office furniture and equipment	40,911	70,571
Development costs	73,309	126,458
Computer equipment	235,323	439,265

	£484,674	$836,063

Note 6 - Investments

The Company has investments in two business ventures as follows: 47.5% of Auracall Limited (“Auracall”) and 40% of Story Telecom Inc. (“Story”), both entities operate in the UK. Through December 31, 2005, the cumulative net loss of Story has exceeded the Company’s investments therein; accordingly, such investments have been reduced to zero. Story and Auracall buy the telecommunications services they resell, from the Company (See also note 20A).

Note 7 - Other Assets
	December 31,	December 31,
	2005	2005
		US$
Goodwill in connection with the
acquisition of WS Telecom	£2,218,401	$3,826,742
License	80,959	139,654
Other	176,021	303,636
Accumulated amortization	(10,048)	(17,333)
	£2,465,333	$4,252,699

Appendix B11

Note 8 - Other Liabilities and Accrued Expenses
	December 31,	December 31,
	2005	2005
		US$
Companies under management agreements	£271,335	$468,053
Shareholders	29,743	51,307
Corporate taxes	33,124	57,139
Professional fees	23,797	41,050
Government authorities	62,968	108,620
Payroll and other taxes	470,446	811,519
Other accrued expense	234,959	405,304
Others	161,713	278,954

	£1,288,085	$2,221,946

Note 9 - Notes Payable
	December 31,	December 31,
	2005	2005
		US$
Short term bank credit, interest rate at prime or prime +1.0%	£217,861	$375,810
Convertible note	1,113,285	1,920,417
Note payable to others, due on demand, interest rate
at 5 percent, monthly interest payments only	64,771	111,730

Note payable to others, due December 2010, interest rate
at prime, 5.25 percent at December 31, 2005	73,812	127,326

Note payable to others, due March 2010, interest rate at 7.0 percent,	32,143	55,447
monthly payments of $940, including interest

Note payable to others, due March 2010, interest rate at 7.0 percent,	10,690	18,440
monthly payments of $315, including interest

Note payable to bank, due January 2010, interest rate at 6.0 percent,	10,297	17,762
monthly payments of $302, including interest

Bank Hapoalim -maturity ,October 2009
annual interest of the bank's prime rate
plus 1%, payable in 58 equal payments of
Pound 7,654 including interest	380,954	657,146

Shareholder(minority interest holder)
due and payable ,November 2008 annual
interest at Israeli consumer price index plus 4%	235,783	406,725
	2,139,596	3,690,803

less current portion	769,356	1,327,139

Long term portion	£1,370,240	$2,363,664

Appendix B12

On September 27, 2005, a Securities Purchase Agreement was entered for a financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. Net proceeds from the financial transaction are mainly to be used for procurement of capital equipment and general working capital purposes for the Company and Xfone USA, Inc., eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc The investment, which takes the form of a convertible note secured by the Company’s United States assets, has a 3 -year term and bears interest at a rate equal to prime plus 1.5% per annum. The Note is convertible, under certain conditions, into shares of the Company’s common stock at an initial fixed conversion price equal to $3.48 per share. The closing of the financing was on September 28, 2005.

The Company has accounted for the embedded beneficial conversion in accordance with EITF 00-27 Application of Issue No. 98-5 to Certain Convertible Instruments and EITF 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios. As of December 31, 2005 the amount of embedded beneficial conversion feature is £143,261 ($247,126).

	December 31,	Convenience
	2005	translation into U.S.$
Year
2006	£769,356	$1,327,139
2007	653,202	1,126,774
2008	599,879	1,034,792
2009	100,214	172,869
2010	16,945	29,229
	£2,139,596	$3,690,803

Note 10 - Capital Lease Obligations

The Company is the lessee of switching and other equipment under capital leases expiring in through 2006. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for 2005.

Minimum future lease payments under capital leases as of December 31, 2005 are:

		U.S.$

Year 2006	£100,432	$173,245

Total minimum lease payments	107,799	185,953
Less: amount representing interest	(7,367)	(12,708)

Present value of net minimum lease payment	£100,432	$173,245

Appendix B13

Note 11 - Income Taxes

The Company accounts for income taxes under the provisions of SFAS 109. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carry forward. The Company does not file consolidated tax returns.

The following table reflects the Company's deferred tax assets and (liabilities):

	December 31, 2005
		U.S.$
Deferred Tax Liabilities:
Accelerated tax write off of fixed assets	£82,131	$141,676

Deferred Tax Assets:
Carry forward losses	20,590	35,518

Net deferred taxes liabilities	£61,541	$106,158

The provision for income taxes differs from the amount computed by applying the statutory income tax rates to income before taxes as follows:
	Years Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005
			U.S.$

Income tax computed at statutory rate	£22,428	£17,969	$38,689
Effect of tax authority adjustments		11,601
Current income (losses) for which no deferred
tax expense (benefit) has been recorded	(94,451)		(162,928)
Difference between income reported for
tax purposes and income for financial
reporting purposes - net	134,564		232,123
Effect of permanent differences (including
effect of non consolidated tax filings)		1,948
Provision for income taxes	£62,541	£31,518	$107,884

Note 12 - Commitments & Contingencies

A.
The Company’s wholly-owned UK based subsidiary, Swiftnet Limited was served with a claim on October 11, 2005 that was filed by MCI WorldCom Limited (“MCI”) in an English court for the sum of £1,640,440 ($2,829,758) plus interest accruing at a daily rate of £401 ($691) which at the date of Claim had amounted to £92,317 ($159,247). MCI’s claim is for telecommunication services MCI claims it provided to Swiftnet. Swiftnet has been in dispute with MCI regarding amounts due to MCI for telecommunications services provided by MCI to Swiftnet. Swiftnet alleges that the disputed charges were improperly billed by MCI to its account for a long time and therefore MCI should credit Swiftnet for a certain amount of the claim.  Swiftnet has defended the claim by stating that in relation to the Invoices that MCI is claiming remain unpaid, £307,094 ($529,737) is not justified according to the rates agreed at various meetings and equates to an over-billing by such amount, although Swiftnet does not have written evidence for many of the agreed rates. Swiftnet has also submitted a counterclaim stating that it is owed a further £671,111 ($1,157,666) in credits in relation to amounts paid on account and wrongly attributed by MCI to over-billed invoices. In addition, MCI continues to send traffic to Swiftnet for termination via our Israeli subsidiary's network. Swiftnet is claiming that the amounts owed by MCI to Swiftnet in this regard should be set off as against any amounts being claimed by MCI in the dispute.  There is a further counterclaim for additional accountancy costs and loss of management time incurred by Swiftnet due to the incorrect billing. The Company's financial statements have for some time carried the full amount due to MCI based on the invoices issued by MCI, as well as an appropriate provision for the credit the company is claiming.

Appendix B14

B.
Opal Telecom Limited claims that the Company’s wholly-owned UK based subsidiary, Swiftnet Limited, owes them £119,000 ($205,275). However, Swiftnet claims that Opal Telecom owes it damages for breach of an agreement and further that the debt claimed should be reduced by £50,000 ($86,250) to take account of billing errors. Legal proceedings have not been commenced and the parties are planning to meet to see if a settlement can be reached.

C.
Xfone entered into an agreement with an investor in Israel, whereby the later purchased 26% interest in Xfone 018 owned by another shareholder through providing a bank guarantee of 10,000,000 New Israeli Shekels ("NIS") (£1,259,398) ($2,172,496) to the Ministry of Communications of the State of Israel which replaced an existing bank guarantee given by the Company. As part of the agreement, the Company agreed to indemnify the investor for any damage caused to him due to the forfeiture of the bank guarantee with the Ministry of Communications on account of any act and/or omission of Xfone, provided that the said act or omission is performed against the opinion of the investor or without his knowledge. Further, the Company agreed that if at the end of the first two years of Xfone 018 business activity, its revenues shall be less than $2,000,000 (£1,159,420), or if it shall cease business activity (at any time), the Company shall secure the return of the bank guarantee to the investor.

D.
Our Israeli based subsidiary, Xfone 018 Ltd. has received credit facilities from Bank Hapoalim B.M. in Israel to finance its start-up activities. The credit facility includes a revolving credit line of 500,000 New Israeli Shekels ("NIS") ($108,625) and a short-term credit line of 2,250,000 NIS ($488,812). In addition, the bank made available to Xfone 018 a long-term facility of 3,150,000 NIS ($684,336) to procure equipment. The credit facilities are secured with: (a) a floating charge on Xfone 018 assets; (b) a fixed charge on its telecommunication equipment (including switches); (c) subordination of a Term Note of $800,000 (in favor of the Company); (d) assignment of rights by way of pledge on the Partner Communications Company Ltd. contract, the Cellcom Israel Ltd. contract, the Pelephone Communications Ltd. contract, and the Credit companies contracts with Xfone 018; (e) personal collateral by Abraham Keinan and Guy Nissenson, which includes a stock pledge. The Company agreed to indemnify Abraham Keinan and/or Guy Nissenson on account of any damage and/or loss and/or expense (including legal expenses) that they may incur in connection with the stock pledge and/or any other obligation made by them to Bank Hapoalim in connection with the collateral; (f) The Company and Swiftnet Limited issued a Letter of Guarantee, unlimited in amount, in favor of the bank, guaranteeing all debt and indebtedness of Xfone 018 towards the bank.

Note 13 - Capital Structure, Stock Options

Shares and Warrants

A.
The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no pre-emptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

B.
During January 2004, the Company issued 17,500 shares and 17,500 Warrants A, and 17,500 Warrants B for consulting services. In addition the Company granted 100,000 Warrants A for legal services. During February 2004, the Company granted 50,000 Warrants A for consulting services.

C.
On February 12, 2004, the Company closed an offering of 986,737 restricted shares of common stock, with 1,136,737 Warrants A and 986,737 Warrants B. The Company sold 969,237 shares of common stock with Warrants A and B attached for aggregate proceeds of £1,580,278. Costs associated with this funding were £433,051 from the proceeds of the offering and an additional 150,000 Warrant A, valued at 33,179. Each Warrant A, which is not freely transferable, entitles the owner to purchase one share, until not later than January/February 2009 at an exercise price of $5.50. Each Warrant B, which is not freely transferable, entitles the owner to purchase one share, until not later than until the earlier of 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange. The Warrants B are exercisable at an exercise price of $3.50. Warrants B were expired on November 2004 according to the warrants terms. The Company sold shares with attached Warrants A and B to a total of 16 persons and 8 entities.

Appendix B15

D.
The offering agreement requires the Company to issue additional shares for no consideration to the participants of the offering under certain conditions, as defined. Accordingly, on November 17, 2004, the Company issued 109,716 shares according to this agreement.

E.	In February 2005, the Company granted 11,400 shares to employees, agents and subcontractors from its compensation fund stock pool the shares value as of the granting day was: £ 18,171.

F.
In March 2005 the Company granted 8,419 warrants for consulting services, valued £ 4,505. Each Warrant is valid for 5 years and exercisable into one share of restricted common stock at an exercise price of $5.50 per share.

G.
In connection with the acquisition of W.S. Telecom, the Company issued 663,650 restricted shares of its common stock representing a market value of £1,170,400, and 561,216 warrants with a value £ 691,600 (see also Note 19). Each Warrant is valid for 5 years and exercisable into one share with a strike price that is 10% above the closing price of the Company's common stock at the date of the acquisition.

H.	During July 2005, the Company granted 3,150 shares to a subcontractor. The value at the granting day was: £5,478.

I.
In connection with our September 28, 2005 financing transaction with Laurus Master Fund, Ltd. the Company issued 157,500 warrants with a value of £21,740 (see also Note 9). Each warrant is valid for 5 years and exercisable into one share of common stock at $3.80 per share.

J.
On September 28, 2005 a Securities Purchase Agreement was entered for a financial transaction by and among the Company, Crestview Capital Master, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd. and Mercantile Discount - Provident Funds. The proceeds of the financial transaction are expected to be used for general working capital and/or investment in equipment and/or for acquisitions and/or business development. Upon the closing of the financial transaction on October 31, 2005, the Company issued to the investors an aggregate of 885,000 shares of common stock at a purchase price of $2.50 per share together with, 221,250 warrants at $3.00 per share and 221,250 warrants at $3.25 per share.

K.
During November 2005, the Company granted 320,370 warrants to service providers and subcontractors valued £ 77,671 according to Black-Scholes option pricing model. Each Warrant is valid for 5 years and exercisable into one share of restricted common stock at an exercise price of $3.15 to 6.80 per share.

L.
In connection with a Stock Purchase Agreement, clarified on July 30, 2001, Campbeltown Business Limited (“Campbeltown”), an entity owned by the Nissenson family including the Company’s President and Chief Executive Officer, a shareholder, holds options from the Company and one of its directors to purchase 500,000 additional shares of the Company for the amount of $200,000 (£115,942). This option was exercised on December 29, 2005.

M.
On December 29, 2005, the Board of Directors of the Company entered into an oral Stock Purchase Agreement with Mr. Keinan pursuant to which it repurchased 100,000 restricted shares of its common stock at a price of $2.50 per share (market price at that day was $2.75 per share). The 100,000 shares were returned to the Company for cancellation. The Agreement was approved by a majority of the non-interested members of the Board of Directors of the Company.

Appendix B16

The following restricted stock was issued, in Pounds during 2004 and 2005:

	Number of	Price	Share	On excess	Treasury	Total issue
Month Issued	Shares	Per share	Capital	of shares	Stock	Price
2004
February	986,737	£1.628	£680	£1,605,728	-	£1,606,408
cost of February issuance	-	-	-	(433,051)	-	(433,051)
May	3,000	1.618	2	4,852	-	4,854
July	3,734	0.694	2	2,589	-	2,591
November	109,716	-	76	(76)	-	-
Total 2004	1,103,187		£760	£1,180,042	-	£1,180,802
2005
February (see section E)	-	-	6	(6)	-	-
March	663,650	1.791	370	1,188,201	-	1,188,571
July	3,150	-	2	(2)	-	-
October	885,000	1.450	498	1,282,608	-	1,283,107
cost of October issuance	-	-	-	(449,943)	-	(449,943)
December Purchase of Treasury Stock	(100,000)	1.422	-	-	(142,166)	(142,166)
December	500,000	0.23	282	115,137	-	115,419
Total 2005	1,951,800		1,158	2,135,996	(142,166)	1,994,988
Total	3,054,987		£1,918	£3,316,038	£(142,166)	£3,175,790

Stock Option Plan

A.
In November 2004, the Company’s board of directors approved the adoption of the principal items forming the Company’s 2004 stock option plan (The “Plan”) for the benefit of employees, officers, directors, consultants and subcontractors of the Company including its subsidiaries. This plan was approved by a special meeting of shareholders on March 13, 2006. The purpose of the Plan is to enable the Company to attract and retain the best available personnel for positions of substantial responsibility, to provide an incentive to such persons presently engaged with the Company and to promote the success of the Company business. The Plan will provide for the grant of options an aggregate of 5,500,000 shares of the Company’s common stock. The Plan shall be administered by the board to determine the persons to whom options are granted, the number of options that are granted, the number of shares to be covered by each option, the options may be exercised and whether the options is an incentive or non-statutory option.

B.
At November 24, 2004 3,200,000 options were granted under the plan described above according to the following terms: Option exercise price - $3.50, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date.

C.
On February 6, 2005, the Company’s board of directors approved a grant to past/current employees of 730,000 options under and subject to the 2004 Stock Option Plan of the Company according to the following terms: Option exercise price of $3.50; Vesting Date - the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years; Expiration Date - 5.5 years from the Grant Date.

Appendix B17

D.
On November 13, 2005, our Board of Directors ratified the grant of 600,000 options to Wade Spooner and 300,000 options to Ted Parsons on March 10, 2005, under our 2004 Stock Option Plan, pursuant to the terms described in their March 10, 2005 employment agreements. The stock options will provide for a five (5) year term from the vesting date, a strike price that is 10% above the closing price of the Company’s common stock on the date of issue of the Options.

E.
On June 8, 2005, the Company’s board of directors approved a grant to the Company's Chief Financial Officer, of 300,000 options under and subject to the 2004 Stock Option Plan of the Company according to the following terms: Option exercise price of $3.50; Vesting Date - the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years; Expiration Date -5.5 years from the grant date.

F.
As of December 31, 2005 the Company granted 5,130,000 options out of this plan, of which 1,930,000 options were granted in 2005. Transactions related to the above Plan during the period ending December 31, 2005 were as follows:

	Period Ended December 31	Weighted average
	2005	Exercise price
Options outstanding at the beginning of the period	3,200,000	$3.50
Granted	1,930,000	$4.02
Forfeited	-
Options outstanding at the end of the period	5,130,000	$3.70

weighted average fair value of options granted		$0.362

The following table summarizes information about options outstanding and exercisable at December 31, 2005:
	Options Outstanding
	Number	Average	Average
	outstanding	remaining	exercise
Range price	12.31.2005	life (years)	price
3.5 - 4.62	5,130,000	5	$3.70

The Company accounts for stock options plan grants to employees and directors in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB No. 25). Under APB No. 25, there is no compensation cost recognized for the Company’s stock option plan, because the options granted under the plan have an exercise price greater than the market value of the underlying stock at the grant date. Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123), as amended, allows, but does not require companies to record compensation cost for fixed stock option plans using a fair value based method. As permitted by SFAS No. 123, the Company elected to account for compensation cost for the stock option plan using the intrinsic value based method under APB No. 25. The following table sets forth pro forma information as if compensation cost had been determined consistent with the requirements of SFAS No. 123. The fair value of the options granted was estimated on the date of grant using Black-Scholes option pricing model.

Appendix B18

Proforma reporting based on the fair value method:
	Period Ended December 31,2005		Period Ended December 31,2005
	Reported	Proforma	Reported	Proforma
			US$	US$
Cost of compensation Net	£-	£822,480	$-	1,418,778

Net Income(loss) for the period	26,078	(796,402)	44,983	(1,373,795)

Basic net Earning(loss) per share:	0.004	(0.133)	0.007	(0.229)

Diluted net earning(loss) per share:	0.003	(0.092)	0.006	(0.159)

Note 14 - Earnings Per Share
	Year Ended December 31 , 2005
	Weighted Average
	Income	Shares	Per Share	Per Share
			Amounts	Amounts
				U.S.$
Net Income	£26,078
Basic EPS:
Income available to common stockholders	£26,078	6,868,471	£0.004	$0.007
Effect of dilutive securities:
Options and warrants		1,074,713	(0.001)	(0.001)
Diluted EPS:
Income available to common stockholders	£26,078	7,943,184	£0.003	$0.006

	Year Ended December 31 , 2004
	Weighted Average
	Income	Shares	Per Share
	(Numerator)		Amounts
Net Income	£39,874
Basic EPS:
Income available to common stockholders	£39,874	5,998,252	£0.007
Effect of dilutive securities:
Options and warrants		2,634,698	(0.002)
Diluted EPS:
Income available to common stockholders	£39,874	8,632,950	£0.005

Appendix B19

Note 15 - Related Party Transactions

Refer to notes 4 and 13 for additional related party activity
	Years ended		Years ended
	December 31,		December 31,
	2005	2004	2005
			US$
Campbeltown Business:

Fees	£83,400	£57,000	$143,865
Consultancy		44,643
Due to Campbeltown		6,950
Accrued Expenses	6,950	18,243	11,989

Vision Consultants Limited:

Fees	83,400	101,643	143,865
Accrued expenses	6,950	-	11,989

Story Telecom Limited:

Revenues	3,203,663	4,778,564	5,526,319

Commissions	172,144	296,339	296,948
Due from related Story Telecom (net)	1,290,702	1,137,863	2,226,461

Auracall Limited:

Related revenues	211,099	909,007	364,146
Commissions	143,364	496,822	247,303
Due to Auracall (net)	120,395	86,097	207,681

Dionysos Limited:
Fees	36,000	16,274	62,100
Accrued Expenses	3,000	-	5,175

Shareholders:
Loan to Abraham Keinan	123,965	247,931	213,840
Guy Nissenson	(11,542)	-	(19,910)
Abraham Keinan	£(18,201)	£-	$(31,397)

Appendix B20

Note 16 - Financial Commitments

A.
The Company leases its facilities in the UK, USA and Israel under operating lease agreement, which will expire in 2009 till 2012. The minimum lease payments under non-cancelable operating lease are as follows:

Year ended December 31,
2006	£102,738
2007	91,636
2008	52,721
2009	53,883
2010	38,200
2011	38,200
2012	38,200

B.
The Company has a performance based incentive agreement with its Chairman of the Board and Campbeltown which provides to each person/entity 1% of the Company’s revenues exclusive of revenues from Story.

C.
The Company has an 18 month renewable consulting agreement with Campbeltown, which was renewed on November 2004. Under this agreement Campbeltown agrees to provide (a) analysis of proposed acquisitions; (b) such markets for the Company’s telecommunications services in additional countries; (c) formulate strategies for the Company’s future growth plans; and (d) introduce potential customers to the Company’s business. The Company is obligated to pay Campbeltown £2,000 ($3,860) per month plus an additional performance bonus based upon monthly revenue targets as follows:

Target Monthly Revenue	Monthly Bonus	US$
Up to £125,000	£--	$--
From £125,000 to £150,000	££1,250	$2,156
From £150,000 to £175,000	££2,500	$4,313
Over £175,000	££2,750	$4,744

D.	The Company has commission agreements with various resellers that are entitled to 10% of the revenues that they generate.

Note 17 - Economic Dependency and Credit Risk

A.	Approximately, 23% and 19% of total 2005 revenues were derived, respectively, from two customers and approximately 42% and 22% of total 2004 revenues were derived, respectively, from two customers.

B.	Approximately, 37% and 17% of the total accounts receivable at 2005 were due from two customers.

C.
Approximately, 21%, 16%, 15% and 14% of the Company’s purchases are from four suppliers for the year ended December 31, 2005, and 20%, 20%, 20% and 12% are from four suppliers for the year ended December 31, 2004.

Appendix B21

Note 18 - Segment Information

The percentage of the Company’s revenues is derived from the following Geographical segments:

	Years Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005
			US$
Revenues
England	£8,141,766	£9,722,528	$14,044,546
United states	4,516,472	1,598,344	7,790,914
Israel	1,455,511	9,244	2,510,755

Total revenues	14,113,748	11,330,116	24,346,215

Direct operating expenses
England	£6,104,497	£8,841,441	$10,530,257
United states	2,146,386	882,908	3,702,516
Israel	1,003,715	18,741	1,731,407

Total direct operating	9,254,597	9,743,090	15,964,180

Direct Operating Profit (Loss)
England	2,037,269	881,087	3,514,289
United states	2,370,086	715,436	4,088,398
Israel	451,796	(9,497)	779,348

	4,859,151	1,587,026	8,382,035

Corporate and common operating
expenses
England	1,826,754	805,285	3,151,151
United states	2,255,095	584,186	3,890,039
Israel	823,048	84,773	1,419,758

	4,904,897	1,474,244	8,460,948

Operating Profit
England	210,515	75,802	363,138
United states	114,991	131,250	198,359
Israel	(371,252)	(94,270)	(640,410)

Operating Profit	£(45,746)	£112,782	$(78,913)

Appendix B22

Note 19 - Management Agreement

A. On May 28, 2004, we entered into an agreement to acquire WS Telecom Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned subsidiary Xfone USA, Inc. On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations will be assigned and transferred to Xfone USA. The term of the Agreement commenced on July 1, 2004, and continued until the consummation of the acquisition on March 10, 2005.

In connection with the acquisition of W.S. Telecom, the Company issued 663,650 restricted shares of its common stock representing a market value of £1,170,400, and 561,216 warrants with a value £ 691,600 (see also Note 13). Each Warrant is valid for 5 years and exercisable into one share with a strike price that is 10% above the closing price of the Company's common stock at the date of the acquisition. The Goodwill recorded in connection with the W.S. Telecom acquisition is £2,218,401 ($3,826,742).

concurrent with the execution of the Agreement and as material inducements to us and WS Telecom, Inc. as the acquired company, the following agreements will be entered into, the terms of which are described below: (a) employment agreement between Xfone USA, Inc. and Wade Spooner; (b) employment agreement between Xfone USA, Inc. and Ted Parsons; and (c) escrow agreement among us, Xfone USA, Inc., Wade Spooner, Ted Parsons, and the escrow agent.

B. On August 18, 2005, the Company entered into an Agreement and Plan of to acquire I-55 Internet Services, Inc. (“I-55 Internet”). On September 13, 2005, the Company filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the Merger Agreement. On October 10, 2005, the Company entered into a First Amendment to the Merger Agreement, by and among I-55 Internet, the Company, Xfone USA, Inc., the Company's wholly-owned United States subsidiary and Hunter McAllister and Brian Acosta, the key employees of I-55 Internet referred to as the “Principals” to induce the Company and Xfone USA not to terminate the Merger Agreement due to a material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet. On October 11, 2005, the parties entered into a Management Agreement that provides that I-55 Internet hires and appoints Xfone USA as manager to be responsible for the operation and management of all of I-55 Internet's business operations. The acquisition is expected to close on or about March 31, 2006.

C. On August 26, 2005, the Company entered into an Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC. On October 12, 2005 the Company and I-55 Telecommunications executed a Management Agreement, providing that I-55 Telecommunications hires and appoints Xfone USA as manager to be responsible for the operation and management of all of I-55 Telecommunication's business operations. The acquisition is expected to close on or about March 31, 2006.

The two management agreements, mentioned above under B and C, provide that, I-55 Internet Services and I-55 Telecommunications hire and appoint Xfone USA as manager to be responsible for the operation and management of all of their business operations, including:

-	Personnel - Supervising the current employees and independent contractors of the companies with the authority to hire, discharge and direct personnel for the conduct of the business;

-	Accounting - Supervision and administration of all accounting and the maintenance of all books and records for the business;

-	Contracts - Maintain all existing contracts necessary for the operation of the business and the authority to enter into or renew contract in the companies’ name;

-	Policies and procedures - Preparation of all policies and procedures for the operation of the business; and

-	Budgets - Preparation of all operating, capital or other budgets.

Appendix B23

In consideration of these management services, I-55 Internet Services and I-55 Telecommunications have assigned and transferred as of the management agreement date to Xfone USA all revenues generated from the operations of the business and Xfone USA has agreed to pay from the revenues the normal operating, maintenance, administrative and similar expenses of the business. Further, the companies designated Xfone USA as the controlling party of the current operating accounts of the business. In addition, Xfone USA, in its discretion, will have the right to make advances or loans to each company payable on demand (or if no demand payable in equal quarterly installments of principal and interest) for an amount up to $500,000, with interest at 7% per annum from the date advanced until paid for the payment of any amounts due during the term of the management agreement for any of the “special liabilities” as defined in the management agreement.

Note 20 - Subsequent Events

A.	Auracall
On January 1, 2006 Auracall Limited, an affiliated company, issued to the Managing Director of Auracall further shares from treasury to the level that Swiftnet was diluted from 47.5% to 32.5% holdings of Auracall. This issuance is in accordance with an agreement completed on August 21, 2003, providing that if certain pre-conditions are met, Auracall will issue to the Managing Director of Auracall, as a bonus, further shares from treasury to the level that he will hold 67.5% of Auracall and Swiftnet will hold 32.5% of Auracall.

B.	EBI Comm, Inc. ("EBI")
On January 1, 2006, Xfone USA, Inc., the Company's wholly owned subsidiary, entered into an Agreement with EBI Comm, Inc. (“EBI”), a privately held Internet Service Provider, to purchase the assets of EBI. EBI is providing a full range of Internet access options for both commercial and residential customers in north Mississippi. Based in Columbus, Mississippi, EBI’s services include Dial-up, DSL, T1 Dedicated Access and Web Hosting. Its customer base, currently numbering approximately 1,500 Internet users, is largely concentrated in the Golden Triangle area, which includes Columbus, West Point and Starkville Mississippi. The acquisition was structured as an asset purchase, providing for Xfone USA to pay EBI total consideration equal to 50% of the monthly collected revenue from the customer base during the first 12 months following completion of the asset purchase. Acquired assets include the customer base and customer lists, trademarks and all related intellectual property, fixed assets and all account receivables. The acquisition of EBI is not significant from an accounting perspective.

C.	Canufly.net, Inc.
On January 10, 2006 (effective as of January 1, 2006), Xfone USA, Inc., the Company's wholly owned subsidiary, entered into an Asset Purchase Agreement with Canufly.net, Inc., (“Canufly.net” or "Seller"), an Internet Service Provider based in Vicksburg, Mississippi, and its principal shareholder, Mr. Michael Nassour. Canufly.net provides residential and business customers with high-speed Internet services and utilizes the facilities-based network of Xfone USA, to provide Internet connectivity to its customers. Canufly.net also provides Internet services through wireless applications. The Company closed the transaction contemplated by the Asset Purchase Agreement on January 24, 2006. The acquisition of Canufly.net is not significant from an accounting perspective.

D.	Equity transaction
On November 23, 2005 a Securities Purchase Agreement was entered for an $810,000 financial transaction by and among the Company, Mercantile Discount-Provident Funds, Hadar Insurance Company Ltd., the Israeli Phoenix Assurance Company Ltd., and Gaon Gemel Ltd. In conjunction with the financial transaction, the Company will issued to the investors an aggregate of 324,000 shares of common stock at a purchase price of $2.50 per share together with 81,000 warrants at $3.00 per share for a period of five years and 81,000 warrants at $3.25 per share for a period of five years. The certificates representing said shares and the warrants are currently held by the Escrow Agent. The financial transaction is expected to close on or about April 3, 2006. The net proceeds of the financing are expected to be used for general working capital and/or investment in equipment and/or for acquisitions and/or business development.

Appendix B24

Xfone, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

September 30, 2006

Appendix B25

Xfone, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

September 30, 2006

Appendix B26

Xfone, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET
September 30, 2006
(Unaudited)

	September 30, 2006
	(Unaudited)
	GBP	$US
Current Assets

Cash	£895,746	$1,686,385

Accounts receivable, net	3,933,989	7,406,364

Prepaid expenses and other receivables	553,595	1,042,231

Loan to shareholder	123,965	233,384

Total Current Assets	5,507,295	10,368,364

Investments	61,895	116,527

Minority Interest	156,308	294,275

Long Term Receivables	272,695	513,392

Fixed Assets, net	2,419,085	4,554,315

Other Assets	9,158,522	17,242,383

Total Assets	£17,575,800	$33,089,256

The accompanying notes are an integral part of these consolidated financial statements.

Appendix B27

Xfone, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET
September 30, 2006
(Unaudited)

	September 30, 2006
	(Unaudited)
	GBP	$US

Current Liabilities
Notes payable - current portion	£570,101	$1,073,306
Trade payables	3,262,724	6,142,600
Other liabilities and accrued expenses	2,067,214	3,891,861
Obligations under capital leases	66,574	125,336

Total Current Liabilities	5,966,613	11,233,103

Deferred taxes	82,131	154,625
Notes payable	1,155,736	2,175,858
Obligations under capital leases	60,839	114,539
Severance pay	32,715	61,591
	1,331,421	2,506,613

Total Liabilities	7,298,034	13,739,716

Guarantees, Commitments & Liens

Shareholders' Equity
Preferred stock - 50,000,000 shares authorized, none issued
Common stock:
25,000,000 shares authorized, $.001 par value;
11,246,823 issued and outstanding	6,941	13,068
Foreign currency translation adjustment	(378,222)	(712,063)
Contributions in excess of par value	9,917,030	18,670,396
Deferred stock compensation	(284,715)	(536,022)
Treasury stock	(142,166)	(267,650)
Retained earnings	1,158,898	2,181,811

Total Shareholders' Equity	10,277,766	19,349,540

Total Liabilities and Shareholders' Equity	£17,575,800	$33,089,256

The accompanying notes are an integral part of these consolidated financial statements.

Appendix B28

Xfone, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
September 30, 2006
(Unaudited)

	3 Months Ended		9 Months Ended			3 Months Ended		9 Months Ended
	September 30,		September 30,			September 30,		September 30,
	2006	2005	2006	2005		2006		2006
					$	US	$	US
Revenues	£5,127,985	£3,419,183	£14,154,530	£9,912,515		$9,654,252		$26,648,167
Cost of revenues	(2,999,587)	(2,326,743)	(8,683,975)	(6,662,272)		(5,647,202)		(16,348,972)

Gross profit	2,128,398	1,092,440	5,470,555	3,250,243		4,007,050		10,299,195

Operating expenses:
Research and development	(5,625)	(5,625)	(16,875)	(15,625)		(10,590)		(31,770)
Marketing and selling	(595,048)	(334,742)	(1,413,778)	(991,802)		(1,120,273)		(2,661,663)
General and administrative	(1,305,054)	(678,594)	(3,613,186)	(2,098,173)		(2,456,973)		(6,802,401)

Total operating expenses	(1,905,727)	(1,018,961)	(5,043,839)	(3,105,600)		(3,587,836)		(9,495,834)

Operating profit	222,671	73,479	426,716	144,643		419,214		803,361

Financing expenses - net	(73,885)	(26,928)	(179,918)	(68,203)		(139,100)		(338,724)
Equity in income of affiliated company	(78,320)	(3,689)	(5,942)	43,843		(147,450)		(11,187)
Loss from a change of holding of affiliated company	-	-	(29,848)	-		-		(56,194)
Loss from Hurricane Katrina	-	(181,055)		(181,055)		-		-
Other income	11,117	4,312	34,186	17,452		20,930		64,361

Income before minority interest and taxes	81,583	(133,881)	245,194	(43,320)		153,594		461,617

Minority Interest	35,671	5,593	42,348	59,585		67,156		79,727

Income Before taxes	117,254	(128,288)	287,542	16,265		220,750		541,344

Benefit (taxes on income)	(5,223)	9,485	12,342	(31,734)		(9,833)		23,236

Net income	£112,031	£(118,803)	£299,884	£(15,469)		$210,917		$564,580

Weighted average shares outstanding

Basic	10,966,100	6,886,959	9,615,690	6,720,971		10,966,100		9,615,690

Diluted	11,425,870	6,886,959	10,075,460	6,720,971		11,425,870		10,075,460

Earnings Per Share:
Basic	£0.01	£(0.02)	£0.03	£0.00		$0.02		$0.06

Diluted	£0.01	£(0.02)	£0.03	£0.00		$0.02		$0.06
The accompanying notes are an integral part of these consolidated financial statements.

Appendix B29

Xfone, Inc. and Subsidiaries
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
Nine Months Ended September 30, 2006
(Unaudited)

	Number of Shares of Common Stock	Amount	Contributions in excess of par value	Foreign currency translation adjustments	Deferred Stock Compensation	Treasury Stock	Retained Earnings	Total Shareholders' Equity

Balance at January 1, 2006	8,172,671	£5,448	£4,583,089	£(116,408)	£(177,025)	£(142,166)	£859,014	£5,011,952
Deferred stock compensation	-	-	188,650	-	(188,650)	-	-	-
Amortization of Deferred stock compensation	-	-	-	-	80,960	-	-	80,960
Warrants granted to consultants for services	-	-	9,136	-	-	-	-	9,136
Stock issued during the period, net of
issuance expenses :
For services	33,635	20	4,936	-	-	-	-	4,956
For cash	663,825	362	885,583	-	-	-	-	885,945
For acquisitions	1,544,761	839	3,064,289	-	-	-	-	3,065,128
For loan repayment	831,931	272	1,424,529	-	-	-	-	1,424,801
Share issuance expenses	-	-	(231,576)	-	-	-	-	(231,576)
Related to registration	-	-	(11,606)	-	-	-	-	(11,606)
Currency translation	-	-	-	(261,814)	-	-	-	(261,814)
Net income	-	-	-	-	-	-	299,884	299,884

Balance at September 30, 2006	11,246,823	£6,941	£9,917,030	£(378,222)	£(284,715)	£(142,166)	£1,158,898	£10,277,766

Balance at January 1, 2006	8,172,671	$10,257	$8,628,398	$(219,157)	$(333,278)	$(267,650)	$1,617,231	$9,435,801
Deferred stock compensation	-	-	355,164	-	(355,164)	-	-	-
Amortization of Deferred stock compensation	-	-	-	-	152,420	-	-	152,420
Warrants granted to consultants for services	-	-	17,199	-	-	-	-	17,199
Stock issued during the period, net of
issuance expenses:
For services	33,635	38	9,292	-	-	-	-	9,330
For cash	663,825	682	1,667,252	-	-	-	-	1,667,934
For acquisitions	1,544,761	1,580	5,769,014	-	-	-	-	5,770,594
For loan repayment	831,931	511	2,681,995	-	-	-	-	2,682,506
Share issuance expenses	-	-	(436,068)	-	-	-	-	(436,068)
Related to registration	-	-	(21,850)	-	-	-	-	(21,850)
Currency translation	-	-	-	(492,906)	-	-	-	(492,906)
Net income	-	-	-	-	-	-	564,580	564,580

Balance at September 30, 2006	11,246,823	$13,068	$18,670,396	$(712,063)	$(536,022)	$(267,650)	$2,181,811	$19,349,540
 The accompanying notes are an integral part of these consolidated financial statements.

Appendix B30

Xfone, Inc. and Subsidiaries
STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended		Nine Months Ended
	September 30,		September 30
	2006	2005	2006
			US$
Cash flow from operating activities
Net income	£299,884	£(15,469)	$564,580
Adjustments required to reconcile net income
to net cash provided by (used in)
operating activities:
Depreciation and amortization	366,962	226,271	690,865
Stock, warrants and options issued for professional services	95,052	22,675	178,951
Minority interest	(42,348)	(59,584)	(79,727)
Increase in trade receivables	(548,450)	(362,325)	(1,032,545)
Increase in severance pay	13,875	7,011	26,122
(Increase) decrease in other receivables	213,671	(227,630)	402,270
Loss from a change of holding of affiliated company	29,848	-	56,194
Equity in losses (earnings) of affiliated company	5,942	(43,843)	11,187
Increase (decrease) in trade payables	(340,370)	815,643	(640,801)
Increase (decrease) in other payables	(547,174)	89,826	(1,030,143)
Increase in deferred taxes	-	35,890	-

Net cash provided by (used in) operating activities	(453,108)	488,465	(853,047)

Cash flow from investing activities
Purchase of other assets and long-term receivables	(288,896)	(117,348)	(543,893)
Purchase of equipment	(681,970)	(253,743)	(1,283,918)
Net cash acquired through purchase of WS Telecom	-	(167,614)	-
Acquisition of EBI	(6,980)	-	(13,141)
Acquisition of Canufly	(176,734)	-	(332,730)
Acquisition of I-55 Internet Services	(53,374)	-	(100,485)
Acquisition of I-55 Telecommunication	(15,414)	-	(29,019)
Net cash acquired from the acquisition of Equitalk	82,346		155,030
Net cash acquired from the acquisition of Story Telecom	33,476	-	63,024

Net cash (used in) investing activities	(1,107,546)	(538,705)	(2,085,132)

Cash flow from financing activities
Repayment of long term loans from banks and others	(817,446)	(257,336)	(1,538,973)
Proceeds from issuance of shares
and detachable warrants, net of issuance expenses	642,763	-	1,210,104
Proceeds from long term loans from banks	96,303	-	181,306
Proceeds from issuance of convertible notes	-	1,015,713	-
Increase in capital lease obligation	26,981		50,796
Repayment of capital lease obligation	-	(124,274)	-
Proceeds from short term loans from banks	12,876	217,937	24,241

Net cash provided by (used in) financing activities	(38,523)	852,040	(72,526)

Net increase (decrease) in cash	(1,599,177)	801,800	(3,010,705)

Cash at the beginning of the period	2,494,923	797,097	4,697,090

Cash at the end of the period	£895,746	£1,598,897	$1,686,385

The accompanying notes are an integral part of these consolidated financial statements.

Appendix B31

Xfone, Inc. and Subsidiaries

Notes to Financial Statements
September 30, 2006
(unaudited)

Note 1 - Organization and Nature of Business

A. Xfone, Inc. ("Xfone") was incorporated in Nevada, U.S.A. in September 2000 and is a provider of voice and data telecommunications services, with operations in the United Kingdom, the United States and Israel.

Xfone's holdings in subsidiaries are as follows:

-	Swiftnet Limited ("Swiftnet") - wholly owned U.K. subsidiary.

-	Equitalk.co.uk Limited ("Equitalk") - wholly owned U.K. subsidiary.

-	Xfone USA, Inc. ("Xfone USA") - wholly owned U.S. subsidiary.

-	Story Telecom, Inc. ("Story Telecom") - majority owned (69.6%) U.S. subsidiary.

-	Xfone 018 Ltd. ("Xfone 018") - majority owned (69%) Israeli subsidiary.

In October 2000, we acquired Swiftnet Limited, a UK company that provides a variety of telecommunications services.

In April 2004, we established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system.

In May 2004, we entered into an agreement to acquire WS Telecom, Inc. a Mississippi corporation, which provided telecommunication services in the southeastern United States. Xfone USA managed WS Telecom, Inc. under a management agreement from July 2004 until the consummation of the acquisition on March 10, 2005.

In August 2005, we entered into agreements to acquire I-55 Telecommunications, LLC and I-55 Internet Services, Inc. (“I-55 Internet”). Xfone USA managed I-55 Telecommunications and I-55 Internet under management agreements from October 2005 until the consummation of the two acquisitions on March 31, 2006 (See note 7).

In May 2006, we increased our ownership interest in Story Telecom from 39.2% to 69.6%. Story Telecom operates as a division of our operations in the United Kingdom (see Note 8).

In May 2006, we and the shareholders of Equitalk, a privately held telephone company based in the United Kingdom, entered into agreement relating to the sale and purchase of Equitalk. The acquisition was completed on July 3, 2006, and on that date Equitalk become our wholly owned subsidiary (see Note 8).

The financial statements consolidate the operations of Xfone, Swiftnet, Xfone 018, Xfone USA, Equitalk and Story Telecom - (collectively the "Company").

Appendix B32

B. The financial statements of the Company have been prepared in Sterling ("pounds" or "£") since this is the currency of the prime economic environment, the U.K., in which the majority of the operations of the Company are conducted.

C. The financial statements have been translated into U.S. dollars using the rate of exchange of the U.S. dollar at September 30, 2006. The translation was made solely for the convenience of the readers. It should be noted that the £ figures do not necessarily represent the current cost amounts of the various elements presented and that the translated U.S. dollars figures should not be construed as a representation that the £ currency amounts actually represented, or could be converted into, U.S. dollars. The representative rate of exchange of the £ at September 30, 2006 was £1 = 1.883 US$.

Note 2 - Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.	Principles of Consolidation and Basis of Financial Statement Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. A minority interest in the loss of a subsidiary will be recorded according to the respective equity interest of the minority and up to its exposure and/or legal obligation to cover the subsidiary losses in case of equity reduced to zero or below.

The consolidated financial statements included herein have been prepared the Company without audit, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (SEC).  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such SEC rules and regulations.  In the opinion of the management of the Company the accompanying statements contain all adjustments necessary to present fairly the financial position of the Company as of September 30, 2006, its results of operations and its cash flows for the three month and nine month periods ended September 30, 2006 and 2005, and its cash flows for the nine month periods ended September 30, 2006 and 2005.  The results for these interim periods are not necessarily indicative of the results for the entire year.  The accompanying financial statements should be read in conjunction with the financial statements and the notes thereto filed as a part of the Company’s Annual Report on Form 10-KSB.

B.	Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts.

The Company uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, estimate of uncollectible customer balances is made using factors such as the credit quality of the customer and the economic conditions in the market. Accounts are considered past due once the unpaid balance is 90 days or more outstanding, unless payment terms are extended. When an account balance is past due and attempts have been made to collect the receivable through legal or other means the amount is considered uncollectible and is written off against the allowance balance.

As of September 30, 2006, the accounts receivable are presented net of an allowance for doubtful accounts of £1,145,556 ($2,156,692).

Appendix B33

C.	Investments

Investments in affiliates over which we have a significant influence, but not a controlling interest, are accounted for using the equity method of accounting. All equity investments are periodically reviewed to determine if declines in fair value below cost basis are other than temporary. If the decline in fair value is determined to be other than temporary, an impairment loss is recorded and the investment is written down to a new carrying value. In case of losses the equity of such investments is reduced to zero.

D.	Earnings Per Share

Basic earning per share (EPS) is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

E.	Foreign Currency Translation

Assets and liabilities of subsidiaries operating outside the United Kingdom with a functional currency other than the pound are translated into pounds using period end exchange rates, costs and expenses are translated at the average exchange rate effective during the period. Foreign currency translation gains and losses are included in the shareholders' equity section.

Note 3 - Investments

The Company had investments in two business ventures as follows: Auracall Limited (“Auracall”) and Story Telecom, Inc., both entities operate in the UK.

On January 1, 2006, Auracall Limited, a U.K. based affiliated company, issued to the Managing Director of Auracall further shares from treasury to the level that Swiftnet was diluted from 47.5% to 32.5% holdings of Auracall. This issuance is in accordance with an agreement completed on August 21, 2003, providing that if certain pre-conditions are met, Auracall will issue to the Managing Director of Auracall, as a bonus, further shares from treasury to the level that he will hold 67.5% of Auracall and Swiftnet will hold 32.5% of Auracall. The dilution from 47.5% to 32.5% holdings of Auracall result is a loss of £29,848 ($56,194) recognized during the first quarter of 2006.

On May 10, 2006, the Company increased its ownership interest in Story Telecom from 39.2% to 69.6%. Story Telecom operates as a division of the Company’s operations in the United Kingdom (see also Note 8). The financial statements consolidate the operations of Story Telecom since May 10, 2006.

On May 25, 2006, the Company and the shareholders of Equitalk, a privately held telephone company based in the United Kingdom entered into agreement relating to the sale and purchase of Equitalk. The acquisition was completed on July 3, 2006, and on that date Equitalk became a wholly owned subsidiary of the Company and operate as a division of the Company’s operations in the United Kingdom (See also Note 8). The financial statements consolidate the operations of Equitalk since July 3, 2006.

Appendix B34

Note 4 - Commitments & Contingencies

A.
The Company's wholly-owned UK based subsidiary, Swiftnet Limited was served with a claim on October 11, 2005, that was filed by MCI WorldCom Limited (“MCI”) in an English court for the sum of £1,640,440 ($3,088,391) plus interest accruing at a daily rate of £401 ($755) which at the date of Claim had amounted to £92,317 ($173,802). MCI's claim is for telecommunication services MCI claims it provided to Swiftnet. Swiftnet has been in dispute with MCI regarding amounts due to MCI for telecommunications services provided by MCI to Swiftnet. Swiftnet alleges that the disputed charges were improperly billed by MCI to its account for a long time and therefore MCI should credit Swiftnet for a certain amount of the claim.  Swiftnet has defended the claim by stating that in relation to the invoices that MCI is claiming remain unpaid, £307,094 ($578,154) is not justified according to the rates agreed at various meetings and equates to an over-billing by such amount, although Swiftnet does not have written evidence for many of the agreed rates. Swiftnet has also submitted a counterclaim stating that it is owed a further £671,111 ($1,263,474) in credits in relation to amounts paid on account and wrongly attributed by MCI to over-billed invoices. In addition, MCI continues to send traffic to Swiftnet for termination via our Israeli subsidiary's network. Swiftnet is claiming that the amounts owed by MCI to Swiftnet in this regard should be set off against any amounts being claimed by MCI in the dispute.  There is a further counterclaim for additional accountancy costs and loss of management time incurred by Swiftnet due to the incorrect billing. The Company's financial statements have for some time carried the full amount due to MCI based on the invoices issued by MCI, as well as an appropriate provision for the credit the Company is claiming.

B.
According to an agreement between us, Xfone 018 Ltd. and our 26% minority interest partner in Xfone 018 (the "Minority Partner"), the Minority Partner provided in 2004 a bank guarantee of 10,000,000 New Israeli Shekels ("NIS") (£1,234,689) ($2,324,500) to the Ministry of Communications of the State of Israel which replaced an existing bank guarantee given by the Company in connection with Xfone 018’s license to provide international telecom services in Israel. As part of the agreement, the Company agreed to indemnify the Minority Partner for any damage caused to him due to the forfeiture of the bank guarantee with the Ministry of Communications on account of any act and/or omission of Xfone 018, provided that the said act or omission is performed against the opinion of the Minority Partner or without his knowledge. Further, the Company agreed that if at the end of the first two years of Xfone 018 business activity, its revenues shall be less than $2,000,000 (£1,062,327), or if it shall cease business activity (at any time), the Company shall secure the return of the bank guarantee to the Minority Partner.

C.
Xfone 018 has received credit facilities from Bank Hapoalim B.M. in Israel in order to finance its start-up activities. The credit facilities include a revolving credit line of 500,000 NIS, a short-term credit line of 2,250,000 NIS ($523,013), and long-term credit line of 790,000 NIS ($183,635). In addition, the bank made available to Xfone 018 a long-term facility of 3,150,000 NIS ($732,218) to procure equipment. The credit facilities are secured with: (a) a floating charge on Xfone 018 assets; (b) a fixed charge on its telecommunication equipment (including switches); (c) subordination of a Term Note of $800,000. This Term Note was executed in July 2004 by Xfone 018 in favor of the Company; (d) assignment of rights by way of pledge on the Partner Communications Company Ltd. contract, the Cellcom Israel Ltd. contract, the Pelephone Communications Ltd. contract, and the credit companies contracts with Xfone 018; (e) personal collateral by Abraham Keinan and Guy Nissenson, which includes a pledge on 1,000,000 shares of common stock of the Company owned by Mr. Keinan, and an undertaking to provide t Bank Hapoalim with an additional financial guarantee of up to $500,000 under certain circumstances. We agreed to indemnify Abraham Keinan and/or Guy Nissenson on account of any damage and/or loss and/or expense (including legal expenses) that they may incur in connection with the stock pledge and/or any other obligation made by them to Bank Hapoalim in connection with the collateral; (f) We and Swiftnet Limited issued a Letter of Guarantee, unlimited in amount, in favor of the bank, guaranteeing all debt and indebtedness of Xfone 018 towards the bank. As of September 30, 2006, we have a balance due of $1,179,698 under the credit facility.

D.
On September 27, 2006, a Shareholders Loan Agreement was entered by and among Auracall Limited, an affiliated company, the Managing Director of Auracall who holds 67.5% of Auracall and Swiftnet (See also note 3). As part of this agreement, Swiftnet agreed to provide a loan of £24,000 to Auracall, free of interest, to be repaid within one year. The loan was funded on October 13, 2006.

Appendix B35

E.
On May 10, 2006, the Company increased its ownership interest in Story Telecom (See also note 8). According to the Securities Purchase Agreement, the minority interest owner has the option to sell to Xfone, at certain dates, all its shares in Story Telecom for US $450,000 in cash or equivalent in Xfone's common stock (to be decided by Xfone), in case Story Telecom meets certain business and financial covenants.

Note 5 - Capital Structure

During March 2006, the Company issued 30,899 shares in return for services and additional 667,998 shares to MCG Capital Corporation ("MCG"), a major creditor of I-55 Internet Services, Inc., in return for retiring its loan with I-55 Internet Services, Inc. The value of shares issued to MCG was $2,010,006. The value of the shares was based on the closing share price on the date of the transaction.

On April 6, 2006, upon the fulfillment of the terms and conditions required by a Securities Purchase Agreement dated November 23, 2005 by and among the Company, Mercantile Discount-Provident Funds, Hadar Insurance Company Ltd., the Israeli Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. the Company issued an aggregate of 324,000 shares of common stock at a purchase price of $2.50 per share together with 81,000 warrants at $3.00 per share for a period of five years and 81,000 warrants at $3.25 per share for a period of five years with a total value of $810,000.

During May 2006, the Company issued to the shareholders of Canufly.net, Inc. 33,768 shares of common stock valued at $90,000 and 24,053 warrants exercisable at $2.98 per share for a period of five years for a value of $15,830, based on the Black Scholes option-pricing model in conjunction with the Asset Purchase Agreement dated January 10, 2006. The value of the shares was based on the closing share price on the date of the transaction.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Internet Services, during May 2006 the Company issued a total of 789,863 shares of our common stock valued at $2,380,178 and 603,939 warrants exercisable into shares of our common stock, with an exercise price of $3.31, for a value of $461,175, based on the Black Scholes option-pricing model. The value of the shares was based on the closing share price on the date of the transaction.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Telecommunications, the Company issued a total of 223,702 shares of our common stock valued at $671,687 and 79,029 warrants exercisable into shares of our common stock, with an exercise price of $3.38, for a value of $57,649, based on the Black Scholes option-pricing model. The value of the shares was based on the closing share price on the date of the transaction.

In conjunction with certain Agreements to Purchase Promissory Notes dated October 31, 2005 / February 3, 2006, with certain creditors of I-55 Telecommunications (the "Creditors"), and upon the consummation of the merger on March 31, 2006, the Company issued to the Creditors an aggregate of 163,933 restricted shares of common stock and an aggregate of 81,968 warrants, exercisable at $3.38 per share, at a total value of $492,220, in return for retiring their individual loans with I-55 Telecommunications. The value of the shares was based on the closing share price on the date of the transaction.

On May 10, 2006, we issued in exchange for services 25,000 warrants exercisable at $4.00 per share, 25,000 warrants exercisable at $4.50 per share, 25,000 warrants exercisable at $5.00 per share, and 25,000 warrants exercisable at $5.50 per share to Elite Financial Communications Group, LLC. The term of the warrants shall expire at the later of: (i) 36 months from the day of grant; (ii) 6 months after the underlying shares are effective. On September 19, 2006, and pursuant to the Service Agreement with Elite Financial Communications Group, that was terminated on August 28, 2006, we cancelled 64,360 of the said 100,000 warrants.

On May 30, 2006, the Company issued 2,736 restricted shares of our common stock at a total value of $9,000 to Elite Financial Communications Group, LLC in exchange for IR services. The value of the shares was based on the closing share price on the date of the transaction.

Appendix B36

On June 28, 2006, the Company cancelled 5,000 restricted shares of our common stock which were issued in 2000 to a service provider that failed to provide the services to the Company.

On July 3, 2006, the Company issued to Preiskel & Co LLP 5,236 restricted shares of our common stock as consideration for legal services in conjunction with the acquisition Equitalk.co.uk Limited, with a value of £7,500 ($13,875). The value of the shares was based on the closing share price on the date of the transaction.

On July 5, 2006, and in conjunction with the acquisition that was completed on July 3, 2006, we issued to the shareholders of Equitalk.co.uk Limited a total of 402,192 restricted shares of our common stock valued at $1,100,000 and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years, for a value of $250,601, based on the Black Scholes option-pricing model. The value of the shares was based on the closing share price on the date of the transaction.

On July 11, 2006, and in conjunction with a March 10, 2005 Employment Agreement between Xfone USA, Inc. and its President and Chief Executive Officer, we issued an “Acquisition Bonus” of 32,390 warrants at an exercise price of $3.285, for a value of $20,729 , based on the Black Scholes option-pricing model. We were advised by AMEX that the approval of the shareholders of the Company is required in order to allow the issuance and listing of the shares underlying said warrants.

On July 11, 2006, and in conjunction with a March 10, 2005 Employment Agreement between Xfone USA, Inc. and its Vice President and Chief Marketing Officer, we issued an “Acquisition Bonus” of 16,195 warrants, at an exercise price of $3.285, for a value of $10,365, based on the Black Scholes option-pricing model. We were advised by AMEX that the approval of the shareholders of the Company is required in order to allow the issuance and listing of the shares underlying said warrants.

In July 2006, and in conjunction with the consummation of the acquisitions of I-55 Internet Services and I-55 Telecommunications, we issued to Oberon Securities, LLC 243,100 warrants at an exercise price of $2.86 and 37,200 warrants at an exercise price of $3.34, for a total value of $339,143, based on the Black Scholes option-pricing model. In addition, in September 2006, and in conjunction with the above mentioned transactions, we issued to Oberon Securities 90,000 restricted shares of common stock, at the value of $225,000.

During July and September 2006, and in conjunction with a June 19, 2006 Securities Purchase Agreement between the Company and certain provident funds of the First International Bank of Israel Ltd, we issued an aggregate of 344,825 restricted shares of its common stock, at a purchase price of $2.90 per share, together with an aggregate of 172,415 warrants to purchase shares of its common stock (the "Warrants"), at an exercise price of $3.40 per share and with a term of five years. The gross cash proceeds received from the Financing were $1,000,000.

On July 11, 2006, and in conjunction with a July 3, 2006 Service Agreement between the Company, Swiftnet Limited and John Mark Burton, the Managing Director of our UK based subsidiaries, Swiftnet Limited and Equitalk.co.uk Limited, the Company’s Board of Directors approved the grant of 300,000 options, under and subject to our 2004 Stock Option Plan, to Mr. Burton. The options are convertible on a one to one basis into restricted shares of our common stock, at an exercise price of $3.50, and have a term of ten years.

Appendix B37

Note 6 - Segment Information

Geographical segments
	3 Months Ended		9 Months Ended		3 Months Ended	9 Months Ended
	September 30,		September 30,		September 30,	September 30,
	2006	2005	2006	2005	2006	2006
					US$	US$
Revenues
United Kingdom	£2,372,903	£2,105,968	£6,134,420	£6,304,092	$4,467,370	$11,549,027
United States	2,019,057	862,631	5,950,394	2,625,530	3,801,198	11,202,569
Israel	736,025	450,584	2,069,716	982,893	1,385,684	3,896,571

Total revenues	£5,127,985	£3,419,183	£14,154,530	£9,912,515	$9,654,252	$26,648,167

Direct operating expenses
United Kingdom	£1,463,117	£1,703,988	£4,383,293	£4,734,907	$2,754,552	$8,252,250
United States	1,065,117	393,809	2,953,167	1,281,649	2,005,253	5,559,809
Israel	471,353	228,946	1,347,515	645,716	887,397	2,536,913

Total direct operating	£2,999,587	£2,326,743	£8,683,975	£6,662,272	$5,647,202	$16,348,972

Direct Operating Profit
United Kingdom	£909,786	£401,980	£1,751,127	£1,569,185	$1,712,818	$3,296,777
United States	953,940	468,822	2,997,227	£1,343,881	1,795,945	5,642,759
Israel	264,672	221,638	722,201	£337,177	498,287	1,359,659

	£2,128,398	£1,092,440	£5,470,555	£3,250,243	$4,007,050	$10,299,195

Corporate and common operating
expenses
United Kingdom	£605,155	£149,452	£1,178,172	£1,080,822	$1,139,301	$2,218,097
United States	1,021,003	621,998	3,050,537	1,493,669	1,922,202	5,743,124
Israel	279,569	247,511	815,130	531,109	526,333	1,534,613

	£1,905,727	£1,018,961	£5,043,839	£3,105,600	$3,587,836	$9,495,834

Operating Profit (Loss)
United Kingdom	£304,631	£252,528	£572,955	£488,363	$573,517	$1,078,680
United States	(67,063)	(153,176)	(53,310)	(149,788)	(126,257)	(100,365)
Israel	(14,897)	(25,873)	(92,929)	(193,932)	(28,046)	(174,954)

Operating Profit	£222,671	£73,479	£426,716	£144,643	$419,214	$803,361

			As of		As of
Long-lived assets by geographical areas			September 30, 2006	September 30, 2005	September 30, 2006
					US$

United Kingdom			£2,784,385	£488,891	$5,242,050
United States			7,833,819	3,121,845	14,748,418
Israel			959,403	927,126	1,806,230

			£11,577,607	£4,537,862	$21,796,698

Appendix B38

 Note 7 - Management Agreement

A. On August 18, 2005, the Company entered into an Agreement and Plan of Merger to acquire I-55 Internet Services, Inc. (“I-55 Internet”). On September 13, 2005, the Company filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the Merger Agreement. On October 10, 2005, the Company entered into a First Amendment to the Merger Agreement, by and among I-55 Internet, the Company, Xfone USA, Inc., the Company's wholly-owned United States subsidiary and Hunter McAllister and Brian Acosta, the key employees of I-55 Internet referred to as the “Principals” to induce the Company and Xfone USA not to terminate the Merger Agreement due to a material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet. On October 11, 2005, the parties entered into a Management Agreement that provided that I-55 Internet hires and appoints Xfone USA as manager to be responsible for the operation and management of all of I-55 Internet's business operations. The acquisition was closed on March 31, 2006.

B. On August 26, 2005, the Company entered into an Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC. On October 12, 2005, the Company and I-55 Telecommunications executed a Management Agreement, providing that I-55 Telecommunications hires and appoints Xfone USA as manager to be responsible for the operation and management of all of I-55 Telecommunication's business operations. The acquisition was closed on March 31, 2006.

The two management agreements, mentioned above under A and B, provide that, I-55 Internet Services and I-55 Telecommunications hire and appoint Xfone USA as manager to be responsible for the operation and management of all of their business operations, including:

-	Personnel - Supervising the current employees and independent contractors of the companies with the authority to hire, discharge and direct personnel for the conduct of the business;

-	Accounting - Supervision and administration of all accounting and the maintenance of all books and records for the business;

-	Contracts - Maintain all existing contracts necessary for the operation of the business and the authority to enter into or renew contract in the companies' name;

-	Policies and procedures - Preparation of all policies and procedures for the operation of the business; and

-	Budgets - Preparation of all operating, capital or other budgets.

In consideration of these management services, I-55 Internet Services and I-55 Telecommunications have assigned and transferred as of the management agreement date to Xfone USA all revenues generated from the operations of the business and Xfone USA has agreed to pay from the revenues the normal operating, maintenance, administrative and similar expenses of the business. Further, the companies designated Xfone USA as the controlling party of the current operating accounts of the business.

From October 2005 and until the consummation of the mergers on March 31, 2006, Xfone USA managed I-55 Internet and I-55 Telecommunications under the management agreements.

Note 8 - Acquisitions

A.	EBI Comm, Inc.

On January 1, 2006, Xfone USA, Inc., the Company's wholly owned subsidiary, entered into an Agreement with EBI Comm, Inc. (“EBI”), a privately held Internet Service Provider, to purchase the assets of EBI. EBI provided a full range of Internet access options for both commercial and residential customers in north Mississippi. The acquisition was structured as an asset purchase, providing for Xfone USA to pay EBI total consideration equal to 50% of the monthly collected revenue from the customer base during the first 12 months following completion of the asset purchase. As of September 30, 2006, the Company paid $85,699 in consideration of this acquisition, recorded as other assets.

Appendix B39

Acquired assets include the customer base and customer lists, trademarks and all related intellectual property, fixed assets and all account receivables. The acquisition of EBI is not significant to the consolidated financial statements of the Company.

B.	Canufly.net, Inc.

On January 10, 2006 (effective as of January 1, 2006), Xfone USA, Inc., the Company's wholly owned subsidiary, entered into an Asset Purchase Agreement with Canufly.net, Inc., (“Canufly.net” or "Seller"), an Internet Service Provider based in Vicksburg, Mississippi, and its principal shareholder, Mr. Michael Nassour. Canufly.net provided residential and business customers with high-speed Internet services and utilizes the facilities-based network of Xfone USA, to provide Internet connectivity to its customers. Canufly.net also provides Internet services through wireless applications. The Company closed the transaction contemplated by the Asset Purchase Agreement on January 24, 2006. The acquisition of Canufly.net is not significant to the consolidated financial statement of the Company.

The following table summarizes the fair values of the assets acquired and liabilities assumed, as of January 1, 2006:

		US$
Current Assets, excluding cash acquired	£-	$-
Fixed Assets	18,761	34,689
Total Assets acquired	18,761	34,689

Current Liabilities	-	-
Long-term Liabilities	-	-
Total liabilities	-	-
Net Assets assumed	£18,761	$34,689

Purchase price:
Cash acquired or commitment in cash, net	£252,947	$467,699
Acquisition costs	5,697	10,534
Fair market value of stock and warrant issued	60,752	112,330
Total	319,396	590,563
Intangible Assets	£300,635	$555,874

(*)The Company is still in the process of allocating the Intangible Asset from this acquisition.

C.	I-55 Internet Services, Inc. and I-55 Telecommunications, LLC

On March 31, 2006, the Company completed the merger of I-55 Internet Services, Inc. and I-55 Telecommunications, LLC, with and into its wholly owned subsidiary Xfone USA, Inc. In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Internet Services, the Company issued a total of 789,863 shares of its common stock and 603,939 warrants exercisable into shares of its common stock, with an exercise price of $3.31. In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Telecommunications, the Company issued a total of 223,702 shares of our common stock and 79,029 warrants exercisable into shares of our common stock, with an exercise price of $3.38.

Appendix B40

The following table summarizes the fair values of the assets acquired and liabilities assumed, as of March 31, 2006:

I-55 Internet Services, Inc. (*)
		In US$
Current Assets, excluding cash acquired	£516,602	$955,197
Fixed Assets	117,227	216,753
Other Assets	459	849
Total Assets acquired	634,288	1,172,799

Current Liabilities	862,123	1,594,065
Long-term Liabilities	1,083,083	2,002,620
Total liabilities	1,945,206	3,596,685
Net liabilities assumed	£(1,310,918)	$(2,423,886)

Purchase price:
Cash acquired, net	£(6,673)	$(12,338)
Acquisition costs	60,047	111,027
Fair market value of stock and warrant issued	1,631,087	3,015,880
Total	1,684,461	3,114,568
Intangible Assets	£2,995,379	$5,538,456

I-55 Telecommunication, LLC. (*)
		In US$
Current Assets, excluding cash acquired	£989,339	1,829,288
Fixed Assets	1,869	3,456
Other Assets	-	-
Total Assets acquired	991,208	1,832,744

Current Liabilities	1,061,757	1,963,189
Long-term Liabilities	417,822	772,553
Total liabilities	1,479,579	2,735,742
Net liabilities assumed	£(488,371)	$(902,998)

Purchase price:
Cash acquired, net	£-	$-
Acquisition costs	15,414	28,500
Fair market value of stock and warrant issued	418,677	774,134
Total	434,091	802,634
Intangible Assets	£922,462	$1,705,632

(*)The Company is still in the process of allocating the Intangible Asset from this acquisition.

Appendix B41

D.	Story Telecom, Inc. (*)

On May 10, 2006, a Stock Purchase Agreement was entered by and among the Company, Swiftnet, Story Telecom, Inc., its subsidiaries and its other shareholders (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, the Company increased its ownership interest in Story Telecom from 39.2% to 69.6% in a cash transaction valued at $1,200,000. $900,000 of the total consideration was applied to payables owed by Story Telecom to the Company and its subsidiary Swiftnet for back-end telecommunications services. The balance of $300,000 was paid to Story Telecom, and will be used as working capital. Story Telecom, Inc., a telecommunication service provider, operates in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited. Story Telecom operates as a division of the Company’s operations in the United Kingdom.

The following table summarizes the fair values of the assets acquired and liabilities assumed, as of May 10, 2006:

		In U.S.$
Current Assets, excluding cash acquired	£362,529	$670,316
Fixed Assets	1,123	2,076
Other Assets	-	-
Total Assets acquired	363,652	672,392

Current Liabilities	1,819,279	3,363,847
Long-term Liabilities	-	-
Total liabilities	1,819,279	3,363,847
Net liabilities assumed	£(1,455,627)	$(2,691,455)

Purchase price:
Cash acquired, net	£(33,476)	($61,897)
Acquisition costs	-	-
Fair market value of stock and warrant issued	-	-
Total	(33,476)	(61,897)
Intangible Assets	£1,422,151	$2,629,558

(*)The Company is still in the process of allocating the Intangible Asset from this acquisition.

E.	Equitalk.co.uk Limited (*)

On May 25, 2006, the Company and the shareholders of Equitalk.co.uk Limited, a privately held telephone company based in the United Kingdom ("Equitalk") entered into an Agreement relating to the sale and purchase of Equitalk (the "Agreement"). The Agreement provides that the Company will acquire Equitalk in a restricted common stock and warrant transaction valued at $1,650,000. The acquisition was completed on July 3, 2006, and on that date Equitalk become a wholly owned subsidiary of the Company. In conjunction with the completion of the acquisition and in exchange for all of the capital stock of Equitalk the Company issued a total of 402,192 restricted shares of its common stock and a total of 281,872 warrants at $3.025 per share for a period of five years.

Appendix B42

The following table summarizes the fair values of the assets acquired and liabilities assumed, as of July 3, 2006:

		In U.S.$
Current Assets, excluding cash acquired	£146,836	$276,442
Fixed Assets	2,258	4,251
Other Assets	-	-
Total Assets acquired	149,094	280,693

Current Liabilities	237,153	446,478
Long-term Liabilities	75,000	141,200
Total liabilities	312,153	587,678
Net liabilities assumed	(163,059)	(306,985)

Purchase price:
Cash acquired, net	(82,346)	(155,030)
Acquisition costs	7,370	13,875
Fair market value of stock and warrant issued	754,553	1,420,567
Total	679,577	1,279,412
Intangible Assets	£842,636	$1,586,397

(*)The Company is still in the process of allocating the Intangible Asset from this acquisition.

Note 9 - Subsequent Events

A. In August 2006 the Company filed with the Israel Securities Authority ("ISA") and the Tel Aviv Stock Exchange ("TASE") a preliminary draft prospectus for a public offering of convertible debentures to be listed and traded on the TASE. The total amount proposed to be raised in the public offering is approximately $12 million. Up to date, the public offering is still subject to the approval of the ISA and the TASE, as well as the execution of an underwriting agreement and final pricing. On November 9, 2006 the Company was informed that the TASE decided to seek a No-Action Letter from the U.S. Securities and Exchange Commission and that until such No-Action Letter is granted to the TASE the Company’s public offering is delayed. There can be no assurance that the public offering will be consummated.

B. On October 30, 2006, the Company’s Board of Directors approved a grant of 25,000 options to Itzhak Almog, Director and Chairman of the Audit Committee, under and subject to the Company’s 2004 Stock Option Plan. The options were granted according to the following terms: Date of Grant - October 30, 2006; Option exercise price - $3.50; Vesting Date - 12 months from the Date of Grant; Expiration Date - 5 years from the Vesting Date.

C. On November 1, 2006, and pursuant to the Service Agreement dated December 6, 2005, that was terminated on August 28, 2006, we issued 6,994 restricted shares of our common stock to Elite Financial Communications Group, LLC in exchange for services.

Appendix B43

Appendix C

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is made as of March 10, 2005 by XFone USA, Inc., a Mississippi corporation (the "Employer"), and Wade Spooner, an individual (the "Executive").

RECITALS

The Executive is currently the Chairman, CEO, President and a principal shareholder of WS Telecom, Inc. and its wholly owned subsidiaries eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. (collectively the "Company"). Concurrently with the execution and delivery of this Agreement, the Company is being merged with and into the Employer pursuant to and in accordance with that certain Agreement and Plan of Merger dated May 28, 2004 among the Company, the Employer, XFone, Inc. (the "Parent") and the Executive and Ted Parsons (the "Merger Agreement"). The Executive's continued employment with the Employer after the merger and the Employee's execution of this Agreement is a condition to the consummation of the merger pursuant to the Merger Agreement by the Employer and the Parent. The Employer agrees to employ the Executive, and the Executive wishes to accept such continued employment, upon the terms and conditions set forth in this Agreement.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.	DEFINITIONS

For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

"Agreement"--this Employment Agreement, as amended from time to time.

"Aggregate Transaction Consideration" shall mean the total amount of cash and the fair market value as calculated for purposes of the transaction of all other property paid in connection with the transaction, but not including any amounts paid in connection with employment, consulting or similar agreements entered into in connection with the transaction.

"Basic Compensation"--Salary and Benefits.

"Benefits"--as defined in Section 3.1(b).

"Board of Directors"--the board of directors of the Employer.

Appendix C1

"Confidential Information" means any and all of the following with respect to the Employer, its Parent, the Company as predecessor to the Employer or any of their affiliates:

(a) trade secrets concerning the business and affairs of the Employer, its Parent, the Company as predecessor to the Employer or any of their affiliates, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, any other confidential or proprietary information or data), and any other information, however documented, that is a trade secret within the meaning of any applicable federal or state laws; and

(b) information concerning the business and affairs of the Employer, its Parent, the Company as predecessor to the Employer or any of their affiliates (which includes but is not limited to historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, interconnect agreements, supply sources, marketing, production or merchandising systems or plans), however documented; and

(c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer, its Parent, the Company as predecessor to the Employer or any of their affiliates containing or based, in whole or in part, on any information included in the foregoing.

"Effective Date"--the date stated in the first paragraph of the Agreement.

"Executive Invention"--any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period with Employer or its predecessor, the Company, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Employer, that is based upon or uses Confidential Information.

Appendix C2

"Excess Profit" shall mean, with respect to any Employment Year, the Pre-Tax Income for such Employment Year minus five percent (5%) of the Net Sales Revenue for such Employment Year (excluding Net Sales Revenue attributable to acquisitions occurring on or after the Effective Date).

"Employment Period"--the term of the Executive's employment under this Agreement, and as used herein the term "Employment Year" means each twelve month period occurring during the employment period and "Employment Year 1" shall mean the first twelve months of employment from the Effective Date and "Employment Year 2" shall mean the 12 month period following Employment Year 1 and "Employment Year 3" shall mean the 12 month period following Employment Year 2.

"Fiscal Year"--the Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

"For cause"--as defined in Section 6.2.

"For good reason"--as defined in Section 6.3.

"Incentive Compensation"--as defined in Section 3.2.

"Net Sales Revenue" shall mean the gross sales revenue for the Employer reduced by any account receivable for such sales revenue which is more than 150 days old.

"Parent Common Stock" shall mean shares of the common stock of Parent.

"Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

"Post-Employment Period"--as defined in Section 8.2.

"Pre-Tax Income" shall mean the Employer's income from ordinary business operations (which will not include capital gains and other extraordinary income or gains and will not be reduced by extraordinary losses), less expenses, and other charges (except such expenses, and charges attributable to capital gains and other extraordinary income or gains excluded from the definition of "pre-tax income"), all as reflected on the Employer's books, and will be calculated without taking the payment of such Incentive Compensation into account for any purpose. The "Pre-tax Income" will be determined by the certified public accounting firm regularly engaged by the Employer, and such determination will be binding on the Employer and the Executive.

"Proprietary Items"--as defined in Section 7.2(a)(iv).

"Salary"--as defined in Section 3.1(a).

Appendix C3

2.	EMPLOYMENT TERMS AND DUTIES

2.1	EMPLOYMENT

The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

2.2	TERM

Subject to the provisions of Section 6, the term of the Executive's employment under this Agreement will be three years, beginning on the Effective Date and ending on the third anniversary of the Effective Date.

2.3	DUTIES

The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors or Chairman of the Board, and will initially serve as President and Chief Executive Officer of the Employer. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. If the Executive is elected as a director of the Employer or as a director or officer of any of its affiliates, the Executive will fulfill his duties as such director or officer without additional compensation.

3.	COMPENSATION

3.1	BASIC COMPENSATION

(a) Salary. The Executive will be paid an annual salary of $192,000.00 for Employment Year 1; $197,760.00 for Employment Year 2 and $203,693.00 for Employment Year 3 (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly, and shall be subject to all applicable withholding and other applicable taxes as required by law.

(b) Benefits. The Executive will, during the Employment Period, be permitted to participate in such life insurance, hospitalization, major medical, and other Executive benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits").

3.2	INCENTIVE COMPENSATION

The Executive shall be eligible to earn additional incentive compensation ("Incentive Compensation") as set forth below:

Appendix C4

(a) Employment Year 1. Subject to fulfilling the requirements as set forth below, the Employer shall pay the Executive within 90 days of the end of Employment Year 1 Incentive Compensation equal to the greater of the following:

(i) $100,000 if during Employment Year 1, Net Sales Revenue (excluding Net Sales Revenue attributable to acquisitions occurring on and after the Effective Date) of the Employer exceed by $2,000,000 or more the Net Sales Revenue for the twelve month period prior to the Effective Date and there is at least $150,000 of Pre-Tax Income for Employment Year 1; OR

(ii) $200,000 if during Employment Year 1, Net Sales Revenue (excluding Net Sales Revenue attributable to acquisitions occurring on and after the Effective Date) of the Employer exceed by $4,000,000 or more the Net Sales Revenue for the twelve month period prior to the Effective Date and there is at least $400,000 of Pre-Tax Income for Employment Year 1; OR

(iii) An amount equal to one-third (1/3) of the Excess Profit for Employment Year 1 if during Employment Year 1 the Net Sales Revenue (excluding Net Sales Revenue attributable to acquisitions occurring on and after the Effective Date) of the Employer exceed by $7,000,000 or more the Net Sales Revenue for the twelve month period prior to the Effective Date.

(b) Employment Year 2. Subject to fulfillment of the requirements as set forth below, the Employer shall pay the Executive within 90 days of the end of Employment Year 2 Incentive Compensation equal to the greater of the following:

(i) $200,00 if during Employment Year 2, Net Sales Revenue (excluding Net Sales Revenue attributable to acquisitions occurring on and after the Effective Date) of the Employer exceed by $4,000,000 or more the Net Sales Revenue for Employment Year 1 and there is at least $400,000 of Pre-Tax Income for Employment Year 2; OR

(ii) An amount equal to one-third (1/3) of the Excess Profit for Employment Year 2 if during Employment Year 2 the Net Sales Revenue (excluding Net Sales Revenue attributable to acquisitions occurring on and after the Effective Date) of the Employer exceed by $7,000,000 or more the Net Sales Revenue for Employment Year 1.

(c) Employment Year 3. Subject to fulfillment of the requirements as set forth below, the Employer shall pay the Executive within 90 days of the end of Employment Year 3 Incentive Compensation equal to the following:

Appendix C5

(i) An amount equal to one-third (1/3) of the Excess Profit for Employment Year 3 if during Employment Year 3 the Net Sales Revenue (excluding Net Sales Revenue attributable to acquisitions occurring on and after the Effective Date) of the Employer exceed by $7,000,000 or more the Net Sales Revenue for Employment Year 2.

Any Incentive Compensation paid pursuant to this Section 3.2 shall be subject to all withholdings and other applicable taxes as required by law.

3.3	PARENT STOCK OPTION COMPENSATION

(a) On the first business day of Employment Year 1, the Executive shall be granted and issued options for 600,000 shares of restricted Parent Common Stock (100,000 of which shall be attributable to Employment Year 1, 200,000 of which shall be attributable to Employment Year 2, and 300,000 of which shall be attributable to Employment Year 3) (the "Options"). The Options shall vest as follows: Options for 100,000 shares of restricted Parent Stock shall vest 3 years from the grant date, options for 200,000 shares of restricted Parent Stock shall vest 4 years from the grant date and options for 300,000 shares of restricted Parent Stock shall vest 5 years from the grant date. The stock options shall provide for a five (5) year term from the vesting date, a strike price that is 10% above the closing price of the Parent Common Stock on the date of issue of the Options.

3.4	ACQUISITION BONUS

For any acquisition of an existing business made by Employer during the Employment Period, then the Executive shall receive upon closing of the acquisition warrants for restricted Parent Common Stock with a value equal to 1.333% of the Aggregate Transaction Consideration of the acquisition. The value of the warrants shall be calculated one day prior to the closing of the acquisition assuming a 90% volatility of the underlying Parent Common Stock pursuant to the Black Scholes option - pricing model and shall vest six months from the date of issue. The warrants shall be convertible on a one-to-one basis into common stock with a term of five years, a strike price that is 10% above the closing price of the Parent Common Stock one day prior to the closing date of the acquisition.

4.	FACILITIES AND EXPENSES

The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement.

Appendix C6

5.	VACATIONS AND HOLIDAYS

The Executive will be entitled to three weeks' paid vacation each Employment Year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. Vacation must be taken by the Executive at such time or times as approved by the Chairman of the Board or Chief Executive Officer. The Executive will also be entitled to the paid holidays set forth in the Employer's policies. Up to five vacation days during any Employment Year that are not used by the Executive during such Employment Year may be used in any subsequent Employment Year.

6.	TERMINATION

6.1	EVENTS OF TERMINATION

The Employment Period, the Executive's Basic Compensation, Incentive Compensation, any Parent Stock Options which have not vested, and Parent Stock Warrants which have not vested and any and all other rights of the Executive under this Agreement or otherwise as an Executive of the Employer will terminate (except as otherwise provided in this Section 6):

(a) upon the death of the Executive;

(b) for cause (as defined in Section 6.2), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify; or

(c) for good reason (as defined in Section 6.3) upon not less than thirty days' prior notice from the Executive to the Employer.

(d) upon termination of employment by Executive for any reason other than for good reason (as defined in Section 6.3).

6.2	DEFINITION OF "FOR CAUSE"

For purposes of Section 6.1, the phrase "for cause" means: (a) the Executive's breach of this Agreement which remains uncorrected for 30 days following notice from the Employer; (b) the Executive's failure to adhere to any written Employer policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

Appendix C7

6.3	DEFINITION OF "FOR GOOD REASON"

For purposes of Section 6.1, the phrase "for good reason" means any of the following: (a) The Employer's material breach of this Agreement which is not cured within 30 days from the date of notice from the Executive; or (b) the requirement by the Employer that the Executive be based anywhere other than in the State of Mississippi without the Executive's consent.

6.4	TERMINATION PAY

Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 6.4, and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Employer. For purposes of this Section 6.4, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

(a) Termination by the Executive for Good Reason. If the Executive terminates this Agreement for good reason, the Employer will pay the Executive the Executive's Salary for the remainder of the term of this Agreement (the "Remainder Term") as and when such salary would otherwise become due and payable. The Executive shall have the right to retain any Parent Stock Warrants previously granted pursuant to Section 3.4 and such Parent Stock Warrants shall immediately vest, but the Executive shall not have the right to any future Parent Stock Warrants as provided in Section 3.4 or any Incentive Compensation as provided in Section 3.2 for the Employment Year during which such termination occurs or any subsequent Employment Year. The Executive shall have the right to retain the options attributable as provided in Section 3.3 hereof for the Employment Year during which such termination occurs and any prior year and such options shall vest immediately, but the Employee shall not be entitled to retain the options attributable to any Employment Year subsequent to the Employment Year during which such termination occurred and such options shall expire. Notwithstanding the preceding sentence, if the Executive obtains other employment prior to the end of the Remainder Term, he must promptly give notice thereof to the Employer, and the Salary payments under this Agreement for any period after the Executive obtains other employment will be reduced by the amount of the cash compensation received and to be received by the Executive from the Executive's other employment for services performed during such period.

Appendix C8

(b) Termination by the Employer for Cause or Termination by Executive without Good Reason. If the Employer terminates this Agreement for cause or the Executive terminates his employment for any reason other than for good reason (as defined in Section 6.3), the Executive will be entitled to receive his Salary only through the date such termination is effective, and will not be entitled to any Incentive Compensation, Parent Stock Options or Parent Stock Warrants for the Employment Year during which such termination occurs or any subsequent Employment Year and any Parent Stock Options granted to the Executive pursuant to Section 3.3 that have not vested and any Parent Stock Warrants granted to the Executive whether or not vested pursuant to Section 3.4 shall be cancelled.

(c) Termination upon Death. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs, but will not be entitled to receive any Incentive Compensation, Parent Stock Options pursuant to Section 3.3 or Parent Stock Warrants pursuant to Section 3.4 for the Employment Year during which his death occurs or any subsequent Employment Year and any Parent Stock Options granted to the Executive pursuant to Section 3.3 that have not vested and any Parent Stock Warrants granted to the Executive whether or not vested pursuant to Sections 3.4 hereof shall be cancelled.

(d) Benefits. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. The Executive will only receive, as part of his termination pay pursuant to this Section 6, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement if the termination is due to the death of Executive or termination by the Executive for Good Reason per Section 6.3.

6.5	TERMINATION DAMAGES PAYABLE BY EXECUTIVE

The Executive and the Employer agree that it is impossible to determine with any reasonable accuracy the amount of the prospective damages to the Employer if the Executive's employment is terminated for any reason other than death or for good reason (as defined in Section 6.3) by the Executive (such termination referred to in this paragraph as "Executive Termination Without Cause"). In the event of any Executive Termination Without Cause, the Executive agrees to pay as liquidated damages to the Employer an amount equal as follows:

(a) If the Executive Termination Without Cause occurs during Employment Year 1, then the Executive shall immediately pay to the Employer an amount equal to $1,329,000.00.

(b) If the Executive Termination Without Cause occurs during Employment Year 2, then the Executive shall immediately pay to the Employer an amount equal to $886,000.00.

(c) If the Executive Termination Without Cause occurs during Employment Year 3, then the Executive shall immediately pay to the Employer an amount equal to $443,000.00.

Appendix C9

7.	NON-DISCLOSURE COVENANT; EXECUTIVE INVENTIONS; NON-COMPETE

7.1	ACKNOWLEDGMENTS BY THE EXECUTIVE

The Executive acknowledges that (a) during the Employment Period and his prior employment period with the Employer's predecessor, the Company, and as a part of his employment with the Employer and its predecessor, the Company, the Executive was and will continue to be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) because the Executive possesses substantial technical expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of each Executive Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Executive Invention; (d) the Parent and Employer have each required that the Executive make the covenants in this Section 7 as a condition to the merger pursuant to the Merger Agreement; and (e) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Executive Inventions.

7.2	AGREEMENTS OF THE EXECUTIVE

In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants (in addition to but not in lieu of the covenants given under that certain Confidentiality, Non-Solicitation and Work-For-Hire Agreement dated 6/11/02 which the Executive agrees shall continue in favor of the Employer) as follows:

(a) Confidentiality.

(i) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

(ii) Any trade secrets of the Employer will be entitled to all of the protections and benefits under any applicable federal or state trade secret law and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

Appendix C10

(iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

(iv) The Executive will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

(b) Executive Inventions. Each Executive Invention will belong exclusively to the Employer. The Executive acknowledges that all of the Executive's writing, works of authorship, and other Executive Inventions are works made for hire and the property of the Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Employer all of the Executive's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Executive Inventions. The Executive covenants that he will promptly:

(i) disclose to the Employer in writing any Executive Invention;

(ii) assign to the Employer or to a party designated by the Employer, at the Employer's request and without additional compensation, all of the Executive's right to the Executive Invention for the United States and all foreign jurisdictions;

(iii) execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Executive Invention in the United States and any foreign jurisdictions;

(iv) sign all other papers necessary to carry out the above obligations; and

(v) give testimony and render any other assistance in support of the Employer's rights to any Executive Invention.

Appendix C11

7.3	DISPUTES OR CONTROVERSIES

The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

8.	NON-COMPETITION AND NON-INTERFERENCE

8.1	ACKNOWLEDGMENTS BY THE EXECUTIVE

The Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Employer's business is currently regional in scope and its products are marketed or may be marketed throughout the States of Mississippi, Alabama, Louisiana, Georgia, Tennessee, Florida, Kentucky, North Carolina or South Carolina (the "Restricted Area"); (c) the Employer competes with other businesses that are or could be located in any part of the Restricted Area; (d) the Parent and Employer have each required that the Executive make the covenants set forth in this Section 8 as a condition to the merger under the Merger Agreement; and (e) the provisions of this Section 8 are reasonable and necessary to protect the Employer's business.

8.2	COVENANTS OF THE EXECUTIVE

In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

Appendix C12

(a) during the Employment Period, except in the course of his employment hereunder, and during the Post-Employment Period, directly or indirectly, either for himself or for any partnership, limited liability company, individual, corporation, joint venture or any other entity or person “participate in” (as defined below) any business (including, without limitation, any division, group or franchise of a larger organization) which engages in the "Telecommunications Business" in the Restricted Area. For purposes of this Agreement, “Telecommunications Business” shall mean the business of providing any type of telecommunication services or internet access services to any person or customer within the Restricted Area, including, without limitation, local, long distance, broadband, dial up data services, wireless, DSL, Voice-over-Internet Protocol (VoIP) and any other service or product being offered or provided by the Employer or the Parent or any of their respective affiliates. For purposes of this Agreement, the term “participate in” shall include, without limitation, having any direct or indirect interest in any corporation, partnership, limited liability company, joint venture or other entity, whether as a sole proprietor, owner, shareholder, partner, member, manager, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual corporation, partnership, limited liability company, joint venture and other business entity (whether as a director, officer, manager, supervisor, Executive, agent, consultant or otherwise). Notwithstanding the foregoing, nothing in this Section 8.2(a) shall prohibit Executive from owning not more than five percent (5%) of the debt or equity securities of a publicly traded corporation which may compete with the Employer or the Parent.

(b) whether for the Executive's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type being carried on by the Employer or its Parent or any of their affiliates, from any person known by the Executive to be a customer of the Employer or its Parent or any of their affiliates, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Employer;

(c) whether for the Executive's own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an Executive, independent contractor, or otherwise, any person who is or was an Executive of the Employer at any time during the Employment Period or in the period of employment with the Employer's predecessor or in any manner induce or attempt to induce any Executive of the Employer to terminate his employment with the Employer; or (ii) at any time during the Employment Period and for the Post-Employment Period, interfere with the Employer's relationship with any person, including any person who at any time during the Employment Period or the period of employment with the Employer's predecessor was an Executive, contractor, supplier, or customer of the Employer or its predecessor; or

(d) at any time during or after the Employment Period, disparage the Employer or its Parent or any of their affiliates or any of their respective shareholders, directors, officers, Executives, or agents.

For purposes of this Section 8.2, the term "Post-Employment Period" means the two (2) year period beginning on the date of termination of the Executive's employment with the Employer.

If any covenant in this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by the Executive of such covenant.

Appendix C13

The Executive will, while the covenant under this Section 8.2 is in effect, give notice to the Employer, within ten days after accepting any other employment, of the identity of the Executive's employer. The Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

(e) If at any time during the Employment Period and the Post-Employment Period, Executive desires to participate in an activity that he believes might be prohibited by this Section 8.2, such person may request in writing (a “Clarification Request”) a determination by Employer as to whether such proposed activity would violate this Section 8.2. Employer shall respond in writing to such Clarification Request (a “Clarification Response”) within thirty (30) days of receipt thereof.

9.	GENERAL PROVISIONS

9.1	INJUNCTIVE RELIEF AND ADDITIONAL REMEDY

The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief. Without limiting the Employer's rights under this Section 9 or any other remedies of the Employer, if the Executive breaches any of the provisions of Section 7 or 8, the Employer will have the right to cease making any payments otherwise due to the Executive under this Agreement.

9.2	COVENANTS OF SECTIONS 7 AND 8 ARE ESSENTIAL AND INDEPENDENT COVENANTS

The covenants by the Executive in Sections 7 and 8 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Parent and Employer would not have consummated the merger under the Merger Agreement and the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

The Executive's covenants in Sections 7 and 8 are independent covenants and the existence of any claim by the Executive against the Employer under this Agreement or otherwise, or against the Parent, will not excuse the Executive's breach of any covenant in Section 7 or 8.

If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 7 and 8.

Appendix C14

9.3	REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE

(a) The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

(b) The Employer represents and warrants to the Executive that the execution and delivery by the Employer of this Agreement do not, and the performance by the Employer of the Employer's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Employer; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Employer is a party or by which the Employer is or may be bound.

9.4	OBLIGATIONS CONTINGENT ON PERFORMANCE

The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

9.5	WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

Appendix C15

9.6	BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED

This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

9.7	NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Employer:

XFone, Inc.
Britannia House
960 High Road
London, N129RY
United Kingdom
Attention: Guy Nissenson
Telephone: +44 208-446-9494
Facsimile: +44 208-446-7010
Email:	guy@xfone.com

with a copy to:

The Oberon Group, LLC
79 Madison Ave., 6th Floor
New York, NY 10016
Attention: Adam Breslawsky
Telephone: 212-386-7052
Facsimile: 212-447-7212
Email:	adam@oberongroup.com

Watkins Ludlam Winter & Stennis, P.A.
633 North State Street (39202)
P. O. Box 427
Jackson, MS 39205-0427
Attention: Gina M. Jacobs
Telephone: 601-949-4705
Facsimile: 601-949-4804
Email:	gjacobs@watkinsludlam.com

Appendix C16

If to the Executive:

Wade Spooner
153 Bellepointe
Madison, MS 39110
Telephone: 601-898-4722 (H)
Facsimile:  509-271-7741
Email:	wspooner@expetel.com

9.8	ENTIRE AGREEMENT; AMENDMENTS

This Agreement, the Merger Agreement, and the documents executed in connection with the Merger Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

9.9	GOVERNING LAW

This Agreement will be governed by the laws of the State of Mississippi without regard to conflicts of laws principles.

9.10	JURISDICTION

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Mississippi, or, if it has or can acquire jurisdiction, in any of the United States District Courts in Mississippi, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

9.11	SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

Appendix C17

9.12	SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

9.13	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

9.14	WAIVER OF JURY TRIAL

THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

9.15	IRREVOCABLE PROXY FROM EXECUTIVE

As a condition to the employment of the Executive, the Executive shall have entered into an Irrevocable Proxy in form reasonably satisfactory to Parent in which the Executive agrees to irrevocably appoint Guy Nissenson or such other party designated by Parent as proxy to vote the Executive's Parent Common Stock or any Parent Common Stock issued to or acquired hereafter by the Executive whether from the exercise of any of the Parent Stock Warrants or any other stock options or warrants granted hereafter or otherwise until such time as the Executive sells such Parent Common Stock.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

EMPLOYER:	EXECUTIVE:

XFone USA, Inc.

/s/ Guy Nissenson	/s/ Wade Spooner
Guy Nissenson	Wade Spooner
President	Individually

Appendix C18

Appendix D

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is made as of March 10, 2005, by XFone USA, Inc., a Mississippi corporation (the "Employer"), and Ted Parsons, an individual (the "Executive").

RECITALS

The Executive is currently the Executive Vice President and Chief Marketing Officer and a principal shareholder of WS Telecom, Inc. and its wholly owned subsidiaries eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. (collectively the "Company"). Concurrently with the execution and delivery of this Agreement, the Company is being merged with and into the Employer pursuant to and in accordance with that certain Agreement and Plan of Merger dated May 28, 2004 among the Company, the Employer, XFone, Inc. (the "Parent") and the Executive and Wade Spooner (the "Merger Agreement"). The Executive's continued employment with the Employer after the merger and the Employee's execution of this Agreement is a condition to the consummation of the merger pursuant to the Merger Agreement by the Employer and the Parent. The Employer agrees to employ the Executive, and the Executive wishes to accept such continued employment, upon the terms and conditions set forth in this Agreement.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.	DEFINITIONS

For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

"Agreement"--this Employment Agreement, as amended from time to time.

"Aggregate Transaction Consideration" shall mean the total amount of cash and the fair market value as calculated for purposes of the transaction of all other property paid in connection with the transaction, but not including any amounts paid in connection with employment, consulting or similar agreements entered into in connection with the transaction.

"Basic Compensation"--Salary and Benefits.

"Benefits"--as defined in Section 3.1(b).

"Board of Directors"--the board of directors of the Employer.
Appendix D1

"Confidential Information" means any and all of the following with respect to the Employer, its Parent, the Company as predecessor to the Employer or any of their affiliates:

(a) trade secrets concerning the business and affairs of the Employer, its Parent, the Company as predecessor to the Employer or any of their affiliates, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, any other confidential or proprietary information or data), and any other information, however documented, that is a trade secret within the meaning of any applicable federal or state laws; and

(b) information concerning the business and affairs of the Employer, its Parent, the Company as predecessor to the Employer or any of their affiliates (which includes but is not limited to historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, interconnect agreements, supply sources, marketing, production or merchandising systems or plans), however documented; and

(c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer, its Parent, the Company as predecessor to the Employer or any of their affiliates containing or based, in whole or in part, on any information included in the foregoing.

"Effective Date"--the date stated in the first paragraph of the Agreement.

"Executive Invention"--any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period with Employer or its predecessor, the Company, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Employer, that is based upon or uses Confidential Information.

"Excess Profit" shall mean, with respect to any Employment Year, the Pre-Tax Income for such Employment Year minus five percent (5%) of the Net Sales Revenue for such Employment Year (excluding Net Sales Revenue attributable to acquisitions occurring on or after the Effective Date).

"Employment Period"--the term of the Executive's employment under this Agreement, and as used herein the term "Employment Year" means each twelve month period occurring during the employment period and "Employment Year 1" shall mean the first twelve months of employment from the Effective Date and "Employment Year 2" shall mean the 12 month period following Employment Year 1 and "Employment Year 3" shall mean the 12 month period following Employment Year 2.

"Fiscal Year"--the Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

"For cause"--as defined in Section 6.2.

"For good reason"--as defined in Section 6.3.
Appendix D2

"Incentive Compensation"--as defined in Section 3.2.

"Net Sales Revenue" shall mean the gross sales revenue for the Employer reduced by any account receivable for such sales revenue which is more than 150 days old.

"Parent Common Stock" shall mean shares of the common stock of Parent.

"Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

"Post-Employment Period"--as defined in Section 8.2.

"Pre-Tax Income" shall mean the Employer's income from ordinary business operations (which will not include capital gains and other extraordinary income or gains and will not be reduced by extraordinary losses), less expenses, and other charges (except such expenses, and charges attributable to capital gains and other extraordinary income or gains excluded from the definition of "pre-tax income"), all as reflected on the Employer's books, and will be calculated without taking the payment of such Incentive Compensation into account for any purpose. The "Pre-tax Income" will be determined by the certified public accounting firm regularly engaged by the Employer, and such determination will be binding on the Employer and the Executive.

"Proprietary Items"--as defined in Section 7.2(a)(iv).

"Salary"--as defined in Section 3.1(a).

2.	EMPLOYMENT TERMS AND DUTIES

2.1	EMPLOYMENT

The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

2.2	TERM

Subject to the provisions of Section 6, the term of the Executive's employment under this Agreement will be three years, beginning on the Effective Date and ending on the third anniversary of the Effective Date.

Appendix D3

2.3	DUTIES

The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors or Chairman of the Board, and will initially serve as Executive Vice President and Chief Marketing Officer of the Employer. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. If the Executive is elected as a director of the Employer or as a director or officer of any of its affiliates, the Executive will fulfill his duties as such director or officer without additional compensation.

3.	COMPENSATION

3.1	BASIC COMPENSATION

(a) Salary. The Executive will be paid an annual salary of $100,800.00 for Employment Year 1; $103,825.00 for Employment Year 2 and $106,940.00 for Employment Year 3 (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly, and shall be subject to all applicable withholding and other applicable taxes as required by law.

(b) Benefits. The Executive will, during the Employment Period, be permitted to participate in such life insurance, hospitalization, major medical, and other Executive benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits"). In addition, the Employer shall pay to the Employee a seven hundred dollar ($700.00) automobile allowance per month.

3.2	INCENTIVE COMPENSATION

The Executive shall be eligible to earn additional incentive compensation ("Incentive Compensation") as set forth below:

(a) Employment Year 1. Subject to fulfilling the requirements as set forth below, the Employer shall pay the Executive within 90 days of the end of Employment Year 1 Incentive Compensation equal to the greater of the following:

(i) $50,000 if during Employment Year 1, Net Sales Revenue (excluding Net Sales Revenue attributable to acquisitions occurring on and after the Effective Date) of the Employer exceed by $2,000,000 or more the Net Sales Revenue for the twelve month period prior to the Effective Date and there is at least $150,000 of Pre-Tax Income for Employment Year 1; OR

(ii) $100,000 if during Employment Year 1, Net Sales Revenue (excluding Net Sales Revenue attributable to acquisitions occurring on and after the Effective Date) of the Employer exceed by $4,000,000 or more the Net Sales Revenue for the twelve month period prior to the Effective Date and there is at least $400,000 of Pre-Tax Income for Employment Year 1; OR

(iii) An amount equal to one-sixth (1/6) of the Excess Profit for Employment Year 1 if during Employment Year 1 the Net Sales Revenue (excluding Net Sales Revenue attributable to acquisitions occurring on and after the Effective Date) of the Employer exceed by $7,000,000 or more the Net Sales Revenue for the twelve month period prior to the Effective Date.

Appendix D4

(b) Employment Year 2. Subject to fulfillment of the requirements as set forth below, the Employer shall pay the Executive within 90 days of the end of Employment Year 2 Incentive Compensation equal to the greater of the following:

(i) $100,00 if during Employment Year 2, Net Sales Revenue (excluding Net Sales Revenue attributable to acquisitions occurring on and after the Effective Date) of the Employer exceed by $4,000,000 or more the Net Sales Revenue for Employment Year 1 and there is at least $400,000 of Pre-Tax Income for Employment Year 2; OR

(ii) An amount equal to one-sixth (1/6) of the Excess Profit for Employment Year 2 if during Employment Year 2 the Net Sales Revenue (excluding Net Sales Revenue attributable to acquisitions occurring on and after the Effective Date) of the Employer exceed by $7,000,000 or more the Net Sales Revenue for Employment Year 1.
(c) Employment Year 3. Subject to fulfillment of the requirements as set forth below, the Employer shall pay the Executive within 90 days of the end of Employment Year 3 Incentive Compensation equal to the following:

(i) An amount equal to one-sixth (1/6) of the Excess Profit for Employment Year 3 if during Employment Year 3 the Net Sales Revenue (excluding Net Sales Revenue attributable to acquisitions occurring on and after the Effective Date) of the Employer exceed by $7,000,000 or more the Net Sales Revenue for Employment Year 2.

Any Incentive Compensation paid pursuant to this Section 3.2 shall be subject to all withholdings and other applicable taxes as required by law.

3.3	PARENT STOCK OPTION COMPENSATION

On the first business day of Employment Year 1, the Executive shall be granted and issued options for 300,000 shares of restricted Parent Common Stock (50,000 of which shall be attributable to Employment Year 1, 100,000 of which shall be attributable to Employment Year 2, and 150,000 of which shall be attributable to Employment Year 3) (the "Options"). The Options shall vest as follows: Options for 50,000 shares of restricted Parent Stock shall vest 3 years from the grant date, options for 100,000 shares of restricted Parent Stock shall vest 4 years from the grant date and options for 150,000 shares of restricted Parent Stock shall vest 5 years from the grant date. The stock options shall provide for a five (5) year term from the vesting date, a strike price that is 10% above the closing price of the Parent Common Stock on the date of issue of the Options.

3.4	ACQUISITION BONUS

For any acquisition of an existing business made by Employer during the Employment Period, then the Executive shall receive upon closing of the acquisition warrants for restricted Parent Common Stock with a value equal to 0.666% of the Aggregate Transaction Consideration of the acquisition. The value of the warrants shall be calculated one day prior to the closing of the acquisition assuming a 90% volatility of the underlying Parent Common Stock pursuant to the Black Scholes option - pricing model and shall vest six months from the date of issue. The warrants shall be convertible on a one-to-one basis into common stock with a term of five years, a strike price that is 10% above the closing price of the Parent Common Stock one day prior to the closing date of the acquisition.

4.	FACILITIES AND EXPENSES

The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement.
Appendix D5

5.	VACATIONS AND HOLIDAYS

The Executive will be entitled to three weeks' paid vacation each Employment Year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. Vacation must be taken by the Executive at such time or times as approved by the Chairman of the Board or Chief Executive Officer. The Executive will also be entitled to the paid holidays set forth in the Employer's policies. Up to five vacation days during any Employment Year that are not used by the Executive during such Employment Year may be used in any subsequent Employment Year.

6.	TERMINATION

6.1	EVENTS OF TERMINATION

The Employment Period, the Executive's Basic Compensation, Incentive Compensation, any Parent Stock Options which have not vested, and Parent Stock Warrants which have not vested and any and all other rights of the Executive under this Agreement or otherwise as an Executive of the Employer will terminate (except as otherwise provided in this Section 6):

(a) upon the death of the Executive;

(b) for cause (as defined in Section 6.2), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify; or

(c) for good reason (as defined in Section 6.3) upon not less than thirty days' prior notice from the Executive to the Employer.

(d) upon termination of employment by Executive for any reason other than for good reason (as defined in Section 6.3).

6.2	DEFINITION OF "FOR CAUSE"

For purposes of Section 6.1, the phrase "for cause" means: (a) the Executive's breach of this Agreement which remains uncorrected for 30 days following notice from the Employer; (b) the Executive's failure to adhere to any written Employer policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

Appendix D6

6.3	DEFINITION OF "FOR GOOD REASON"

For purposes of Section 6.1, the phrase "for good reason" means any of the following: (a) The Employer's material breach of this Agreement which is not cured within 30 days from the date of notice from the Executive; or (b) the requirement by the Employer that the Executive be based anywhere other than in the State of Mississippi without the Executive's consent.

6.4	TERMINATION PAY

Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 6.4, and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Employer. For purposes of this Section 6.4, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

(a) Termination by the Executive for Good Reason. If the Executive terminates this Agreement for good reason, the Employer will pay the Executive the Executive's Salary for the remainder of the term of this Agreement (the "Remainder Term") as and when such salary would otherwise become due and payable. The Executive shall have the right to retain any Parent Stock Warrants previously granted pursuant to Section 3.4 and such Parent Stock Warrants shall immediately vest, but the Executive shall not have the right to any future Parent Stock Warrants as provided in Section 3.4 or any Incentive Compensation as provided in Section 3.2 for the Employment Year during which such termination occurs or any subsequent Employment Year. The Executive shall have the right to retain the options attributable as provided in Section 3.3 hereof for the Employment Year during which such termination occurs and any prior year and such options shall vest immediately, but the Employee shall not be entitled to retain the options attributable to any Employment Year subsequent to the Employment Year during which such termination occurred and such options shall expire. Notwithstanding the preceding sentence, if the Executive obtains other employment prior to the end of the Remainder Term, he must promptly give notice thereof to the Employer, and the Salary payments under this Agreement for any period after the Executive obtains other employment will be reduced by the amount of the cash compensation received and to be received by the Executive from the Executive's other employment for services performed during such period.

(b) Termination by the Employer for Cause or Termination by Executive without Good Reason. If the Employer terminates this Agreement for cause or the Executive terminates his employment for any reason other than for good reason (as defined in Section 6.3), the Executive will be entitled to receive his Salary only through the date such termination is effective, and will not be entitled to any Incentive Compensation, Parent Stock Options or Parent Stock Warrants for the Employment Year during which such termination occurs or any subsequent Employment Year and any Parent Stock Options granted to the Executive pursuant to Section 3.3 that have not vested and any Parent Stock Warrants granted to the Executive whether or not vested pursuant to Section 3.4 shall be cancelled.

(c) Termination upon Death. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs, but will not be entitled to receive any Incentive Compensation, Parent Stock Options pursuant to Section 3.3 or Parent Stock Warrants pursuant to Section 3.4 for the Employment Year during which his death occurs or any subsequent Employment Year and any Parent Stock Options granted to the Executive pursuant to Section 3.3 that have not vested and any Parent Stock Warrants granted to the Executive whether or not vested pursuant to Section 3.4 hereof shall be cancelled.

Appendix D7

(d) Benefits. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. The Executive will only receive, as part of his termination pay pursuant to this Section 6, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement if the termination is due to the death of Executive or termination by the Executive for Good Reason per Section 6.3.

6.5	TERMINATION DAMAGES PAYABLE BY EXECUTIVE

The Executive and the Employer agree that it is impossible to determine with any reasonable accuracy the amount of the prospective damages to the Employer if the Executive's employment is terminated for any reason other than death or for good reason (as defined in Section 6.3) by the Executive (such termination referred to in this paragraph as "Executive Termination Without Cause"). In the event of any Executive Termination Without Cause, the Executive agrees to pay as liquidated damages to the Employer an amount equal as follows:

(a) If the Executive Termination Without Cause occurs during Employment Year 1, then the Executive shall immediately pay to the Employer an amount equal to $171,000.00.

(b) If the Executive Termination Without Cause occurs during Employment Year 2, then the Executive shall immediately pay to the Employer an amount equal to $114,000.00.

(c) If the Executive Termination Without Cause occurs during Employment Year 3, then the Executive shall immediately pay to the Employer an amount equal to $57,000.00.

7.	NON-DISCLOSURE COVENANT; EXECUTIVE INVENTIONS; NON-COMPETE

7.1	ACKNOWLEDGMENTS BY THE EXECUTIVE

The Executive acknowledges that (a) during the Employment Period and his prior employment period with the Employer's predecessor, the Company, and as a part of his employment with the Employer and its predecessor, the Company, the Executive was and will continue to be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) because the Executive possesses substantial technical expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of each Executive Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Executive Invention; (d) the Parent and Employer have each required that the Executive make the covenants in this Section 7 as a condition to the merger pursuant to the Merger Agreement; and (e) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Executive Inventions.

7.2	AGREEMENTS OF THE EXECUTIVE

In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants (in addition to but not in lieu of the covenants given under that certain Confidentiality, Non-Solicitation and Work-For-Hire Agreement dated 6/11/02 which the Executive agrees shall continue in favor of the Employer) as follows:

Appendix D8

(a) Confidentiality.

(i) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

(ii) Any trade secrets of the Employer will be entitled to all of the protections and benefits under any applicable federal or state trade secret law and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

(iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

(iv) The Executive will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

(b) Executive Inventions. Each Executive Invention will belong exclusively to the Employer. The Executive acknowledges that all of the Executive's writing, works of authorship, and other Executive Inventions are works made for hire and the property of the Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Employer all of the Executive's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Executive Inventions. The Executive covenants that he will promptly:

(i) disclose to the Employer in writing any Executive Invention;

(ii) assign to the Employer or to a party designated by the Employer, at the Employer's request and without additional compensation, all of the Executive's right to the Executive Invention for the United States and all foreign jurisdictions;

(iii) execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Executive Invention in the United States and any foreign jurisdictions;

(iv) sign all other papers necessary to carry out the above obligations; and

(v) give testimony and render any other assistance in support of the Employer's rights to any Executive Invention.

Appendix D9

7.3	DISPUTES OR CONTROVERSIES

The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

8.	NON-COMPETITION AND NON-INTERFERENCE

8.1	ACKNOWLEDGMENTS BY THE EXECUTIVE

The Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Employer's business is currently regional in scope and its products are marketed or may be marketed throughout the States of Mississippi, Alabama, Louisiana, Georgia, Tennessee, Florida, Kentucky, North Carolina or South Carolina (the "Restricted Area"); (c) the Employer competes with other businesses that are or could be located in any part of the Restricted Area; (d) the Parent and Employer have each required that the Executive make the covenants set forth in this Section 8 as a condition to the merger under the Merger Agreement; and (e) the provisions of this Section 8 are reasonable and necessary to protect the Employer's business.

8.2	COVENANTS OF THE EXECUTIVE

In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

(a) during the Employment Period, except in the course of his employment hereunder, and during the Post-Employment Period, directly or indirectly, either for himself or for any partnership, limited liability company, individual, corporation, joint venture or any other entity or person “participate in” (as defined below) any business (including, without limitation, any division, group or franchise of a larger organization) which engages in the "Telecommunications Business" in the Restricted Area. For purposes of this Agreement, “Telecommunications Business” shall mean the business of providing any type of telecommunication services or internet access services to any person or customer within the Restricted Area, including, without limitation, local, long distance, broadband, dial up data services, wireless, DSL, Voice-over-Internet Protocol (VoIP) and any other service or product being offered or provided by the Employer or the Parent or any of their respective affiliates. For purposes of this Agreement, the term “participate in” shall include, without limitation, having any direct or indirect interest in any corporation, partnership, limited liability company, joint venture or other entity, whether as a sole proprietor, owner, shareholder, partner, member, manager, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual corporation, partnership, limited liability company, joint venture and other business entity (whether as a director, officer, manager, supervisor, Executive, agent, consultant or otherwise). Notwithstanding the foregoing, nothing in this Section 8.2(a) shall prohibit Executive from owning not more than five percent (5%) of the debt or equity securities of a publicly traded corporation which may compete with the Employer or the Parent.

(b) whether for the Executive's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type being carried on by the Employer or its Parent or any of their affiliates, from any person known by the Executive to be a customer of the Employer or its Parent or any of their affiliates, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Employer;

Appendix D10

(c) whether for the Executive's own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an Executive, independent contractor, or otherwise, any person who is or was an Executive of the Employer at any time during the Employment Period or in the period of employment with the Employer's predecessor or in any manner induce or attempt to induce any Executive of the Employer to terminate his employment with the Employer; or (ii) at any time during the Employment Period and for the Post-Employment Period, interfere with the Employer's relationship with any person, including any person who at any time during the Employment Period or the period of employment with the Employer's predecessor was an Executive, contractor, supplier, or customer of the Employer or its predecessor; or

(d) at any time during or after the Employment Period, disparage the Employer or its Parent or any of their affiliates or any of their respective shareholders, directors, officers, Executives, or agents.

For purposes of this Section 8.2, the term "Post-Employment Period" means the two (2) year period beginning on the date of termination of the Executive's employment with the Employer.

If any covenant in this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by the Executive of such covenant.
The Executive will, while the covenant under this Section 8.2 is in effect, give notice to the Employer, within ten days after accepting any other employment, of the identity of the Executive's employer. The Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

(e) If at any time during the Employment Period and the Post-Employment Period, Executive desires to participate in an activity that he believes might be prohibited by this Section 8.2, such person may request in writing (a “Clarification Request”) a determination by Employer as to whether such proposed activity would violate this Section 8.2. Employer shall respond in writing to such Clarification Request (a “Clarification Response”) within thirty (30) days of receipt thereof.

9.	GENERAL PROVISIONS

9.1	INJUNCTIVE RELIEF AND ADDITIONAL REMEDY

The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief. Without limiting the Employer's rights under this Section 9 or any other remedies of the Employer, if the Executive breaches any of the provisions of Section 7 or 8, the Employer will have the right to cease making any payments otherwise due to the Executive under this Agreement.

Appendix D11

9.2	COVENANTS OF SECTIONS 7 AND 8 ARE ESSENTIAL AND INDEPENDENT COVENANTS

The covenants by the Executive in Sections 7 and 8 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Parent and Employer would not have consummated the merger under the Merger Agreement and the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

The Executive's covenants in Sections 7 and 8 are independent covenants and the existence of any claim by the Executive against the Employer under this Agreement or otherwise, or against the Parent, will not excuse the Executive's breach of any covenant in Section 7 or 8.

If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 7 and 8.

9.3	REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE

(a) The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

(b) The Employer represents and warrants to the Executive that the execution and delivery by the Employer of this Agreement do not, and the performance by the Employer of the Employer's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Employer; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Employer is a party or by which the Employer is or may be bound.

9.4	OBLIGATIONS CONTINGENT ON PERFORMANCE

The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

9.5	WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

9.6	BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED
1.1

This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

Appendix D12

9.7	NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Employer:

XFone, Inc.
Britannia House
960 High Road
London, N129RY
United Kingdom
Attention: Guy Nissenson
Telephone: +44 208-446-9494
Facsimile: +44 208-446-7010
Email:	guy@xfone.com

with a copy to:

The Oberon Group, LLC
79 Madison Ave., 6th Floor
New York, NY 10016
Attention: Adam Breslawsky
Telephone: 212-386-7052
Facsimile: 212-447-7212
Email:	adam@oberongroup.com

Watkins Ludlam Winter & Stennis, P.A.
633 North State Street (39202)
P. O. Box 427
Jackson, MS 39205-0427
Attention: Gina M. Jacobs
Telephone: 601-949-4705
Facsimile: 601-949-4804
Email:	gjacobs@watkinsludlam.com

Appendix D13

If to the Executive:

Ted Parsons
604 Turnberry Lane
Ridgeland, MS 39157
Telephone:  (H) 601-605-0827
                       (B) 601-420-6461
Facsimile:  601-420-6503
Email:	tparsons@expetel.com

9.8	ENTIRE AGREEMENT; AMENDMENTS

This Agreement, the Merger Agreement, and the documents executed in connection with the Merger Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

9.9	GOVERNING LAW

This Agreement will be governed by the laws of the State of Mississippi without regard to conflicts of laws principles.

9.10	JURISDICTION

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Mississippi, or, if it has or can acquire jurisdiction, in any of the United States District Courts in Mississippi, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

9.11	SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

9.12	SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Appendix D14

9.13	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

9.14	WAIVER OF JURY TRIAL

THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

9.15	IRREVOCABLE PROXY FROM EXECUTIVE

As a condition to the employment of the Executive, the Executive shall have entered into an Irrevocable Proxy in form reasonably satisfactory to Parent in which the Executive agrees to irrevocably appoint Guy Nissenson or such other party designated by Parent as proxy to vote the Executive's Parent Common Stock or any Parent Common Stock issued to or acquired hereafter by the Executive whether from the exercise of any of the Parent Stock Warrants or any other stock options or warrants granted hereafter or otherwise until such time as the Executive sells such Parent Common Stock.

Appendix D15

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

EMPLOYER:	EXECUTIVE:

XFone USA, Inc.

/s/ Guy Nissenson	/s/ Ted Parsons
Guy Nissenson	Ted Parsons
President	Individually

Appendix D16